                               J2 COMMUNICATIONS
                           10850 Wilshire Boulevard
                                  Suite 1000
                             Los Angeles, CA 90024

                                 March 5, 2001

CONFIDENTIAL
------------

Mr. Daniel S. Laikin
25 West 9th Street
Indianapolis, Indiana 46204

Mr. Paul Skjodt
9920 Towne Road
Carmel, Indiana 46032

Gentlemen:

     This letter agreement ("Letter Agreement") confirms our understanding, and when signed, our binding agreement regarding your joint and several obligation to acquire all of the shares of common stock of J2 Communications, a California corporation (the "Company"), which are owned by James P. Jimirro ("Jimirro") (collectively with all of Jimirro's vested stock options and all the shares issuable to Jimirro upon exercise of all of his vested stock appreciation rights ("SARs"), the "Jimirro Shares") and to engage in certain other transactions related thereto (all such transactions, including without limitation, (i) the purchase of between 227,273 and 527,273 shares of the common stock, no par value per share, of the Company (such shares to be so purchased, the "Common Shares", and such stock generally, the "Company Common Stock") directly from the Company,
(ii) the satisfaction by the Company of certain deferred compensation to Jimirro and, potentially, (iii) the commencement, subject to the occurrence of certain events, of a tender offer at $15 per share for all shares of the Common Stock not owned by you, being referred to herein as the "Transactions"), each upon the terms set forth herein. Daniel S. Laikin ("Laikin") and Paul Skjodt ("Skjodt") are sometimes collectively referred to herein as the "Purchasers."

     1.  Purchase and Sale; Tender Offer.

         (a) On the Closing Date (as hereinafter defined), the Purchasers shall (and/or shall cause their associates or affiliates to) purchase from Jimirro, and Jimirro shall sell and transfer to the Purchasers and/or their associates and affiliates, as applicable, (i) the Jimirro Shares (other than those issuable upon exercise of Jimirro's SARs) at a purchase price of $15.00 per Jimirro Share, for an aggregate consideration of $3,130,005, and (ii) all vested options as of the Closing Date to purchase Jimirro Shares held by Jimirro, and all Jimirro Shares issuable upon exercise of Jimirro's SARs (which shall be exercised by Jimirro prior to the Closing for shares of

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 2


Company Common Stock (the "SAR Shares") pursuant to Section 6.2(c)(iii)(A) of the 1999 Stock Option, Deferred Stock and Restricted Stock Plan), for an aggregate consideration of $1,503,811. All amounts payable by the Purchasers pursuant to this Section 1(a) shall be paid in cash by wire transfer of immediately available funds.

         (b) On the Closing Date, the Company shall issue and sell to the Purchasers and/or the Purchasers' associates or affiliates, as applicable, and the Purchasers shall (and/or shall cause their associates or affiliates to) purchase from the Company, 227,273 Common Shares at a purchase price per Common Share equal to (i) if the fair market value of the Common Shares as of the Closing Date is equal to or greater than $15.00 per Common Share, $9.90 per Common Share, and (ii) if the fair market value of the Common Shares is less than $15.00 per Common Share, the quotient of (A) $2,250,000 less the difference between $1,065,766 and the aggregate fair market value of the SAR Shares and (B) $227,273 and the Company shall apply the proceeds of such sale to the satisfaction of Jimirro's deferred compensation as contemplated by Section 3(a) hereof. All amounts payable pursuant to this Section 1(b) shall be paid by wire transfer of immediately available funds. For purposes of this Section 1(b), the "fair market value" of a Common Share shall mean, for any given date, the last reported sale price per Common Share as reported on the NASDAQ National Market (or such successor exchange upon which the Common Shares are listed) for the trading day immediately prior to such date.

         (c) On the Closing Date, the Purchasers (and/or their associates or affiliates) may also purchase up to 300,000 additional Common Shares at a purchase price of $11.00 per Common Share, as the Purchasers reasonably deem necessary or appropriate.

         (d) Any and all Jimirro Shares and Common Shares sold or issued to the Purchasers hereunder shall be sold and transferred to the Purchasers free and clear of all liens, claims, preemptive rights or any other encumbrances of any kind or nature whatsoever, except for any applicable restrictions imposed by federal or state securities laws. Following the Closing (as hereinafter defined), there shall be no outstanding options, warrants, rights or similar agreements imposed by the Company or Jimirro encumbering any of the Jimirro Shares or Common Shares. To the extent there exists, and any Jimirro Shares or Common Shares can be issued under, a valid, currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall use reasonable efforts to provide the Purchasers with shares of Company Common Stock issued under such registration statement. In addition, in the event that the Company effects a registration statement under the 1933 Act between the date hereof and the Closing Date, the Company shall use reasonable effort to include any of the Jimirro Shares and Common Shares which are not registered under the 1933 Act in such registration statement; provided, that (i) prior to effecting the registration of any Common Shares, the Purchasers must irrevocably commit to purchase any Common Shares being registered on their behalf at the purchase price and upon the other terms set forth herein or, upon delivery thereof, in the Documentation (as defined below), (ii) the inclusion of such Jimirro Shares and Common Shares is permitted under the 1933 Act and the rules promulgated thereunder and (iii) such inclusion does not result in any significant expense to the Company. The Company shall notify the Purchasers in writing of the proposed filing schedule for any

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 3


registration statement (and all material changes to such schedule) and the Purchasers shall make the purchase commitment referred to in clause (i) of the proviso to the previous sentence in writing and provide the Company in writing with all information required by the Company for inclusion in such registration statement as a result of the inclusion of such shares therein, in each case not less than 5 business days prior to the proposed registration statement filing date. The Company Purchase Agreement (as hereinafter defined) shall confer upon the Purchasers demand registration rights covering the Jimirro Shares and the Common Shares, containing customary terms and provisions, requiring the Company to register at its expense any such shares not already registered.

         (e) If, and only if, the Transactions contemplated by the foregoing Sections 1(a) and 1(b) have been consummated and the Purchasers have purchased all of the Jimirro Shares and Common Shares contemplated thereby, the Purchasers shall commence, within 365 days after the Closing Date, a tender offer to purchase from the Company's remaining minority shareholders all of the shares of the Company Common Stock held by them at a purchase price of $15 per share, net to the seller in cash, subject to an equitable adjustment in such purchase price in the event of any stock split, reverse stock split or similar event prior to the completion of such tender offer; provided, however, that in no event shall the Purchasers be required to commence any such tender offer for any shares of the Company Common Stock if the average of the closing bid/ask price for shares of the Company Common Stock is at or above $15 per share for any twenty (20) days during any period of thirty (30) consecutive trading days during the 365 days following the Closing Date.

     2. Documentation. At the Closing, (i) a consulting agreement ("Consulting Agreement") to be effective as of the Closing Date and in the form attached hereto as Exhibit A and (ii) a security agreement ("Security Agreement") securing the Company's obligations under the Consulting Agreement, to be effective as of the Closing Date and in the form attached hereto as Exhibit B, shall each be executed by the Company, each subsidiary of the Company that owns any assets of the types identified as collateral in the Security Agreement and Jimirro and acknowledged by the Purchasers. Each of the signatories hereto agrees and acknowledges that this Letter Agreement, and the Exhibits hereto (including the Consulting Agreement and the Security Agreement), contain the material terms of the Transactions. The parties shall negotiate such other documents (including each of the documents referenced in clauses (a) through (d) of the following sentence, the "Documentation") as are necessary to give effect to the Transactions. Upon execution hereof, counsel for the Company and for Jimirro shall commence preparation of the Documentation and shall deliver drafts thereof to the Purchasers within fifteen (15) days of execution hereof. The Documentation will consist, among other things, of (a) a purchase agreement among the Purchasers (or a designee reasonably acceptable to the Company and Jimirro) and Jimirro relating to the purchase of the Jimirro Shares (the "Jimirro Purchase Agreement"), (b) a purchase agreement among the Purchasers (or such designee) and the Company relating to the purchase of the Common Shares for the purpose of funding the obligations to Jimirro described in Section 3(a) hereof (the "Company Purchase Agreement"), (c) a satisfaction agreement between the Company and Jimirro effective as of the Closing Date with respect to the payout of Jimirro's compensation as described herein, and (d) a commitment

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 4


agreement between the Purchasers (or their designee) and the Company obligating the Purchasers (or their designee) to make the tender offer described herein, if required. The Jimirro Purchase Agreement shall contain only the representations and warranties from Jimirro set forth on Exhibit C hereto, and only the representations and warranties from Purchasers set forth on Exhibit D hereto, which representations and warranties shall survive the Closing Date until the completion of the Company's audit for the fiscal year ended July 31, 2001. The Company Purchase Agreement shall contain only the representations and warranties from the Company set forth on Exhibit E hereto, and only the representations and warranties from Purchasers set forth on Exhibit D hereto. Subject to the foregoing, all of the Documentation shall contain customary terms and provisions for such transactions, in each case giving effect to the overriding terms of this Letter Agreement. All of the parties hereto shall negotiate in good faith and use their respective best efforts to complete, execute and deliver final Documentation as soon as practicable after delivery of initial drafts thereof and in any event within thirty (30) days after the date hereof and shall consummate the Closing of the transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof on the earliest practicable date thereafter (which shall in no case be later than June 30, 2001); provided, however, that the date on which the Closing occurs (the "Closing Date") may be extended after June 30, 2001 (a) by any party for a period not to exceed sixty (60) days to the extent necessary to obtain requisite consents, if any, under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "Hart Scott Act"), or applicable regulatory authorities or (b) by the Company to obtain the consent of the Company's shareholders to the transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof as provided in Section 9(f) hereof. If the parties have not executed and delivered the Documentation within thirty (30) days after the date hereof, then, at the Purchasers' option, the transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof will close under the terms set forth in this Letter Agreement, the Consulting Agreement and the Security Agreement (together with such terms contained in any Documentation which has, in fact, been executed), on the Closing Date. In such event, all parties will cooperate in all respects and take all such actions as may be necessary to effect the transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof on the terms described in the preceding sentence.

     3.  Deferred Compensation; Employment Agreement.

         (a) On the Closing Date, the Company shall pay to a bank or other independent escrow agent (the "Escrow Agent") an amount, in cash payable by wire transfer of immediately available funds, equal to $2,500,000, to be held by the Escrow Agent (selected by and paid for by Jimirro) for delivery to Jimirro ten days after the first anniversary of the Closing Date; provided, however, that if one or more bankruptcy petitions shall have been filed by or with respect to the Company on or before the first anniversary of the Closing Date, the Escrow Agent shall hold such moneys for delivery to Jimirro (y) until the expiration of the applicable statute of limitations for contending that all or any part of such moneys constitute voidable preferences under the bankruptcy laws or (z) if an action shall be commenced prior to such applicable statute of limitations to cause Jimirro or the Escrow Agent to turn over all or any part of such moneys to the Company or any trustee in bankruptcy acting for or on behalf of the Company, the date that is ten days after a court of competent jurisdiction shall have issued a final

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 5


determination (not subject to further appeal) to the effect that Jimirro is entitled to receive and retain such moneys in full satisfaction of any and all claims that Jimirro may have against the Company arising prior to the Closing Date, including without limitation for deferred compensation, but excluding (i) any claims arising after the Closing Date (including, without limitation, under the Documentation), (ii) any claims for indemnification arising under law, contract or the Company's charter documents, (iii) claims under the Consulting Agreement (including without limitation claims with respect to future stock options granted by the Company to Jimirro pursuant to the terms thereof) and
(iv) any claims of Jimirro pursuant to the Indemnity Agreement dated as of July 1, 1999. Upon payment of such amount to the Escrow Agent, the Company shall be released from any and all further obligations to Jimirro for the claims so satisfied, including without limitation all obligations with respect to deferred compensation.

         (b) On the Closing Date, Jimirro's Restated Employment Agreement with the Company dated July 1, 1999 (the "Jimirro Employment Agreement") shall be terminated and be of no further force or effect whatsoever, and the Consulting Agreement shall become effective pursuant to its terms.

     4.  Release.

         (a) Purchaser Release. In consideration, without limitation, of the execution of this Letter Agreement by Jimirro and the Company, each of the Purchasers hereby knowingly and voluntarily, each on behalf of himself and his successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, in any and all capacities and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions, if any, of such persons (the "Purchaser Related Persons"), forever relieve, release, and discharge Jimirro, the Company, the current directors and officers of the Company, and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, in any and all capacities and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions, if any, of such persons (the "Jimirro Related Persons"; the Jimirro Related Persons and the Purchaser Related Persons are sometimes referred to herein collectively as the "Related Persons"), from any and all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 6


and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which any of the Purchasers or the Purchaser Related Persons now has, has ever had or may hereafter have against any of the Jimirro Related Persons (including, without limitation, Jimirro) on account of or arising out of the Company's response to the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date); provided, however, that nothing contained herein shall operate to release any obligations of the parties arising under this Letter Agreement, the Consulting Agreement, the Security Agreement or the Documentation. Furthermore, each of the Purchasers hereby knowingly and voluntarily, each on behalf of himself and his Purchaser Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly (including without limitation by derivative action as a shareholder of the Company), asserting any claim or demand, or commencing, instituting, causing to be commenced or supporting, any claim, action or proceeding of any kind against any Jimirro Related Person (including, without limitation, Jimirro), based upon any matter purported to be released hereby. Furthermore, each of the Purchasers hereby covenants that such party will not directly or indirectly cause the Company or any other entity or individual to commence or assist the Company or any such other entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against the respective Jimirro Related Persons (including, without limitation, Jimirro) on account of or arising out of the Company's response to the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Jimirro Related Person (including, without limitation, Jimirro), and, if such an action is commenced, each such party will not support such derivative action and will use his best efforts to cause such action to be withdrawn or to cause the actions that are the subject thereof to be ratified and approved by the stockholders of the Company.

         (b) Jimirro/Company Release. In consideration, without limitation, of the execution of this Letter Agreement by the Purchasers, each of Jimirro and the Company hereby knowingly and voluntarily, each on behalf of himself or itself, and the Jimirro Related Persons, forever relieve, release, and discharge the Purchasers and the Purchaser Related Persons, from any and all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which any of Jimirro or the Company or any of the Jimirro Related Persons now has, has ever had or may hereafter have against either of the Purchasers or any of the Purchaser Related Persons on account of or arising out of the

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 7


Company's response to the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date); provided, however, that nothing contained herein shall operate to release any obligations of the parties arising under this Letter Agreement, the Consulting Agreement, the Security Agreement or the Documentation; provided, further, however, that the release contained in this Section 4(b) shall not apply to any of Cynthia Skjodt, Sidney Laikin, Christopher Williams, Carroll Edwards, Gregory Sarkisian or Timothy Durham until such person executes and delivers to the Company (with a copy to Jimirro) a Release and Standstill Agreement (as defined below). Furthermore, each of Jimirro and the Company hereby knowingly and voluntarily, each on behalf of himself or itself and his or its Jimirro Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly (including without limitation by derivative action as a shareholder of the Company), asserting any claim or demand, or commencing, instituting, causing to be commenced or supporting, any claim, action or proceeding of any kind against any Purchaser Related Person, based upon any matter purported to be released hereby. Furthermore, Jimirro hereby covenants
(i) if the Closing is consummated, not to knowingly assist any entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against any Purchaser or Purchaser Related Person on account of or arising out of the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Purchaser or Purchaser Related Person, and, if such an action is commenced, Jimirro will not support such derivative action and (ii) if the Closing is not consummated, not to directly or indirectly cause the Company or any other entity or individual to commence or assist the Company or any such other entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against any Purchaser or Purchaser Related Person on account of or arising out of the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Purchaser or Purchaser Related Person, and, if such an action is commenced, Jimirro will not support such derivative action and will use his best efforts to cause such action to be withdrawn or to cause the actions that are the subject thereof to be ratified and approved by the stockholders of the Company.

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 8


     5.  Indemnification.

         (a) Purchaser Indemnification. Without in any way limiting any of the rights and remedies otherwise available to Jimirro, the Company or any other Jimirro Related Person, each of the Purchasers hereby agrees, jointly and severally, to indemnify and hold harmless each of Jimirro, the Company and each other Jimirro Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any of the Purchasers or any Purchaser Related Persons of any claim or other matter purported to be released pursuant to this Letter Agreement. In addition, and without in any way limiting the foregoing or any of the rights and remedies otherwise available to Jimirro and each other Jimirro Related Person, each Purchaser shall, jointly and severally, indemnify and hold harmless each Jimirro Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the Transactions and his participation therein. The Documentation will also contain provisions requiring the Company to indemnify and hold harmless the current and former directors, officers, employees and agents of the Company in respect of pre-Closing acts or omissions, and, for six years from the Closing Date, to procure and maintain standard directors' and officers' liability insurance in respect of such acts and omissions at least equivalent to such insurance as is maintained by the Company as of the date hereof.

         (b) Jimirro Indemnification. Without in any way limiting any of the rights and remedies otherwise available to the Purchasers or any Purchaser Related Person, Jimirro hereby agrees to indemnify and hold harmless each Purchaser and each Purchaser Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of Jimirro of any claim or other matter purported to be released pursuant to this Letter Agreement.

         (c) Company Indemnification. Without in any way limiting any of the rights and remedies otherwise available to the Purchasers or any Purchaser Related Person, the Company hereby agrees to indemnify and hold harmless each Purchaser and each Purchaser Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens,

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 9


promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any of the Company or any Jimirro Related Person of any claim or other matter purported to be released pursuant to this Letter Agreement.

     6. General Release; Waiver of Rights. The releases contained in Section 3 and Section 4 of this Letter Agreement cover both claims that the parties and the Related Persons know about and those that the parties and the Related Persons may not know about. Each of the parties, on his or its own behalf and on behalf of their respective Related Persons, expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California ("Section 1542")) which limits the effect of a release with respect to unknown claims. Each of the parties, on his or its own behalf and on behalf of each of their respective Related Persons, understand the significance of such release of unknown claims and the waiver of statutory protection against a release of unknown claims (such as under Section 1542). Section 1542 states as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, each party, on his or its own behalf and on behalf of each of his or its respective Related Persons, expressly acknowledges that the releases set forth in Section 3 and Section 4 of this Letter Agreement herein are intended to include all claims purported to be released thereby, both known and unknown; provided, however, that the releases contained within this Letter Agreement do not include claims that may arise under this Letter Agreement, the Consulting Agreement, the Security Agreement or the Documentation.

     7. Specific Performance. A material breach of any of the covenants or agreements set forth in this Letter Agreement or a failure to materially perform the covenants, obligations and other provisions of this Letter Agreement in accordance with their terms will cause irreparable injury for which a remedy at law would be inadequate. The parties hereto shall be entitled to injunctive relief to prevent such breach, and to specific performance to enforce the provisions of this Letter Agreement, in addition to any other legal or equitable remedies to which the parties are entitled, without any bond or other security being posted.

     8.  Representations and Warranties.

         (a) General. Each party hereto represents and warrants to the other parties hereto that (i) such party has all requisite power and authority and has taken all actions necessary to execute and deliver this Letter Agreement, to consummate the Transactions contemplated hereby and to perform his or its respective obligations hereunder, (ii) no other corporate or other

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 10


proceedings on such party's part are necessary to authorized this Letter Agreement or the Transactions contemplated hereby (other than, in the case of the Company, the shareholder approval contemplated by Section 9(f) hereof), and
(iii) this Letter Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity.

         (b) By Each Party. The Jimirro Purchase Agreement shall contain only those representations and warranties from Jimirro set forth in Exhibit C hereto, and only those representations and warranties from Purchasers set forth in Exhibit D hereto, which representations and warranties shall survive the Closing Date until the completion of the Company's audit for the fiscal year ended July 31, 2001. The Company Purchase Agreement shall contain only those representations and warranties from the Company set forth in Exhibit E hereto, and only those representations and warranties from Purchasers set forth in Exhibit D hereto.

     9.  Other Agreements and Representations.

         (a) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Transactions, including using its best efforts to obtain all necessary waivers, consents, and approvals, and effecting all necessary registrations and filings, subject, however, to the appropriate votes of the shareholders of the Company.

         (b) Release and Standstill Agreements. It shall be a condition to the Company's and Jimirro's respective obligations under this Letter Agreement (but not a condition of the Purchasers' obligations) that Cynthia Skjodt and Sidney Laikin each execute and deliver to the Company a Release and Standstill Agreement substantially in the form attached hereto as Exhibit F (a "Release and Standstill Agreement"). Furthermore, the Company and each of the Purchasers irrevocably covenants and agrees to use its or his best efforts to obtain from each of Cynthia Skjodt, Sidney Laikin, Christopher Williams, Carroll Edwards, Gregory Sarkisian and Timothy Durham prior to the Closing Date a Release and Standstill Agreement.

         (c) Rights Agreement. It shall be a condition to the Purchasers' respective obligations under this Letter Agreement (but not a condition of Jimirro's or the Company's obligations) that (i) the Rights Agreement dated as of July 15, 1999, between the Company and U.S. Stock Transfer Corporation as Rights Agent (the "Rights Agreement") be amended to except as a Triggering Event under (and as defined in) the Rights Agreement, the Transactions contemplated hereby and any purchase of Company Common Stock by any of the Purchasers, their affiliates, associates, or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), or (ii) that all of the outstanding Rights, under (and as defined in) the Rights Agreement, be redeemed. The Company shall so amend the

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 11


Rights Agreement or redeem the Rights within fifteen (15) days of execution of this Letter Agreement.

         (d) Right to Consult Attorney. Each of the parties hereto acknowledges and agrees that such party has had an adequate opportunity to have this Letter Agreement reviewed by an attorney of his or its choice prior to execution of this Letter Agreement, that, to the extent desired by such party, such party has availed itself or himself of this right, and that such party is voluntarily entering into this Letter Agreement and understands in full the contents of this Letter Agreement. Each of the Purchasers and Jimirro further acknowledges and agrees that, by being given this Letter Agreement to review, he has been advised in writing to consult with counsel prior to executing this Letter Agreement.

         (e) Name Change. At its next meeting of shareholders, the Company shall submit a proposal to its shareholders to change the name of the Company to "National Lampoon" Furthermore, the Company will recommend a vote in favor of such name change, and Jimirro and each Purchaser agree to vote (or cause to be voted) in favor of such name change, or to provide an affirmative consent with respect to such matters, in each case with respect to all shares of the Company Common Stock beneficially owned by such party.

         (f) Shareholder Approval of the Transactions. If reasonably deemed necessary by the Company, based upon the advice of its counsel, the Transactions shall be submitted for approval by the vote or consent of the Company's shareholders at the 2001 annual meeting of the Company's shareholders, or otherwise at the Company's discretion. In the event of any such vote or consent solicitation, the Company will recommend a vote in favor of the Transactions, and Jimirro and each Purchaser agree to vote (or cause to be voted) in favor of the Transactions, or to provide an affirmative consent with respect to such matters, in each case with respect to all shares of the Company Common Stock beneficially owned by such party.

     10. Covenants. Pending execution of the Documentation (and, upon execution of the Documentation, at all times prior to the Closing Date or earlier termination of this Letter Agreement), the Company agrees that it will, except as contemplated hereby or otherwise agreed to in writing by each Purchaser:

         (a) Except as required to permit or facilitate the consummation of the Transactions, including taking steps to cause certain of its wholly-owned subsidiaries to become reinstated as corporations in good standing in the State of New York and/or causing such subsidiaries to be merged into the Company, conduct its business only in the ordinary and usual course, make no material changes in the conduct of its operations, and not engage in any material extraordinary transactions;

         (b) Not (i) dispose of any material assets of the Company, except in the ordinary course of business; or (ii) borrow any funds, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of the Company's business in a manner, and in amounts, in keeping with historical practices;

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 12


         (c) Not (i) except as previously disclosed, terminate or seek to replace any employees of the Company whose annual compensation in the last preceding fiscal year exceeded $70,000, and use its best efforts to retain all such employees; (ii) materially increase or decrease the annual level of compensation of any employee; (iii) increase or decrease the annual level of compensation of any person whose compensation from the Company in the last preceding fiscal year exceeded $70,000; or (iv) grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except to persons other than Jimirro, in each case, (A) in amounts in keeping with past practices, by formula or otherwise, (B) as contemplated hereby, and (C) that options to acquire shares of the Company Common Stock issued by the Company may, at the Company's option, be extended to expire six (6) months following the later of
(1) the Closing Date and (2) such option holder's resignation from the Company (as appropriate);

         (d) Except as is required to permit the Transactions (including, without limitation, to allow for the transferability of Jimirro's options to purchase Jimirro Shares to the Purchasers and to permit Jimirro to exercise the SARs for Jimirro Shares), not increase, terminate, amend or otherwise modify any plan for the benefit of employees, except as required by law or by agreements in effect on the date hereof;

         (e) Not (i) pay any dividends, redeem any securities, or otherwise cause assets of the Company to be distributed to any of its shareholders except by way of compensation to employees who are also shareholders within the limitations set forth above; (ii) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (iii) amend its Articles of Incorporation or Bylaws as in effect on the date hereof; or (iv) split, combine, or reclassify any shares of its capital stock or declare, set aside or pay any dividend payable in cash, stock or property with respect to any shares of its capital stock;

         (f) Except as required to permit or facilitate the consummation of the Transactions, including taking steps to cause certain of its wholly-owned subsidiaries to become reinstated as corporations in good standing in the State of New York and/or causing such subsidiaries to be merged into the Company, (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (other than options to acquire shares of the Company Common Stock and stock appreciation rights (exercisable in shares of Company Common Stock or otherwise) granted to directors, employees or agents, other than Jimirro, in a manner consistent with past practices); (ii) acquire or dispose of any substantial fixed assets or acquire or dispose of any other substantial assets, other than in the ordinary course of business; (iii) incur a material amount of additional indebtedness, any other material liabilities or enter into any other material transaction, other than in the ordinary course of business (including, without limitation, through the grant of stock appreciation rights to directors, employees or agents, other than Jimirro, in a manner consistent with past practices); or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

         (g) Use its best efforts to preserve intact the business organization of the Company and its subsidiaries and to preserve the good will of those having business

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 13


relationships with it and its subsidiaries;

          (h) Not solicit inquiries or proposals concerning any acquisition or purchase of all or substantially all of the assets or capital stock of the Company; provided, however, that the Company and its Board of Directors may take such responses to unsolicited inquiries or proposals as they, in the discharge of their fiduciary responsibilities under applicable law, deem appropriate. The Company will notify the Purchasers immediately if any such inquiries or proposals are received by the Company; and

          (i) Use its reasonable best efforts to retain Chris Trunkey as the Chief Financial Officer of the Company, subject to the provisions of Section 10(c) hereof; provided, however, that the Company reserves the right to terminate Chris Trunkey at any time if Jimirro deems, in Jimirro's sole discretion, that such termination would be in the best interest of the Company. In the event that Chris Trunkey is terminated pursuant to the immediately preceding proviso, the Company shall provide the Purchasers with ten (10) days prior notice.

     11.  Conditions; Termination.

          (a) Conditions. The closing of the transactions contemplated in Sections 1 (a), 1(b) and , if applicable, 1(c) hereof (the "Closing") shall be subject to the following conditions precedent:

          (i) approval of the Transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof by all regulatory authorities whose consent to the consummation of the Transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof is required under applicable law;

          (ii) appropriate filings, if required, under the Hart Scott Act, and the expiration of the applicable waiting period thereunder;

          (iii) modification of the Rights Agreement as provided in Section 9(c) of this Letter Agreement;

          (iv) the Purchasers being satisfied, in their sole discretion, with the results of their ongoing due diligence of the Company prior to and as of the Closing Date; and

          (v) the Purchasers having arranged for the financing required to consummate the Transactions contemplated in Sections 1(a), 1(b) and, if applicable, 1(c) hereof, upon terms satisfactory to the Purchasers, in their sole discretion.

          (b) Termination. This Letter Agreement may be terminated at any time prior to the Closing, and the Transactions contemplated hereby abandoned:

          (i) upon the mutual written consent of the Purchasers, Jimirro and the Company;

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 14


          (ii)   if the Closing shall not have occurred by August 31, 2001; or

          (iii) if the Purchasers determine that one or both of the conditions set forth in Section 11(a)(iv) or 11(a)(v) above shall not be satisfied by the Closing Date.

          (c) Effect of Termination. In the event that the Closing does not occur for any reason, including, without limitation, the termination of this Letter Agreement as provided above, this Letter Agreement shall, except as provided in this clause (c), be of no further force and effect. The foregoing notwithstanding, the parties acknowledge and agree that the provisions of Sections 4, 5, 6, 7, 12(e), 14, 19 and this 11(c) of this Letter Agreement shall remain in full force and effect, regardless of any termination of this Letter Agreement, pursuant to this Section 11, by operation of law, or otherwise, and further acknowledge and agree that no such termination shall release any party hereto from liability for his or its willful breach hereof.

     12.  Directors.

          (a) Pending the Closing. Between the execution of this Letter Agreement and the Closing, there shall be no change in the composition of the membership of the Company's Board of Directors, except as the current members of such Board shall otherwise agree.

          (b) Following the Closing. Following the Closing, the Company shall, subject to Section 12(d) below, use its reasonable best efforts to cause the composition of the membership of the Company's Board of Directors to be as specified by the Purchasers; provided, however, that for a period ending on the earlier of (i) the date five years from the Closing Date and (ii) the date of the Purchaser's acquisition of all outstanding shares of the Company Common Stock pursuant to the tender offer described in Section 1(e) hereof or otherwise, the Purchasers and the Company agree and acknowledge that they shall use their reasonable best efforts to cause the Company's Board of Directors to include at least two Independent Directors (as hereinafter defined). The Documentation will provide that, following the Closing, all actions taken with respect to the Purchasers or any Purchaser Related Person that require action by, or the consent or waiver of, the Company, shall require the consent or approval of a majority of the Independent Directors.

          (c) Designation of Independent Directors. The Purchasers and the Company shall use their respective reasonable best efforts to cause two individuals mutually and reasonably agreeable to the parties hereto (which individuals shall not include any of the parties or any of the Related Persons) to agree prior to the Closing to serve as directors of the Company (each such person, an "Independent Director") as provided above. As soon as practicable following (and contingent on) the Closing, and in any event within thirty (30) days thereafter, the parties shall use their respective reasonable best efforts to cause the Independent Directors to be nominated and elected to serve as directors of the Company. In the event either of the Independent Directors is no longer able to serve on the Company's Board of Directors for any reason, such Independent Director shall be replaced with a person designated by the remaining Independent Director. Any person replacing an Independent Director in the manner described above shall thereafter be an Independent Director. Each of the Purchasers and Jimirro shall, and

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 15


shall cause their respective affiliates and associates to, take all actions (including voting or providing a written consent with respect to, or causing such a vote or consent to be provided with respect to, all stock beneficially owned by all such persons) to effect, throughout the period referenced above, the terms and intent of this Section 12.

          (d) Failure to Prosecute Tender Offer. The Documentation will provide that, notwithstanding anything in this Section 12 to the contrary, if the tender offer contemplated by Section 1(e) hereof is not prosecuted in breach of this Letter Agreement or the Documentation, as applicable, then (i) the Purchasers shall resign from membership on the Company's Board of Directors (if currently serving in such capacity) and (ii) the parties hereto shall use their reasonable best efforts to cause all members of the Company's Board of Directors who are (A) designated by either or both of the Purchasers, (B) affiliates or associates of either of the Purchasers or (C) otherwise Purchaser Related Persons, to resign from membership on the Company's Board of Directors, in each case with their successors to be designated by the Independent Directors.

          (e) Failure to Close. In the event that the Closing is not consummated for any reason other than the Purchasers' material breach of this Letter Agreement or, if applicable, the Documentation, the parties agree that for so long as the Purchasers beneficially own at least fifteen percent (15%) of the Company Common Stock, the Purchasers shall be entitled to nominate one (1) director to the Company's Board of Directors at each election thereof and the parties shall use their respective reasonable best efforts to cause such nominee to be elected.

     13. "Standstill" Commitments. Each Purchaser agrees that until the earlier of (a) the Closing Date or (b) the termination of this Letter Agreement pursuant to Section 11(b) hereof, other than with respect to the Transactions, without the prior written consent of the Company, such Purchaser will not, directly or indirectly: (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (ii) except at the specific written request of the Company, propose to enter into any merger or business combination involving the Company or to purchase a material portion of the assets of the Company; (iii) make, or in any way participate, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the 1934 Act) or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934
Act) with respect to any voting securities of the Company; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company (other than in Laikin's fiduciary capacity as a director of the Company); (vi) publicly announce or refer to any proposal for an extraordinary corporate transaction involving the Company, or take any action for the purpose of requiring the Company to make a public announcement regarding the possibility of any such extraordinary corporate transaction; (vii) disclose any intention, plan or arrangement inconsistent with the foregoing or advise, assist or encourage any other persons in connection with the foregoing, or request that the Company amend or waive any of the terms of this Section 13; (viii) sell or transfer more than ten percent (10%) of the total outstanding voting securities of the Company to any person, entity or

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 16


"group" (within the meaning of Section 13(d)(3) of the 1934 Act)), or sell or transfer any such voting securities to any such person, entity or group who or which, after the consummation of such sale or transfer, would beneficially own more than fourteen and nine-tenths percent (14.9%) of the total outstanding voting securities of the Company; or (ix) permit any of his or her affiliates or associates, to do any of the foregoing.

     14.  Lock-Up; Voting Agreement.

          (a) Post-Termination "Standstill" Commitments. Each of the Purchasers agrees that in the event (i) the Closing does not occur by August 31, 2001 or (ii) this Letter Agreement is terminated, in either case due to the Purchasers' determination not to proceed with the Transactions following their due diligence review of the Company or for any other reason (other than the Company's or Jimirro's material breach of this Letter Agreement or, if applicable, the Documentation), that, for a period of ten (10) years from the date hereof, without the prior written consent of the Company, such Purchaser shall not, except as provided in Section 14(c) hereof, directly or indirectly:
(i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (ii) except at the specific written request of the Company, propose to enter into any merger or business combination involving the Company or to purchase a material portion of the assets of the Company;
(iii) make, or in any way participate, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the 1934 Act), or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any voting securities of the Company; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company (other than in Laikin's fiduciary capacity as a director of the Company); (vi) publicly announce or refer to any proposal for an extraordinary corporate transaction involving the Company, or take any action for the purpose of requiring the Company to make a public announcement regarding the possibility of any such extraordinary corporate transaction; (vii) disclose any intention, plan or arrangement inconsistent with the foregoing or advise, assist or encourage any other persons in connection with the foregoing, or request that the Company amend or waive any of the terms of this Section 14;
(viii) sell more than ten percent (10%) of the total outstanding voting securities of the Company to any person, entity or "group" (within the meaning of Section 13(d)(3) of the 1934 Act), or sell or transfer any such voting securities to any such person, entity or group who or which, after the consummation of such sale or transfer, would beneficially own more than fourteen and nine-tenths percent (14.9%) of the total outstanding voting securities of the Company; or (ix) permit any of his or her affiliates or associates to do the foregoing.

          (b) Post-Termination Voting Agreement. During the ten-year period described in Section 14(a) above, each of the Purchasers shall, and shall cause their respective affiliates and associates to, vote (or to provide written consents with respect to) all stock beneficially owned by all such persons in the manner recommended by the Company's Board of Directors on all matters submitted to the Company's shareholders for consideration, vote or

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 17

consent, whether by the Board or otherwise, and whether such consideration occurs at a meeting of the Company's shareholders or by written consent.

          (c) Exceptions Involving Certain Events. The provisions of Section 14(a) above notwithstanding, if, during the ten-year period described therein, any third party not affiliated or associated (as defined in Rule 405 under the 1933 Act) with either of the Purchasers communicates to the Company a bona fide written offer proposing a tender or exchange offer for all of the equity securities of the Company or a merger, consolidation, business combination or similar transaction involving all of the equity securities of the Company or all or substantially all of its assets (any such offer, an "Acquisition Proposal"), then either Purchaser shall also be permitted to communicate to the Company his offer to enter into a transaction of comparable type with the Company without the prior written consent of the Company, provided that such Purchaser's offer contains financial and other terms that such Purchaser reasonably believes are comparable or superior to those contained in such third-party Acquisition Proposal. Furthermore, if the Board of Directors of the Company, over the dissent of the members of the Board (if any) affiliated or associated with either of the Purchasers, declines to participate in an Acquisition Proposal which (i) provides for consideration to the Company's shareholders of an amount in excess of $15 per share of Company Common Stock and (ii) in the good faith judgment of the Company's Board of Directors (based upon the advice of a financial advisor of nationally recognized standing) is reasonably capable of being financed and consummated, then the limitations imposed by this Section 14 shall immediately terminate and be of no further effect.

          (d) Acquisition Proposals. If the Closing does not occur for any reason, the Company shall use its reasonable best efforts to solicit one or more Acquisition Proposals intended to maximize shareholder value; provided, however, that it is expressly understood and agreed that nothing contained in this
Section 14(d) shall obligate the Company's Board of Directors to approve any such Acquisition Proposal.

     15.  Access to Information; Treatment of Information as Confidential.

          (a) Inspection and Access to Information. From and after the date of execution of this Letter Agreement by the parties hereto and prior to the Closing or earlier termination of this Letter Agreement pursuant to Section 11(b) hereof, upon reasonable notice, the Company and Jimirro shall permit access to, and shall make available to the Purchasers and their representatives for inspection and review during normal business hours, the properties, books, records, accounts, and documents of or relating to the Company, and the Company shall make available its officers and employees to discuss with the Purchasers and their representatives the business and affairs of the Company. Batchelder Partners, Inc. shall coordinate the access described in the immediately preceding sentence and a representative of the Company designated by the Company's CEO and/or Batchelder Partners, Inc. shall accompany the Purchasers and their representatives at all times during such access.

          (b) Confidential Treatment. To the extent that any information provided to the Purchasers or their representatives (including any previously provided information) is

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 18

confidential, non-public information of the Company or Jimirro, the Purchasers will use such information only for the purposes of consummating the Transactions on the terms set forth in this Letter Agreement and not disclose any such information to any third party, without the prior written consent of the Company, other than (i) to those affiliates, employees, agents and advisors, including, without limitation, attorneys, accountants, consultants, investment bankers and financial advisors, who need to know such information in order to complete the Transactions, and (ii) as required by law or governmental or judicial proceeding or arbitration. For the purposes of this Letter Agreement, information will not be considered confidential or non-public if it (i) is or becomes available to the public other than as a result of disclosure by the Purchasers or their representatives, (ii) was available to the Purchasers or their representatives on a non-confidential basis prior to receipt from the Company or Jimirro, or (iii) becomes available on a non-confidential basis from a source other than Jimirro, the Company or their respective representatives.

     16. Public Disclosure. The parties will cooperate in good faith to jointly prepare and issue a press release upon the execution of this Letter Agreement.

     17.  Waiver. At any time prior to the Closing Date, the parties hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     18. Alternate Structure. Notwithstanding anything to the contrary herein, the parties may by mutual consent, elect, in lieu of the Transactions contemplated herein, to restructure the Transactions as they mutually deem appropriate. In such event, the parties agree to execute an appropriate amendment to this Letter Agreement in order to reflect the foregoing changes.

     19. Expenses. Whether or not the Transactions are consummated, each of the parties hereto shall each pay their own respective legal, accounting, advisory and other fees, and other out-of-pocket expenses incurred in connection with the transactions contemplated hereby and will not look to any other party for any contribution toward such expenses; provided, however, that (a) all such fees and expenses incurred by Jimirro shall be paid by the Company, and (b) if the Transactions are consummated, all such fees and expenses of the Purchasers shall also be paid by the Company.

     20. Effect of Agreement. By signing in the space indicated below, each of the parties hereto acknowledges its acceptance of this Letter Agreement and confirms its binding nature. This Letter Agreement is binding on each of the parties hereto and is for the benefit of each of the parties hereto, each Releasee and each shareholder of the Company (each of whom is an intended third party beneficiary of this Letter Agreement). Except as specified herein, nothing in this Letter Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Letter Agreement. The failure (with or without intent) of any party hereto to insist upon the performance by any other party hereto of any

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 19


provision of this Letter Agreement shall not be deemed to constitute a modification of any of the provisions hereof, or a waiver of the right to insist at any time thereafter upon performance in accordance with the provisions of this Letter Agreement.

     21. Notices. All notices, requests, claims, demands and other communications under this Letter Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Purchaser:           Mr. Daniel S. Laikin
                                25 West 9th Street
                                Indianapolis, Indiana 46204

                                Mr. Paul Skjodt
                                9920 Towne Road
                                Carmel, Indiana 46032

          with a copy to:       John C. Kirkland, Esq.
                                Greenberg Traurig, LLP
                                2450 Colorado Avenue, Suite 400E
                                Santa Monica, California 90404

     If to the Company:         Mr. James Jimirro
                                J2 Communications
                                10850 Wilshire Boulevard, Suite 1000
                                Los Angeles, California 90024

          with copies to:       Paul Tosetti, Esq.
                                Latham & Watkins
                                633 West Fifth Street, Suite 4000
                                Los Angeles, California 90071

                                Bruce P. Vann, Esq.
                                Kelly Lytton & Vann LLP
                                1900 Avenue of the Stars, Suite 1450
                                Los Angeles, California 90067

     If to Jimirro:             Mr. James Jimirro
                                J2 Communications
                                10850 Wilshire Boulevard, Suite 1000
                                Los Angeles, California 90024

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 20


          with a copy to:       Bruce D. Meyer, Esq.
                                Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                                Los Angeles, California 90071

     22.  Definitions.  For purposes of this Letter Agreement:

          (a) the words "affiliate" and "associate" shall have the respective meanings assigned those terms in Rule 405 under the 1933 Act;

          (b) the word "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (c) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than fifty (50%) of the equity interests of which) is owned directly or indirectly by such first person.

     23. Amendments. This Letter Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     24. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Letter Agreement.

     25. Severability. Whenever possible, each provision or portion of any provision of this Letter Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Letter Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Letter Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been herein.

     26. United States Securities Laws. Each of the parties acknowledges that such party is (a) aware that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (b) familiar with the 1934 Act and the rules and regulations promulgated thereunder, and agree that they will neither use, nor cause any third party to use, any information of the Company in contravention of such 1934 Act, including Rules 10b-5 and 14e-3.

Mr. Daniel S. Laikin
Mr. Paul Skjodt
March 5, 2001
Page 21


     27. Governing Law; Entire Agreement; Counterparts. This Letter Agreement shall be governed by, and construed in accordance with, the internal law of the State of California, without regard to conflicts of laws. This Letter Agreement and the documents referred to herein or contemplated hereby constitute the entire agreement among the parties with respect to the Transactions and related matters and supersede any prior negotiations, understandings or agreements with respect thereto. This Letter Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing is acceptable to you, please so indicate by executing a counterpart of this Letter Agreement below and returning it to the Company.

                                    Sincerely,

                                    J2 COMMUNICATIONS

                                    By:___________________________

                                    Name:

                                    Title:

                                    By:___________________________

                                    Name:

                                    Title:

THE FOREGOING IS ACCEPTED
AND AGREED TO AS OF THE FIRST
DATE SET FORTH ABOVE:

___________________________________
JAMES P. JIMIRRO

___________________________________
DANIEL S. LAIKIN

___________________________________
PAUL SKJODT

                                   EXHIBIT A
                             CONSULTING AGREEMENT
                           BETWEEN J2 COMMUNICATIONS
                                      and
                               JAMES P. JIMIRRO


     This CONSULTING AGREEMENT dated as of _________, 2001 (the "Agreement"), is by and between J2 COMMUNICATIONS, a California corporation (the "Company"), and JAMES P. JIMIRRO ("Consultant"). The execution and delivery of this Agreement is hereby acknowledged and consented to by each of Daniel S. Laikin and Paul Skjodt (referred to collectively herein as the "Purchasers").

                                   RECITALS
                                   --------

     WHEREAS, Consultant and the Company are parties to a Restated Employment Agreement dated as of July 1, 1999 (the "1999 Employment Agreement"), pursuant to which Consultant has been serving as President and Chief Executive Officer of the Company;

     WHEREAS, in accordance with the terms of that certain Letter Agreement, dated as of the date hereof (the "Letter Agreement") by and among the Purchasers, Consultant and the Company, the Purchasers have agreed (among other things) to buy from Consultant, and Consultant has agreed to sell to the Purchasers, all of the shares of common stock of the Company and all vested options to purchase common stock of the Company currently held by Consultant;

     WHEREAS, pursuant to the Letter Agreement and concurrently with the Closing (as defined in the Letter Agreement), Consultant and the Company have agreed to terminate the 1999 Employment Agreement, and, in order to provide for the continued availability of Consultant, to enter into this Agreement;

     WHEREAS, this Agreement shall be effective only upon, and simultaneously with, the Closing of the Transactions contemplated by the Letter Agreement;


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, conditional upon the Closing and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree to terminate the 1999 Employment Agreement and further agree to enter into a Consulting Agreement as follows:

1.   RETENTION AS CONSULTANT
     -----------------------

     (a) Consultant shall be available to provide the Company, if requested, with consulting and advising services as shall from time to time be reasonably and specifically requested of him by the Board of Directors or the Company's Chief Executive Officer

(collectively, the "Board"); provided, however, that Consultant shall not be obligated to exercise any policy making functions on behalf of the Company. The consulting and advisory services rendered by Consultant hereunder shall include:
(i) consulting advice regarding the business, management and administration of the Company; and (ii) an undertaking by Consultant to remain reasonably informed (such specific services referred to herein as the "Educational Duties") of current conditions in the entertainment industry in order to effectively provide consulting advice; provided, however, the services described in clauses (i) and
(ii) herein shall not exceed (in the aggregate) twenty (20) hours in any given month or one hundred fifty (150) hours per year. In connection with carrying out his Educational Duties, Consultant shall receive a credit towards the foregoing maximum hours requirements of up to ten (10) hours per month and up to seventy-five (75) hours per year. Consultant shall report solely to the Board and shall be subject to direction solely from the Board in the performance of his duties hereunder. For purposes of this Agreement, unless the context otherwise requires, references to the business of the "Company" shall include all subsidiaries of the Company and any successor corporation or corporations which may be the eventual successor to the present future business and/or assets of the Company.

     (b) All consulting services to be provided by Consultant hereunder shall be provided either by telephone or in person at the Company's current offices in Los Angeles, California (or at such other offices within a ten (10) mile radius outside of the Company's current offices). In each case, the services shall be provided upon reasonable prior notice to Consultant by the Company, and at such times as may reasonably be requested by the Company and as may be mutually convenient to Consultant and the Company (unless Consultant is scheduled to be unavailable due to a prior conflict, in which case Consultant shall make reasonable efforts to provide the requested services at a later time). The Company acknowledges that Consultant may be out of the country for periods of long duration, and in all such events the Company's obligations to make the payments and provide the benefits contemplated by Sections 2, 3 and 5 hereunder shall remain in full force and effect, subject to the termination provisions of
Section 4; provided, however, that Consultant will use reasonable efforts to be reasonably available by telephone and facsimile during such periods.

2.   COMPENSATION.  The Company shall provide to Consultant and pay the
     ------------
following forms of compensation:

     (a)   Base Compensation.
           -----------------

           (i) On the Closing Date the Company shall make an initial payment to the Consultant in the amount of two hundred fifty thousand dollars ($250,000).

           (ii) In addition to the payments to be made pursuant to clauses (i) and (iii) of this Section 2(a), during the Consulting Term, the Company shall pay to Consultant an amount of compensation consisting of equal twice-monthly payments of $___________ [the aggregate of which payments have a net present value of seven hundred and fifty thousand dollars ($750,000) on the Closing Date, determined using a discount factor of seven percent (7%) per annum) in accordance with the Payment Schedule Examples attached hereto as Appendix 1] (in the aggregate, the "Consulting Compensation") for the services to be rendered by Consultant hereunder.

           (iii) In addition to the payments to be made pursuant to clauses (i) and (ii) of this Section 2(a) and in consideration of Consultant's covenant not to compete set forth in Section 9 hereof, during the Consulting Term, the Company shall pay to Consultant an amount of compensation consisting of equal twice-monthly payments of $___________ [the aggregate of which payments have a net present value of two million two hundred fifty dollars ($2,250,000) on the Closing Date, determined using a discount factor of seven percent (7%) per annum) in accordance with the Payment Schedule Examples attached hereto as Appendix 1] (in the aggregate, the "Noncompetition Compensation," and, collectively with the Consulting Compensation, the "Base Compensation"). The Base Compensation shall not be subject to any reduction without the Consultant's prior written consent.

           (iv) The Company, in its sole discretion, may at any time terminate the Security Agreement (as hereinafter defined) and its obligation to pay Base Compensation pursuant to Sections 2(a)(ii) and 2(a)(iii) above by paying Consultant an amount equal to the remaining payments of Base Compensation less a discount factor of seven percent (7%) per annum (i.e. payment of the remaining Base but not the Discount in accordance with Appendix 1); provided, however, that nothing in this sentence shall relieve the Company from its obligations to provide the other benefits to be provided to the Consultant under this Agreement.

     (b)   Stock Options.  The Board has authorized the grant to Consultant, and
           -------------
Consultant is concurrently with the execution of this Agreement hereby granted, the following number of options to purchase Common Stock with the vesting periods indicated:

-------------------------------------------------------------------------------------------
Number of Options              Vesting Schedule
-----------------------------  ------------------------------------------------------------
-------------------------------------------------------------------------------------------

50,000                         Immediately upon the Closing
50,000                         In full on the date which is one (1) year after the date of execution of this Agreement
50,000                         In full on the date which is two (2) years after the date
                               of execution of this Agreement
50,000                         In full on the date which is three (3) years after the date of execution of this Agreement
50,000                         In full on the date which is four (4) years after the date of execution of this Agreement
[Pro rata portion of 50,000    In full on the date which is five (5) years after the date
(based on a fraction, the      of execution of this Agreement
numerator of which is the
number of months remaining
from [month and day of
execution], 2006 through
July 1, 2006 and the
denominator of which is 12)]
-------------------------------------------------------------------------------------------

None of the foregoing options shall vest if the Closing shall not occur, and if the Closing shall not have occurred by the outside date specified in the Letter Agreement as it may be amended from time to time by a written agreement executed by the parties thereto, all such options shall become void and of no further effect.

All options will be granted on the following terms and conditions:

           (i) The exercise price of each option shall be equal to (A) if the Common Stock is traded on the NASDAQ Automated Quotation System, the average of the high and low bid and asked price for one share of Common Stock during the five (5) business days preceding the date of grant as reported by such system or exchange, as reported on the NASDAQ Automated Quotation System; (B) if transactions in the Common Stock are reported on the NASDAQ National Market System or the Common Stock is listed on any national stock exchange, the average closing price for one share of Common Stock during the five (5) business days preceding the date of grant, as reported on such system or by such exchange; or
(C) if neither (A) nor (B) is applicable, then the fair market value ("Fair Market Value") of one share of the Common Stock, as determined by the Board and computed in a manner consistent with contemporaneous valuations for other purposes, which manner the Board in good faith believes will reflect the fair market value on the date of such determination.

           (ii)  All stock options granted to Consultant pursuant to this
Section 2(b): (A) shall be exercisable from time to time after the same become vested; (B) shall expire to the extent not exercised prior to the close of business on the day ten (10) years from the date of grant; (C) may be exercised as to the whole or any part, by notice to the Company, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than ten (10) nor more than twenty (20) days after the date of such notice, as the date on which the stock will be taken up and payment, if any, made therefor at the principal office of the Company; (D) shall be governed by agreements substantially in the form of the agreements which are Exhibits to the Company's 1999 Amended and Restated Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Plan"), or as otherwise agreed upon by the parties; (E) shall be subject to all other terms identical to those contained in the 1999 Plan; and (F) notwithstanding anything herein to the contrary, shall be governed by the provisions of Section 5 hereof. All options granted to Consultant hereunder shall satisfy the conditions of Rule 16b-3 of the Securities and Exchange Commission.

           (iii) All shares of Common Stock issuable upon exercise of Options granted to Consultant hereunder shall be registered on Form S-8 (or any successor form). To the extent that Consultant holds unregistered shares of Common Stock issued upon the exercise of Options granted hereto at any time on or after the date of execution of this Agreement, Consultant shall be entitled to the same registration rights granted to the Purchasers under the Letter Agreement.

     (c)   Other Benefits.
           --------------

           (i) During the Consulting Term, the Company shall continue to provide Consultant with benefits substantially equivalent to those currently enjoyed by him under any of the Company's life insurance, medical, health and accident, or disability plans or policies in which he is presently participating and the Company shall not take any action which would directly or indirectly materially reduce any of such benefits or deprive Consultant of any material fringe benefit presently enjoyed by him immediately prior to the date of this Agreement. In particular, upon the effectiveness of this Agreement, the Company shall pay the premiums for Consultant to receive COBRA coverage (thereby providing benefits identical to those he currently receives under the Company's existing Blue Cross Small Group Services Plan (hereinafter, the "Existing Plan")). Following termination of the applicable period during which COBRA coverage is available to Consultant and for the remainder of the Consulting Term, the Company shall purchase and pay premiums for Consultant to receive benefits under a Blue Cross "Individual Plan" that provides benefits that are identical to the Existing Plan if available for under $2,000 per month. If such plan is not available for under $2,000 per month, Company shall provide Consultant with notice and an opportunity to personally pay any excess over $2,000, and if Consultant declines to pay such excess, Company shall provide an alternate plan that provides substantially equivalent benefits as a Blue Cross "Individual Plan". No such alternate plan shall exclude or limit coverage for pre-existing conditions of the insured if such exclusion or limitation would be greater than that applicable under the Existing Plan had the Consultant continued to be insured thereunder. At its discretion, the Board may grant to Consultant benefits under the Company's existing employee benefit plans in addition to those presently enjoyed by Consultant or specified herein, based upon Consultant's contributions to the success of the Company.

           (ii) The Company shall pay all insurance, maintenance, license, registration and operational expenses for Consultant's presently-owned vehicle during the Consulting Term. In addition, at one time during the Consulting Term (such time to be chosen by Consultant at his discretion), the Company shall provide Consultant with a replacement company car which is either a new Jaguar XK8, or if a new Jaguar XK8 is not available, a new luxury class automobile comparable to a new Jaguar XK8; and the Company shall pay all insurance, maintenance, license, registration and operational expenses for such new vehicle during the Consulting Term.

           (iii) Notwithstanding any other provision of this Agreement, if there is a continued failure by Consultant to substantially perform the Consulting Obligations in good faith (other than any such failure resulting from his death or incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him by the Board which reasonably identifies the manner in which the Board believes that Consultant has not substantially performed his duties in good faith, and the Consultant has not cured such failure within twenty (20) days of such demand, the Company may cease to provide the benefits provided for in this Section 2(c).

     (d)   Security Interest.  The Company hereby grants Consultant a security
           -----------------
interest as provided in the Security Agreement between the Company and Consultant (the "Security Agreement") to be executed concurrently herewith.

3.   EXPENSES.  Consultant shall be reimbursed by the Company for out-of-pocket
     --------
expenses reasonably incurred in performance of the Consulting Obligations upon presenting vouchers evidencing such expenses; provided, that Consultant must obtain prior written approval from the

Company's President in order to be reimbursed for out-of-pocket expenses in excess of one hundred dollars ($100) per month (other than mail, courier, telephone and facsimile charges).

4.   CONSULTING TERM.
     ---------------

     (a)   Term.  This Agreement shall be in effect from the date hereof through
           ----
July 1, 2006 (the "Consulting Term"). However, Consultant's obligation to provide the consulting services set forth in Section 1 hereof (the "Consulting Obligations") may terminate prior to the end of the Consulting Term on the occurrence of the events specified in this Section 4. Notwithstanding the termination of either the Consulting Term or the Consulting Obligations hereof, the provisions of this Agreement which are intended by their terms to survive such termination shall so survive. Further, any early termination of the Consulting Term or the Consulting Obligations shall be subject to delay if a Notice of Dispute is delivered in accordance with Section 4(g).

     (b)   Death.  The Consulting Obligations shall be terminated automatically
           -----
upon the death of Consultant, however, all other provisions of this Agreement (including but not limited to the obligations of the Company to make the payments and provide the benefits as provided by Section 5 hereof) shall survive such event.

     (c)   Disability.  The Consulting Obligations shall be suspended upon the
           ----------
disability of Consultant, however, all other provisions of this Agreement (including but not limited to the obligations of the Company to make the payments and provide the benefits as provided by Section 5 hereof) shall continue during such event. For purposes of this Agreement, a disability shall be deemed to have occurred if a licensed physician selected by the Company and approved by Consultant (or his closest relative if Consultant is unable to act), which approval shall not be unreasonably withheld, makes a medical determination of physical or medical disability or incapacity of Consultant.

     (d)   Cause.  The Consulting Term and the Consulting Obligations (and
           -----
corresponding obligations to make payments and provide benefits over such term) may be terminated by the Company at any time during its term for "Cause" which shall mean: (i) the willful engaging by Consultant in conduct which is demonstrably and materially injurious to the Company, if such conduct does not cease as soon as practicable after the date the Board delivers written notice to Consultant which reasonably identifies the conduct which the Board believes to be injurious so that Consultant may know with reasonable specificity the conduct that is to cease; (ii) a continued failure by Consultant to substantially perform the Consulting Obligations in good faith (other than any such failure resulting from his death or incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him by the Board which reasonably identifies the manner in which the Board believes that Consultant has not substantially performed his duties in good faith, and the Consultant has not cured such failure within twenty (20) days of such demand; provided, that in the event of any such alleged failure Company shall have obtained appropriate relief only from a court of law; or (iii) Consultant's conviction for any act constituting a felony under the laws of any state or of the United States (but only if the court appeals process has been exhausted and such conviction has not been set aside or overturned).

     (e)   Termination by Consultant.  The Consulting Obligations may be
           -------------------------
terminated at Consultant's option, upon any of the "Consultant Termination Events" listed below by delivery to the Company of a Notice of Termination; however, all other provisions of this Agreement (including but not limited to the obligations of the Company to make the payments and provide the benefits required by Sections 2, 3 and 5 hereof) shall survive such event. Consultant's right to terminate the Consulting Obligations under this Section 4(e) shall be in addition to all rights to damages or other remedies to which Consultant may be entitled by law. The term "Consultant Termination Events" shall mean the occurrence of any one or more of the following:

           (i) a material breach of this Agreement or the Security Agreement by the Company (including any failure by the Company to, in a timely manner, make the payments and provide the benefits required by Sections 2, 3 and 5 hereof) which remains uncured after the lapse of twenty (20) days following the date Consultant has given written notice to the Company thereof; or

           (ii) (a) the entry of a decree or order for relief relating to the Company in an involuntary case of bankruptcy or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer of the Company or ordering the winding up, dissolution or liquidation of the Company's affairs, or other adjudication or finding that the Company is bankrupt or insolvent; or (b) the commencement by the Company of a voluntary case under bankruptcy law, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar officer of the Company or cessation to carry on the whole or substantially the whole of its business, or making of any general assignment for the benefit of creditors, or taking of any corporate action in furtherance of any such action.

           Any purported termination of the Consulting Obligations by Consultant pursuant to this Section 4(e) shall be made by giving a Notice of Termination within six (6) months of the event giving rise to the right to terminate. The failure of Consultant to give a Notice of Termination within such period shall not be construed to prevent the giving of Notice of Termination upon the next occurrence of any event set forth in clauses (i) and (ii) of this Section 4(e). Consultant's right to terminate his Consulting Obligations pursuant to this
Section 4(e) shall not be affected by his incapacity due to physical or mental illness.

     (f)   Notice of Termination.  "Notice of Termination" shall be a written
           ---------------------
notice terminating either the Consulting Obligations and/or the Consulting Term hereunder, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.

     (g)   Notice of Dispute.  Within fifteen (15) days after Notice of
           -----------------
Termination is given, the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination ("Notice of Dispute"), and the Consulting Termination Date shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a judgment, order or decree of a court of competent jurisdiction; provided, however, that the Consulting Termination Date shall be extended by a Notice of Dispute only if the party delivering such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of a Notice of Dispute, the Company will continue to pay Consultant his full compensation in effect when the notice giving rise to the dispute was given and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved.

     (h)   Consulting Termination Date.  Subject to Section 4(g), "Consulting
           ---------------------------
Termination Date" means (i) if the Consulting Obligations hereunder are terminated upon the death of Consultant, the date of such death; (ii) if the Consulting Obligations and the Consulting Term are terminated pursuant to
Section 4(d), the date that is fifteen (15) days after the date of the related Notice of Termination if no Notice of Dispute is given with respect thereto within such fifteen (15) day period or such later date as is provided in Section 4(g) if such a Notice of Dispute is given within such fifteen (15) day period; or (iii) if the Consulting Obligations hereunder are terminated pursuant to
Section 4(e), the date that is fifteen (15) days after the date of the related Notice of Termination if no Notice of Dispute is given with respect thereto within such fifteen (15) day period or such later date as is provided in Section 4(g) if such a Notice of Dispute is given within such fifteen (15) day period.

5.   COMPENSATION AND BENEFITS UPON TERMINATION OF CONSULTING OBLIGATIONS.  In
     --------------------------------------------------------------------
addition to any benefits mandated by law, upon termination of the Consulting Obligations and/or termination of the Consulting Term hereunder for any of the reasons set forth below, Consultant shall be entitled to the compensation and benefits described below. Upon payment of such amounts, the Company shall have no further liability or obligation hereunder to Consultant to pay the compensation or provide the benefits specified in Sections 2 and 3 hereof, or to his executors or administrators, his heirs or assigns or any other person claiming under or through him therefor.

     (a)   Death.  Notwithstanding the death of Consultant, the Company shall
           -----
continue to pay and to provide to the estate of Consultant (or to his heirs or beneficiaries, as applicable) the payments of Base Compensation (in equal monthly installments) which would otherwise be payable pursuant to Section 2(a) hereof for the period remaining through July 1, 2006; provided, that upon Consultant's death, all Options granted pursuant to Section 2(b) shall vest immediately (to the extent unvested) and shall remain exercisable for a period which ends on the date that is twelve (12) months after the Consulting Termination Date;

     (b)   Disability.  Notwithstanding the occurrence of an event constituting
           ----------
Consultant's disability pursuant to Section 4(c), the Company shall continue to pay and provide to the Consultant: (i) the payments of Base Compensation (in equal monthly installments) which would otherwise be payable pursuant to Section 2(a) hereof for the period remaining through July 1, 2006; and (ii) all other benefits to which Consultant is entitled pursuant to Sections 2 and 3 hereof for the period remaining through July 1, 2006; provided, however, that all Options granted to Consultant pursuant to Section 2(b) shall continue to vest (to the extent unvested) and all Options that are then vested or that thereafter vest shall remain exercisable notwithstanding such disability;

     (c)   Cause.  After the Company has made the following payments (as
           -----
applicable) to Consultant following a termination for Cause by the Company, except as provided in Section 8(b) the Company shall have no further obligation to make payments or provide benefits under this Agreement:

           (i) If the Consulting Term and Consulting Obligations shall be terminated for Cause pursuant to either of Sections 4(d)(i) or 4(d)(iii), the Company shall pay Consultant the compensation which would otherwise be payable to Consultant pursuant to Section 2(a) up to the Consulting Termination Date, and all other benefits to which he is entitled through the Consulting Termination Date at the rate in effect at the time Notice of Termination is given; provided that all Options that are vested on the Consulting Termination Date shall remain exercisable for a period which ends on the date that is thirty
(30) days after the Consulting Termination Date.

           (ii) If the Consulting Term and Consulting Obligations shall be terminated for Cause pursuant to Section 4(d)(ii), the Company shall pay Consultant the payments of Base Compensation (in equal monthly installments) which would otherwise be payable pursuant to Section 2(a) hereof for the period remaining through July 1, 2006 and all Options that are vested on the Consulting Termination Date shall remain exercisable for a period which ends on the date that is thirty (30) days after the Consulting Termination Date.

     (d)   Termination by Consultant.  If the Consulting Obligations hereunder
           -------------------------
are (x) terminated by Consultant pursuant to Section 4(e), or (y) terminated by the Company other than for Cause, then Consultant shall be entitled to the compensation and benefits provided below:

           (i)   the Company shall pay Consultant, not later than the fifth
(5th) day following the Consulting Termination Date, a lump sum accelerated payment in cash equal to the present value of all unpaid Base Compensation payments scheduled to be paid pursuant to Section 2(a) hereof for the period remaining through July 1, 2006, using a discount factor of seven percent (7%) per annum;

           (ii) the Company shall pay to Consultant, not later than the fifteenth (15th) day following the Consulting Termination Date, the Benefits Cash-Out Amount (as defined in Section 5(f)); and

           (iii) all Options granted pursuant to Section 2(b) shall vest immediately (to the extent unvested) and shall remain exercisable for the period remaining through July 1, 2006. Additionally, for a period which is ninety (90) days from the Consulting Termination Date, Consultant may require the Company, and the Company shall thereafter be obligated to do either or both of the following: (a) purchase all Options held by Consultant at a price equal to the difference between the exercise price for such Options and the then Fair Market Value of the shares underlying the Options; and (b) purchase all shares of Common Stock held by Consultant issued upon exercise of the Options granted pursuant to Section 2(b), at a price equal to the Fair Market Value thereof.

     (e)   No Mitigation of Damages.  Consultant shall not be required to
           ------------------------
mitigate the amount of any payment provided for in Sections 2 or 3 or in this
Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 2 or 3 or in this Section 5 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the Consulting Termination Date. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Consultant by virtue of Sections 2 or 3 or in this
Section 5 with respect to any rights, claims or damages which the Company may have against Consultant.

     (f)   Benefits Cash-Out Amount.  For purposes of this Agreement, the
           ------------------------
"Benefits Cash-Out Amount" shall mean a lump sum accelerated payment in cash equal to the present value (using a discount factor of seven percent (7%) per annum) of the aggregate fair market value of all of the benefits required by
Section 2(c) (to the extent not already paid or otherwise provided to Consultant) to which Consultant would have been entitled if he continued to be engaged as a Consultant for the period remaining through July 1, 2006. In the event of a dispute regarding the Benefits Cash-Out Amount, the value shall be conclusively determined pursuant to the procedures set forth in Section 5(g) hereof. At Consultant's election and in lieu of the Company's obligation to pay the Benefits Cash-Out Amount, the Company shall provide Consultant with all of the aforementioned benefits in kind and at the rate in effect at the Consulting Termination Date, as if he were still engaged as Consultant for the Company under this Agreement for the period remaining through July 1, 2006.

     (g)   Valuation.  The Company shall determine and pay the Benefits Cash-Out
           ---------
Amount to Consultant as set forth in Section 5(f) and, concurrent with payment of such amount the Company shall deliver to Consultant (or his estate or beneficiaries, as the case may be) a statement in reasonable detail setting forth the Company's determination of such Benefits Cash-Out Amount. If Consultant (or his estate or beneficiaries, as the case may be) does not object to such amount by notice to the Company within fifteen (15) days of payment thereof, such valuation shall be binding upon the parties to this Agreement. If Consultant (or his estate or beneficiaries, as the case may be) objects to such amount by notice to the Company within fifteen (15) days of payment thereof, and the Company and Consultant are unable to resolve such dispute within fifteen
(15) days of Consultant's notice of objection, the Benefits Cash-Out Amount shall be determined (using the factors set forth in Section 5(f)) by an independent public accounting firm of national reputation mutually agreeable to the Company and Consultant (the "Accountants"). Unless the Company and Consultant otherwise agree in writing, any determination required under this
Section 5(g) shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon Consultant and the Company for all purposes. The Company and Consultant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(g). If the Accountants determine that the proper amount of the Benefits Cash-Out Amount is equal to or greater than five percent (5%) more than the amount proposed by the Company, the Company shall bear all costs incurred by the Accountants in connection with the foregoing calculations. If the Accountants determine that the proper amount of the Benefits Cash-Out Amount is less than five percent (5%) greater than that proposed by the Company, Consultant and the Company shall equally bear all costs incurred by the Accountants in connection with the foregoing calculations.

6.   SUCCESSORS.  The Company will require any successor (whether direct or
     ----------
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

7.   CONTINUED PAYMENTS.  The Company shall have no right to withhold any of the
     ------------------
payments of Base Compensation or benefits due to Consultant hereunder for any reason whatsoever, including but not limited to any alleged breach of this Agreement by Consultant. Consultant shall have no liability to the Company whatsoever for any breach or alleged breach of his obligations hereunder or in respect of the services provided or to be provided by the Consultant hereunder; provided, however, that the foregoing will be without prejudice to the rights of the Company to terminate the Consulting Obligations and the Consulting Term for Cause pursuant to Section 4(d) hereof.

8.   INDEMNITY.
     ---------

     (a) The Company and Consultant hereby acknowledge and agree that each has heretofore executed and delivered a Restated Indemnity Agreement. The Restated Indemnity Agreement shall survive and remain in full force and effect after the execution of this Agreement, the effectiveness thereof and the expiration of this Agreement.

     (b) In any suit, proceeding, action, cross-claim, counterclaim or investigation ("Action") brought against Consultant or his heirs or estate (individually or collectively, "Indemnified Parties") by any person or entity (other than the Company, but including stockholders of the Company or any governmental or regulatory agency), in connection with or as a result of either Consultant's engagement as a consultant under this Agreement or the provision of or failure to provide (or the alleged provision of or failure to provide) consulting services hereunder, the Company will save, indemnify and keep the Indemnified Parties harmless from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses), except to the extent that any such loss, claim, damage, liability or expense is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of Consultant in performing the services that are the subject of this Agreement. In the event of an Action: (i) the Indemnified Party shall promptly notify the Company thereof; (ii) the Company shall submit the matter to counsel of its choice, reasonably acceptable to the Indemnified Parties, and shall pay the reasonable fees and expenses of such counsel; and (iii) the Indemnified Parties will cooperate in the defense of the Action; provided, however, that Company shall not be obligated to pay for more than one counsel (other than local counsel, if required) for all Indemnified Parties in any single Action unless the Company chooses to defend such Action with more than one firm or counsel. The reimbursement, indemnity and contribution obligations of the Company under this Section 8(b) shall be in addition to any liability which the Company may otherwise have, and shall survive the end of the Consulting Term.

9.   COVENANT NOT TO COMPETE.
     -----------------------

     Consultant agrees that, for the period through July 1, 2006, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, or be connected with, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in the business of producing and distributing satirical, edgy, comedy product(s) in the model traditionally utilized by the Company; provided, however, that the foregoing shall not prevent Consultant from being a stockholder of less than five percent (5%) of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the provisions of this Section 9 shall only apply if Consultant continues to receive payments of Noncompetition Compensation under
Section 2(a)(iii) hereof, or if Consultant has received all such payments on an accelerated basis pursuant to Section 2(a)(iv) or Section 5(d) hereof.

10.  MISCELLANEOUS.
     -------------

     (a)   Severability.  The provisions of this Agreement shall be severable
           ------------
and if any provision hereof shall be judged to be invalid, such invalidity shall not affect any other portion of this Agreement which can be given effect.

     (b)   Notices.  All notices, requests, demands and other communications
           -------
hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to the Company, to:

                 Mr. Daniel S. Laikin
                 National Lampoon
                 10850 Wilshire Blvd.
                 Suite 1000
                 Los Angeles, California  90024

          with copies to:

                 John C. Kirkland, Esq.
                 Greenberg Traurig, LLP
                 2450 Colorado Avenue
                 Suite 400E
                 Santa Monica, California  90404

           If to Consultant, to:

                 Mr. James P. Jimirro
                 10787 Wilshire Blvd.
                 Suite 1702
                 Los Angeles, California 90024

          with a copy to:

                 Bruce D. Meyer, Esq.
                 Gibson, Dunn & Crutcher LLP
                 333 South Grand Avenue
                 Los Angeles, California 90071

or to such other address as either party may furnish to the other in writing, making specific reference to this Section 10(b).

     (c)   Arbitration.
           -----------

           (i) In the event that there shall be a dispute between the parties hereto concerning the meaning, application or interpretation of this Agreement or of the legal relations connected therewith, or concerning any alleged breach hereof, or to enforce the terms hereof or to seek damages in respect of a breach hereof or otherwise relating hereto, then such dispute shall, upon the written request of either party hereto, be conclusively determined by arbitration conducted in Los Angeles, California by a single arbitrator who is a retired or former judge and who has substantial experience in employment matters and who is mutually agreeable to the parties. If the parties cannot agree on the identity of such single arbitrator within thirty (30) days after the giving of such notice requesting arbitration, the dispute may be referred by either party to the American Arbitration Association (the "AAA") for resolution by arbitration conducted in Los Angeles, California by a single arbitrator in accordance with the rules of the AAA then in effect, provided, however, that the arbitrator shall be a retired or former judge with substantial experience in employment matters. Such arbitrator shall be selected by the parties alternately striking names from a list of ten such persons provided by the American Arbitration Association office in or located nearest to Los Angeles, California. If either party fails to strike names from the list, the arbitrator shall be selected from the list by the other party. In all cases, the decision of the arbitrator shall be final and binding on the parties hereto.

           (ii) The party that does not prevail in any such arbitration shall pay the fees and expenses of the arbitrator. Each party shall pay its own attorney fees and costs including, without limitation, fees and costs of any experts. However, attorney fees and costs incurred by the party that prevails in any such arbitration commenced pursuant to this Section 10(c) or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 10(c) or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 10(c) may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances.

           (iii) The arbitration provisions of this Section 10(c) shall not apply to any dispute between or among the parties concerning any of the other Documentation (including but not limited to the Security Agreement) to the extent that any of such Documentation expressly provides for another method of resolution.

     (d)   Rights to Work Product.  Subject to the grant of the Security
           ----------------------
Interest pursuant to Section 2(d) above and except as provided in Section 10(e) below, Consultant grants to the Company all rights of every kind whatsoever, exclusively and perpetually, in and to all services performed by him for the Company hereunder, during the term hereof, and the results and proceeds thereof, including all of Consultant's creative works including without limitation ideas, concepts, formats, themes, screenplays, and/or adaptations of the foregoing, whether or not reduced to writing, and whether or not otherwise protected by copyrights, or rights thereto, or at common law or otherwise during the term hereof.

     (e)   Confidentiality.  Without the express prior written consent of the
           ---------------
Company, Consultant shall not contact or communicate with any person or entity on behalf of the Company, and shall not disclose or make available to anyone outside the Company, any confidential or proprietary information of the Company its subsidiaries, or affiliated corporations or entities including, without limitation, trade secrets, customer lists, financial data, programming plans or other information not generally known to any competitor of the Company, its subsidiaries or affiliated corporations or entities; provided, however, that the foregoing shall not prohibit the Consultant from disclosing any such confidential or proprietary information (u) to his advisors, including, without limitation, attorneys, accountants, consultants, investment bankers and financial advisors or (v) as required by law or governmental or judicial proceeding or arbitration or (w) for the purposes of enforcing his rights under this Consulting Agreement or in any arbitration proceeding or litigation arising out of this Consulting Agreement; and provided further, that information will not be considered confidential or proprietary if it (x) is or becomes available to the public other than as a result of disclosure by Consultant or his representatives, (y) was available to Consultant or his representatives on a non-confidential basis prior to receipt from the Company, or (z) becomes available on a non-confidential basis from a source other than the Company or its representatives. Upon termination of the Consulting Obligations, Consultant shall deliver to the Company all documents in his possession containing any such confidential or proprietary information; provided, however, that Employee shall be entitled to retain a copy of his personal correspondence file. The agreements of Consultant set forth in this Section 10(e) shall survive the end of the Consulting Term.

     (f)   Independent Contractor Status.  It is intended by the parties hereto
           -----------------------------
that the relationship of this Agreement is that of Independent Contractor and Client, it being understood that no agency, employment, joint venture or partnership is created by this Agreement and neither Company nor Consultant shall make any representations to any person or entity that Consultant is affiliated with the Company or authorized to act on its behalf, or tending to create an apparent agency, employment, joint venture or partnership. Consultant shall not be deemed to be an agent, employee or servant of Company and notwithstanding anything to the contrary contained herein, none of the benefits provided by Company to its employees, except as specifically provided for herein, shall be available to Consultant. Consultant shall be responsible for all state and federal income taxes resulting from payments of the Base Compensation and benefits hereunder.

     (g)   Attorneys' Fees.  In the event of any dispute hereunder, or in the
           ---------------
event of any action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other his reasonable attorneys' fees, expenses, disbursements and other costs incurred in connection therewith.

     (h)   Assignment.  Neither this Agreement nor any right or interest under
           ----------
this Agreement shall be assignable by Consultant. This Agreement shall not be assignable by the Company without the prior written consent of Consultant.

     (i)   Entire Agreement.  This Agreement, the Letter Agreement, the Jimirro
           ----------------
Purchase Agreement, the Release and Standstill Agreement, the Security Agreement and all of the other Documentation executed at the Closing of the Transactions contemplated by the Letter Agreement constitute the final, complete and exclusive embodiments of the entire understanding and agreement between the parties related to the subject matter hereof and supersede and preempt any prior or contemporaneous understandings, agreements or representations by or between the parties, written or oral. Specifically, this Agreement supersedes and preempts the 1999 Employment Agreement (which shall be deemed terminated by virtue of the execution of this Agreement). This Agreement is binding upon the heirs, administrators, successors and assigns of the parties hereto. There are no oral agreements, modifications, representations or understandings which are not specifically set forth herein. All negotiations are merged into this Agreement.

     (j)   Governing Law.  This Agreement and each of the provisions hereunder
           -------------
shall be interpreted according to and governed by the internal laws of the State of California regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of California.

     (k)   Amendments.  No amendments or other modifications to this Agreement
           ----------
may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

     (l)   Capitalized Terms.  Capitalized terms used herein and not otherwise
           -----------------
defined shall have the meanings ascribed to them in the Letter Agreement.

     (m)   Acknowledgement and Consent.  By execution of the signature page
           ---------------------------
hereto, the Purchasers hereby acknowledge and consent to the execution and delivery of this Agreement, to the Company's undertaking of its obligations set forth herein and to the grant of the Security Interest pursuant to Section 2(d).

     (n)   Condition Precedent.  The effectiveness of this Agreement is
           -------------------
expressly conditioned upon the consummation of the Closing of the Transactions, as defined in the Letter Agreement. If the Closing does not occur, this Agreement will be of no force or effect whatsoever.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, Consultant has executed this Agreement and the Purchasers acknowledge and consent to the execution of this Agreement as aforesaid, as of the day and year first above written.

                                          "Company"

                                          J2 COMMUNICATIONS


                                          By:_________________________
                                          Name:
                                          Title:

                                          "Consultant"

                                          JAMES P. JIMIRRO


                                          ____________________________

THE FOREGOING IS ACKNOWLEDGED
AND CONSENTED TO AS OF THE DAY AND
YEAR FIRST ABOVE WRITTEN

___________________________________
DANIEL S. LAIKIN

___________________________________
PAUL SKJODT

                      Appendix 1 to Consulting Agreement

                               CASE 1 $2,250,000
------------------------------------------------------------------------------
Employment Term Finish Date                                             7/1/06
Annual Discount                                                          7.000%
 Payment Discount                                                        0.292%
                                                                 -------------
Assumed Start Date                                                      4/1/01
                                                                 -------------
End Date                                                                7/1/06
Value of Payments                                                $   21,364.66
Number of Payments                                                         126


Amount due Consultant if Security Agreement Terminated on 4/1/02 $1,882,573.68

                      Appendix 1 to Consulting Agreement

                               CASE 1 $2,250,000
--------------------------------------------------------------------------------

      Payment Date                    Payment                 Balance               Base             Discount
-------------------------     -----------------------   -------------------    ---------------   -----------------
                                                           2,250,000.00
         4/15/01                     21,364.66             2,235,197.84           14,802.16           6,562.50
          5/1/01                     21,364.66             2,220,352.51           14,845.33           6,519.33
         5/15/01                     21,364.66             2,205,463.88           14,888.63           6,476.03
          6/1/01                     21,364.66             2,190,531.83           14,932.05           6,432.60
         6/15/01                     21,364.66             2,175,556.22           14,975.61           6,389.05
          7/1/01                     21,364.66             2,160,536.94           15,019.28           6,345.37
         7/15/01                     21,364.66             2,145,473.85           15,063.09           6,301.57
          8/1/01                     21,364.66             2,130,366.82           15,107.02           6,257.63
         8/15/01                     21,364.66             2,115,215.74           15,151.09           6,213.57
          9/1/01                     21,364.66             2,100,020.46           15,195.28           6,169.38
         9/15/01                     21,364.66             2,084,780.86           15,239.60           6,125.06
         10/1/01                     21,364.66             2,069,496.82           15,284.05           6,080.61
         10/15/01                    21,364.66             2,054,168.19           15,328.62           6,036.03
         11/1/01                     21,364.66             2,038,794.86           15,373.33           5,991.32
         11/15/01                    21,364.66             2,023,376.69           15,418.17           5,946.49
         12/1/01                     21,364.66             2,007,913.54           15,463.14           5,901.52
         12/15/01                    21,364.66             1,992,405.30           15,508.24           5,856.41
          1/1/02                     21,364.66             1,976,851.83           15,553.47           5,811.18
         1/15/02                     21,364.66             1,961,252.99           15,598.84           5,765.82
          2/1/02                     21,364.66             1,945,608.65           15,644.34           5,720.32
         2/15/02                     21,364.66             1,929,918.69           15,689.97           5,674.69
          3/1/02                     21,364.66             1,914,182.96           15,735.73           5,628.93
         3/15/02                     21,364.66             1,898,401.34           15,781.62           5,583.03
          4/1/02                     21,364.66             1,882,573.68           15,827.65           5,537.00
         4/15/02                     21,364.66             1,866,699.87           15,873.82           5,490.84
          5/1/02                     21,364.66             1,850,779.75           15,920.12           5,444.54
         5/15/02                     21,364.66             1,834,813.20           15,966.55           5,398.11
          6/1/02                     21,364.66             1,818,800.08           16,013.12           5,351.54
         6/15/02                     21,364.66             1,802,740.26           16,059.82           5,304.83
          7/1/02                     21,364.66             1,786,633.60           16,106.66           5,257.99
         7/15/02                     21,364.66             1,770,479.95           16,153.64           5,211.01
          8/1/02                     21,364.66             1,754,279.20           16,200.76           5,163.90
         8/15/02                     21,364.66             1,738,031.19           16,248.01           5,116.65
          9/1/02                     21,364.66             1,721,735.79           16,295.40           5,069.26
         9/15/02                     21,364.66             1,705,392.86           16,342.93           5,021.73
         10/1/02                     21,364.66             1,689,002.27           16,390.59           4,974.06
         10/15/02                    21,364.66             1,672,563.87           16,438.40           4,926.26
         11/1/02                     21,364.66             1,656,077.52           16,486.35           4,878.31
         11/15/02                    21,364.66             1,639,543.09           16,534.43           4,830.23
         12/1/02                     21,364.66             1,622,960.43           16,582.66           4,782.00
         12/15/02                    21,364.66             1,606,329.41           16,631.02           4,733.63
          1/1/03                     21,364.66             1,589,649.88           16,679.53           4,685.13

                      Appendix 1 to Consulting Agreement

                               CASE 1 $2,250,000
--------------------------------------------------------------------------------

          Payment Date                      Payment               Balance                Base              Discount
-------------------------------      --------------------    -----------------     ----------------   -----------------

            1/15/03                        21,364.66            1,572,921.70           16,728.18           4,636.48
             2/1/03                        21,364.66            1,556,144.73           16,776.97           4,587.69
            2/15/03                        21,364.66            1,539,318.83           16,825.90           4,538.76
             3/1/03                        21,364.66            1,522,443.86           16,874.98           4,489.68
            3/15/03                        21,364.66            1,505,519.66           16,924.20           4,440.46
             4/1/03                        21,364.66            1,488,546.10           16,973.56           4,391.10
            4/15/03                        21,364.66            1,471,523.04           17,023.06           4,341.59
             5/1/03                        21,364.66            1,454,450.32           17,072.71           4,291.94
            5/15/03                        21,364.66            1,437,327.81           17,122.51           4,242.15
             6/1/03                        21,364.66            1,420,155.36           17,172.45           4,192.21
            6/15/03                        21,364.66            1,402,932.82           17,222.54           4,142.12
             7/1/03                        21,364.66            1,385,660.06           17,272.77           4,091.89
            7/15/03                        21,364.66            1,368,336.91           17,323.15           4,041.51
             8/1/03                        21,364.66            1,350,963.23           17,373.67           3,990.98
            8/15/03                        21,364.66            1,333,538.88           17,424.35           3,940.31
             9/1/03                        21,364.66            1,316,063.72           17,475.17           3,889.49
            9/15/03                        21,364.66            1,298,537.58           17,526.14           3,838.52
            10/1/03                        21,364.66            1,280,960.32           17,577.26           3,787.40
            10/15/03                       21,364.66            1,263,331.80           17,628.52           3,736.13
            11/1/03                        21,364.66            1,245,651.86           17,679.94           3,684.72
            11/15/03                       21,364.66            1,227,920.36           17,731.51           3,633.15
            12/1/03                        21,364.66            1,210,137.13           17,783.22           3,581.43
            12/15/03                       21,364.66            1,192,302.04           17,835.09           3,529.57
             1/1/04                        21,364.66            1,174,414.93           17,887.11           3,477.55
            1/15/04                        21,364.66            1,156,475.65           17,939.28           3,425.38
             2/1/04                        21,364.66            1,138,484.05           17,991.60           3,373.05
            2/15/04                        21,364.66            1,120,439.97           18,044.08           3,320.58
             3/1/04                        21,364.66            1,102,343.26           18,096.71           3,267.95
            3/15/04                        21,364.66            1,084,193.78           18,149.49           3,215.17
             4/1/04                        21,364.66            1,065,991.35           18,202.43           3,162.23
            4/15/04                        21,364.66            1,047,735.83           18,255.52           3,109.14
             5/1/04                        21,364.66            1,029,427.07           18,308.76           3,055.90
            5/15/04                        21,364.66            1,011,064.91           18,362.16           3,002.50
             6/1/04                        21,364.66              992,649.20           18,415.72           2,948.94
            6/15/04                        21,364.66              974,179.76           18,469.43           2,895.23
             7/1/04                        21,364.66              955,656.47           18,523.30           2,841.36
            7/15/04                        21,364.66              937,079.14           18,577.33           2,787.33
             8/1/04                        21,364.66              918,447.63           18,631.51           2,733.15
            8/15/04                        21,364.66              899,761.78           18,685.85           2,678.81
             9/1/04                        21,364.66              881,021.43           18,740.35           2,624.31
            9/15/04                        21,364.66              862,226.42           18,795.01           2,569.65
            10/1/04                        21,364.66              843,376.59           18,849.83           2,514.83
            10/15/04                       21,364.66              824,471.78           18,904.81           2,459.85

                      Appendix 1 to Consulting Agreement

                               CASE 1 $2,250,000
--------------------------------------------------------------------------------

         Payment Date                       Payment                Balance               Base              Discount
----------------------------         -------------------     -------------------  -----------------    ----------------
            11/1/04                        21,364.66              805,511.83           18,959.95           2,404.71
            11/15/04                       21,364.66              786,496.58           19,015.25           2,349.41
            12/1/04                        21,364.66              767,425.87           19,070.71           2,293.95
            12/15/04                       21,364.66              748,299.54           19,126.33           2,238.33
             1/1/05                        21,364.66              729,117.43           19,182.12           2,182.54
            1/15/05                        21,364.66              709,879.36           19,238.06           2,126.59
             2/1/05                        21,364.66              690,585.19           19,294.18           2,070.48
            2/15/05                        21,364.66              671,234.74           19,350.45           2,014.21
             3/1/05                        21,364.66              651,827.85           19,406.89           1,957.77
            3/15/05                        21,364.66              632,364.35           19,463.49           1,901.16
             4/1/05                        21,364.66              612,844.09           19,520.26           1,844.40
            4/15/05                        21,364.66              593,266.90           19,577.20           1,787.46
             5/1/05                        21,364.66              573,632.60           19,634.30           1,730.36
            5/15/05                        21,364.66              553,941.04           19,691.56           1,673.10
             6/1/05                        21,364.66              534,192.05           19,749.00           1,615.66
            6/15/05                        21,364.66              514,385.45           19,806.60           1,558.06
             7/1/05                        21,364.66              494,521.08           19,864.37           1,500.29
            7/15/05                        21,364.66              474,598.78           19,922.30           1,442.35
             8/1/05                        21,364.66              454,618.37           19,980.41           1,384.25
            8/15/05                        21,364.66              434,579.68           20,038.69           1,325.97
             9/1/05                        21,364.66              414,482.55           20,097.13           1,267.52
            9/15/05                        21,364.66              394,326.80           20,155.75           1,208.91
            10/1/05                        21,364.66              374,112.26           20,214.54           1,150.12
            10/15/05                       21,364.66              353,838.77           20,273.50           1,091.16
            11/1/05                        21,364.66              333,506.14           20,332.63           1,032.03
            11/15/05                       21,364.66              313,114.21           20,391.93             972.73
            12/1/05                        21,364.66              292,662.80           20,451.41             913.25
            12/15/05                       21,364.66              272,151.74           20,511.06             853.60
             1/1/06                        21,364.66              251,580.86           20,570.88             793.78
            1/15/06                        21,364.66              230,949.98           20,630.88             733.78
             2/1/06                        21,364.66              210,258.93           20,691.05             673.60
            2/15/06                        21,364.66              189,507.53           20,751.40             613.26
             3/1/06                        21,364.66              168,695.60           20,811.93             552.73
            3/15/06                        21,364.66              147,822.97           20,872.63             492.03
             4/1/06                        21,364.66              126,889.47           20,933.51             431.15
            4/15/06                        21,364.66              105,894.91           20,994.56             370.09
             5/1/06                        21,364.66               84,839.11           21,055.80             308.86
            5/15/06                        21,364.66               63,721.90           21,117.21             247.45
             6/1/06                        21,364.66               42,543.10           21,178.80             185.86
            6/15/06                        21,364.66               21,302.52           21,240.57             124.08
             7/1/06                        21,364.66                   (0.00)          21,302.52              62.13

                                     -------------------                          -----------------    ----------------
Total                                   2,691,946.78                                2,250,000.00         441,946.78

                      Appendix 1 to Consulting Agreement

                               CASE 1 $2,250,000
--------------------------------------------------------------------------------

       Payment Date                   Payment              Balance                 Base                Discount
--------------------------      ------------------    ------------------    ------------------    ------------------

Present Value of Payments          $2,250,000.00


                      Appendix 1 to Consulting Agreement

                                CASE 1 $750,000

-----------------------------------------------------------------------------------------------
Employment Term Finish Date                                                              7/1/06
Annual Discount                                                                           7.000%
Payment Discount                                                                          0.292%
                                                                                   ------------
Assumed Start Date                                                                       4/1/01
                                                                                   ------------
End Date                                                                                 7/1/06
Value of Payments                                                                  $   7,121.55
Number of Payments                                                                          126


Amount due Consultant if Security Agreement Terminated on 4/1/02                   $ 627,524.56

                      Appendix 1 to Consulting Agreement

                                CASE 1 $750,000
--------------------------------------------------------------------------------

          Payment Date                     Payment                 Balance               Base             Discount
------------------------------         ----------------        ----------------     ---------------    ----------------
                                                                  750,000.00
            4/15/01                         7,121.55              745,065.95            4,934.05           2,187.50
             5/1/01                         7,121.55              740,117.50            4,948.44           2,173.11
            5/15/01                         7,121.55              735,154.63            4,962.88           2,158.68
             6/1/01                         7,121.55              730,177.28            4,977.35           2,144.20
            6/15/01                         7,121.55              725,185.41            4,991.87           2,129.68
             7/1/01                         7,121.55              720,178.98            5,006.43           2,115.12
            7/15/01                         7,121.55              715,157.95            5,021.03           2,100.52
             8/1/01                         7,121.55              710,122.27            5,035.67           2,085.88
            8/15/01                         7,121.55              705,071.91            5,050.36           2,071.19
             9/1/01                         7,121.55              700,006.82            5,065.09           2,056.46
            9/15/01                         7,121.55              694,926.95            5,079.87           2,041.69
            10/1/01                         7,121.55              689,832.27            5,094.68           2,026.87
            10/15/01                        7,121.55              684,722.73            5,109.54           2,012.01
            11/1/01                         7,121.55              679,598.29            5,124.44           1,997.11
            11/15/01                        7,121.55              674,458.90            5,139.39           1,982.16
            12/1/01                         7,121.55              669,304.51            5,154.38           1,967.17
            12/15/01                        7,121.55              664,135.10            5,169.41           1,952.14
             1/1/02                         7,121.55              658,950.61            5,184.49           1,937.06
            1/15/02                         7,121.55              653,751.00            5,199.61           1,921.94
             2/1/02                         7,121.55              648,536.22            5,214.78           1,906.77
            2/15/02                         7,121.55              643,306.23            5,229.99           1,891.56
             3/1/02                         7,121.55              638,060.99            5,245.24           1,876.31
            3/15/02                         7,121.55              632,800.45            5,260.54           1,861.01
             4/1/02                         7,121.55              627,524.56            5,275.88           1,845.67
            4/15/02                         7,121.55              622,233.29            5,291.27           1,830.28
             5/1/02                         7,121.55              616,926.58            5,306.71           1,814.85
            5/15/02                         7,121.55              611,604.40            5,322.18           1,799.37
             6/1/02                         7,121.55              606,266.69            5,337.71           1,783.85
            6/15/02                         7,121.55              600,913.42            5,353.27           1,768.28
             7/1/02                         7,121.55              595,544.53            5,368.89           1,752.66
            7/15/02                         7,121.55              590,159.98            5,384.55           1,737.00
             8/1/02                         7,121.55              584,759.73            5,400.25           1,721.30
            8/15/02                         7,121.55              579,343.73            5,416.00           1,705.55
             9/1/02                         7,121.55              573,911.93            5,431.80           1,689.75
            9/15/02                         7,121.55              568,464.29            5,447.64           1,673.91
            10/1/02                         7,121.55              563,000.76            5,463.53           1,658.02
            10/15/02                        7,121.55              557,521.29            5,479.47           1,642.09
            11/1/02                         7,121.55              552,025.84            5,495.45           1,626.10
            11/15/02                        7,121.55              546,514.36            5,511.48           1,610.08
            12/1/02                         7,121.55              540,986.81            5,527.55           1,594.00
            12/15/02                        7,121.55              535,443.14            5,543.67           1,577.88
             1/1/03                         7,121.55              529,883.29            5,559.84           1,561.71

                      Appendix 1 to Consulting Agreement

                                CASE 1 $750,000
--------------------------------------------------------------------------------

         Payment Date                       Payment                Balance               Base              Discount
-----------------------------          -----------------      -----------------    -----------------  -----------------
            1/15/03                         7,121.55              524,307.23            5,576.06           1,545.49
             2/1/03                         7,121.55              518,714.91            5,592.32           1,529.23
            2/15/03                         7,121.55              513,106.28            5,608.63           1,512.92
             3/1/03                         7,121.55              507,481.29            5,624.99           1,496.56
            3/15/03                         7,121.55              501,839.89            5,641.40           1,480.15
             4/1/03                         7,121.55              496,182.03            5,657.85           1,463.70
            4/15/03                         7,121.55              490,507.68            5,674.35           1,447.20
             5/1/03                         7,121.55              484,816.77            5,690.90           1,430.65
            5/15/03                         7,121.55              479,109.27            5,707.50           1,414.05
             6/1/03                         7,121.55              473,385.12            5,724.15           1,397.40
            6/15/03                         7,121.55              467,644.27            5,740.85           1,380.71
             7/1/03                         7,121.55              461,886.69            5,757.59           1,363.96
            7/15/03                         7,121.55              456,112.30            5,774.38           1,347.17
             8/1/03                         7,121.55              450,321.08            5,791.22           1,330.33
            8/15/03                         7,121.55              444,512.96            5,808.12           1,313.44
             9/1/03                         7,121.55              438,687.91            5,825.06           1,296.50
            9/15/03                         7,121.55              432,845.86            5,842.05           1,279.51
            10/1/03                         7,121.55              426,986.77            5,859.09           1,262.47
            10/15/03                        7,121.55              421,110.60            5,876.17           1,245.38
            11/1/03                         7,121.55              415,217.29            5,893.31           1,228.24
            11/15/03                        7,121.55              409,306.79            5,910.50           1,211.05
            12/1/03                         7,121.55              403,379.04            5,927.74           1,193.81
            12/15/03                        7,121.55              397,434.01            5,945.03           1,176.52
             1/1/04                         7,121.55              391,471.64            5,962.37           1,159.18
            1/15/04                         7,121.55              385,491.88            5,979.76           1,141.79
             2/1/04                         7,121.55              379,494.68            5,997.20           1,124.35
            2/15/04                         7,121.55              373,479.99            6,014.69           1,106.86
             3/1/04                         7,121.55              367,447.75            6,032.24           1,089.32
            3/15/04                         7,121.55              361,397.93            6,049.83           1,071.72
             4/1/04                         7,121.55              355,330.45            6,067.48           1,054.08
            4/15/04                         7,121.55              349,245.28            6,085.17           1,036.38
             5/1/04                         7,121.55              343,142.36            6,102.92           1,018.63
            5/15/04                         7,121.55              337,021.64            6,120.72           1,000.83
             6/1/04                         7,121.55              330,883.07            6,138.57             982.98
            6/15/04                         7,121.55              324,726.59            6,156.48             965.08
             7/1/04                         7,121.55              318,552.16            6,174.43             947.12
            7/15/04                         7,121.55              312,359.71            6,192.44             929.11
             8/1/04                         7,121.55              306,149.21            6,210.50             911.05
            8/15/04                         7,121.55              299,920.59            6,228.62             892.94
             9/1/04                         7,121.55              293,673.81            6,246.78             874.77
            9/15/04                         7,121.55              287,408.81            6,265.00             856.55
            10/1/04                         7,121.55              281,125.53            6,283.28             838.28
            10/15/04                        7,121.55              274,823.93            6,301.60             819.95


                      Appendix 1 to Consulting Agreement

                                CASE 1 $750,000
--------------------------------------------------------------------------------

         Payment Date                       Payment                Balance               Base               Discount
----------------------------            ---------------        ---------------      ---------------     ---------------
            11/1/04                         7,121.55              268,503.94            6,319.98             801.57
            11/15/04                        7,121.55              262,165.53            6,338.42             783.14
            12/1/04                         7,121.55              255,808.62            6,356.90             764.65
            12/15/04                        7,121.55              249,433.18            6,375.44             746.11
             1/1/05                         7,121.55              243,039.14            6,394.04             727.51
            1/15/05                         7,121.55              236,626.45            6,412.69             708.86
             2/1/05                         7,121.55              230,195.06            6,431.39             690.16
            2/15/05                         7,121.55              223,744.91            6,450.15             671.40
             3/1/05                         7,121.55              217,275.95            6,468.96             652.59
            3/15/05                         7,121.55              210,788.12            6,487.83             633.72
             4/1/05                         7,121.55              204,281.36            6,506.75             614.80
            4/15/05                         7,121.55              197,755.63            6,525.73             595.82
             5/1/05                         7,121.55              191,210.87            6,544.77             576.79
            5/15/05                         7,121.55              184,647.01            6,563.85             557.70
             6/1/05                         7,121.55              178,064.02            6,583.00             538.55
            6/15/05                         7,121.55              171,461.82            6,602.20             519.35
             7/1/05                         7,121.55              164,840.36            6,621.46             500.10
            7/15/05                         7,121.55              158,199.59            6,640.77             480.78
             8/1/05                         7,121.55              151,539.46            6,660.14             461.42
            8/15/05                         7,121.55              144,859.89            6,679.56             441.99
             9/1/05                         7,121.55              138,160.85            6,699.04             422.51
            9/15/05                         7,121.55              131,442.27            6,718.58             402.97
            10/1/05                         7,121.55              124,704.09            6,738.18             383.37
            10/15/05                        7,121.55              117,946.26            6,757.83             363.72
            11/1/05                         7,121.55              111,168.71            6,777.54             344.01
            11/15/05                        7,121.55              104,371.40            6,797.31             324.24
            12/1/05                         7,121.55               97,554.27            6,817.14             304.42
            12/15/05                        7,121.55               90,717.25            6,837.02             284.53
             1/1/06                         7,121.55               83,860.29            6,856.96             264.59
            1/15/06                         7,121.55               76,983.33            6,876.96             244.59
             2/1/06                         7,121.55               70,086.31            6,897.02             224.53
            2/15/06                         7,121.55               63,169.18            6,917.13             204.42
             3/1/06                         7,121.55               56,231.87            6,937.31             184.24
            3/15/06                         7,121.55               49,274.32            6,957.54             164.01
             4/1/06                         7,121.55               42,296.49            6,977.84             143.72
            4/15/06                         7,121.55               35,298.30            6,998.19             123.36
             5/1/06                         7,121.55               28,279.70            7,018.60             102.95
            5/15/06                         7,121.55               21,240.63            7,039.07              82.48
             6/1/06                         7,121.55               14,181.03            7,059.60              61.95
            6/15/06                         7,121.55                7,100.84            7,080.19              41.36
             7/1/06                         7,121.55                   (0.00)           7,100.84              20.71

                                        ---------------                             ---------------     ---------------
Total                                     897,315.59                                  750,000.00         147,315.59

                      Appendix 1 to Consulting Agreement

                                CASE 1 $750,000
--------------------------------------------------------------------------------

      Payment Date                Payment                Balance                   Base                  Discount
-------------------------   -------------------     -------------------     -------------------     -------------------
Present Value of Payments       $750,000.00


                      Appendix 1 to Consulting Agreement

                               CASE 2 $2,250,000
--------------------------------------------------------------------------------

Employment Term Finish Date                                                              7/1/06
Annual Discount                                                                           7.000%
Payment Discount                                                                          0.292%
                                                                                 --------------
Assumed Start Date                                                                       7/1/01
                                                                                 --------------
End Date                                                                                 7/1/06
Value of Payments                                                                $    22,249.32
Number of Payments                                                                          120


Amount due Consultant if Security Agreement Terminated on 7/1/02                 $ 1,860,614.14

                      Appendix 1 to Consulting Agreement

                               CASE 2 $2,250,000
--------------------------------------------------------------------------------

          Payment Date                      Payment               Balance                Base             Discount
------------------------------          ---------------       ---------------      ---------------     ---------------
                                                                2,250,000.00
            7/15/01                        22,249.32            2,234,313.18           15,686.82           6,562.50
             8/1/01                        22,249.32            2,218,580.61           15,732.57           6,516.75
            8/15/01                        22,249.32            2,202,802.15           15,778.46           6,470.86
             9/1/01                        22,249.32            2,186,977.67           15,824.48           6,424.84
            9/15/01                        22,249.32            2,171,107.03           15,870.64           6,378.68
            10/1/01                        22,249.32            2,155,190.11           15,916.92           6,332.40
            10/15/01                       22,249.32            2,139,226.76           15,963.35           6,285.97
            11/1/01                        22,249.32            2,123,216.85           16,009.91           6,239.41
            11/15/01                       22,249.32            2,107,160.24           16,056.60           6,192.72
            12/1/01                        22,249.32            2,091,056.81           16,103.44           6,145.88
            12/15/01                       22,249.32            2,074,906.40           16,150.40           6,098.92
             1/1/02                        22,249.32            2,058,708.89           16,197.51           6,051.81
            1/15/02                        22,249.32            2,042,464.14           16,244.75           6,004.57
             2/1/02                        22,249.32            2,026,172.01           16,292.13           5,957.19
            2/15/02                        22,249.32            2,009,832.36           16,339.65           5,909.67
             3/1/02                        22,249.32            1,993,445.05           16,387.31           5,862.01
            3/15/02                        22,249.32            1,977,009.94           16,435.11           5,814.21
             4/1/02                        22,249.32            1,960,526.90           16,483.04           5,766.28
            4/15/02                        22,249.32            1,943,995.78           16,531.12           5,718.20
             5/1/02                        22,249.32            1,927,416.45           16,579.33           5,669.99
            5/15/02                        22,249.32            1,910,788.76           16,627.69           5,621.63
             6/1/02                        22,249.32            1,894,112.58           16,676.19           5,573.13
            6/15/02                        22,249.32            1,877,387.75           16,724.83           5,524.50
             7/1/02                        22,249.32            1,860,614.14           16,773.61           5,475.71
            7/15/02                        22,249.32            1,843,791.62           16,822.53           5,426.79
             8/1/02                        22,249.32            1,826,920.02           16,871.59           5,377.73
            8/15/02                        22,249.32            1,809,999.22           16,920.80           5,328.52
             9/1/02                        22,249.32            1,793,029.06           16,970.16           5,279.16
            9/15/02                        22,249.32            1,776,009.41           17,019.65           5,229.67
            10/1/02                        22,249.32            1,758,940.12           17,069.29           5,180.03
            10/15/02                       22,249.32            1,741,821.04           17,119.08           5,130.24
            11/1/02                        22,249.32            1,724,652.03           17,169.01           5,080.31
            11/15/02                       22,249.32            1,707,432.94           17,219.09           5,030.24
            12/1/02                        22,249.32            1,690,163.64           17,269.31           4,980.01
            12/15/02                       22,249.32            1,672,843.96           17,319.68           4,929.64
             1/1/03                        22,249.32            1,655,473.77           17,370.19           4,879.13
            1/15/03                        22,249.32            1,638,052.91           17,420.86           4,828.47
             2/1/03                        22,249.32            1,620,581.25           17,471.67           4,777.65
            2/15/03                        22,249.32            1,603,058.62           17,522.62           4,726.70
             3/1/03                        22,249.32            1,585,484.89           17,573.73           4,675.59
            3/15/03                        22,249.32            1,567,859.90           17,624.99           4,624.33
             4/1/03                        22,249.32            1,550,183.51           17,676.40           4,572.92

                      Appendix 1 to Consulting Agreement

                               CASE 2 $2,250,000
--------------------------------------------------------------------------------

          Payment Date                      Payment               Balance                Base              Discount
-----------------------------          ----------------       ----------------     ----------------   ----------------
            4/15/03                        22,249.32            1,532,455.55           17,727.95           4,521.37
             5/1/03                        22,249.32            1,514,675.90           17,779.66           4,469.66
            5/15/03                        22,249.32            1,496,844.38           17,831.52           4,417.80
             6/1/03                        22,249.32            1,478,960.86           17,883.52           4,365.80
            6/15/03                        22,249.32            1,461,025.17           17,935.68           4,313.64
             7/1/03                        22,249.32            1,443,037.18           17,988.00           4,261.32
            7/15/03                        22,249.32            1,424,996.71           18,040.46           4,208.86
             8/1/03                        22,249.32            1,406,903.63           18,093.08           4,156.24
            8/15/03                        22,249.32            1,388,757.78           18,145.85           4,103.47
             9/1/03                        22,249.32            1,370,559.01           18,198.78           4,050.54
            9/15/03                        22,249.32            1,352,307.15           18,251.86           3,997.46
            10/1/03                        22,249.32            1,334,002.06           18,305.09           3,944.23
            10/15/03                       22,249.32            1,315,643.58           18,358.48           3,890.84
            11/1/03                        22,249.32            1,297,231.55           18,412.03           3,837.29
            11/15/03                       22,249.32            1,278,765.82           18,465.73           3,783.59
            12/1/03                        22,249.32            1,260,246.24           18,519.59           3,729.73
            12/15/03                       22,249.32            1,241,672.63           18,573.60           3,675.72
             1/1/04                        22,249.32            1,223,044.86           18,627.77           3,621.55
            1/15/04                        22,249.32            1,204,362.75           18,682.11           3,567.21
             2/1/04                        22,249.32            1,185,626.16           18,736.60           3,512.72
            2/15/04                        22,249.32            1,166,834.91           18,791.24           3,458.08
             3/1/04                        22,249.32            1,147,988.86           18,846.05           3,403.27
            3/15/04                        22,249.32            1,129,087.84           18,901.02           3,348.30
             4/1/04                        22,249.32            1,110,131.70           18,956.15           3,293.17
            4/15/04                        22,249.32            1,091,120.26           19,011.44           3,237.88
             5/1/04                        22,249.32            1,072,053.37           19,066.89           3,182.43
            5/15/04                        22,249.32            1,052,930.88           19,122.50           3,126.82
             6/1/04                        22,249.32            1,033,752.60           19,178.27           3,071.05
            6/15/04                        22,249.32            1,014,518.40           19,234.21           3,015.11
             7/1/04                        22,249.32              995,228.09           19,290.31           2,959.01
            7/15/04                        22,249.32              975,881.52           19,346.57           2,902.75
             8/1/04                        22,249.32              956,478.52           19,403.00           2,846.32
            8/15/04                        22,249.32              937,018.93           19,459.59           2,789.73
             9/1/04                        22,249.32              917,502.58           19,516.35           2,732.97
            9/15/04                        22,249.32              897,929.31           19,573.27           2,676.05
            10/1/04                        22,249.32              878,298.95           19,630.36           2,618.96
            10/15/04                       22,249.32              858,611.33           19,687.61           2,561.71
            11/1/04                        22,249.32              838,866.29           19,745.04           2,504.28
            11/15/04                       22,249.32              819,063.67           19,802.63           2,446.69
            12/1/04                        22,249.32              799,203.28           19,860.38           2,388.94
            12/15/04                       22,249.32              779,284.97           19,918.31           2,331.01
             1/1/05                        22,249.32              759,308.57           19,976.41           2,272.91
            1/15/05                        22,249.32              739,273.90           20,034.67           2,214.65

                      Appendix 1 to Consulting Agreement

                               CASE 2 $2,250,000
--------------------------------------------------------------------------------

         Payment Date                      Payment                Balance               Base              Discount
-----------------------------         ------------------     ------------------    -----------------   ----------------
             2/1/05                        22,249.32              719,180.79           20,093.10           2,156.22
            2/15/05                        22,249.32              699,029.08           20,151.71           2,097.61
             3/1/05                        22,249.32              678,818.60           20,210.49           2,038.83
            3/15/05                        22,249.32              658,549.17           20,269.43           1,979.89
             4/1/05                        22,249.32              638,220.61           20,328.55           1,920.77
            4/15/05                        22,249.32              617,832.77           20,387.84           1,861.48
             5/1/05                        22,249.32              597,385.46           20,447.31           1,802.01
            5/15/05                        22,249.32              576,878.52           20,506.95           1,742.37
             6/1/05                        22,249.32              556,311.76           20,566.76           1,682.56
            6/15/05                        22,249.32              535,685.01           20,626.74           1,622.58
             7/1/05                        22,249.32              514,998.11           20,686.91           1,562.41
            7/15/05                        22,249.32              494,250.87           20,747.24           1,502.08
             8/1/05                        22,249.32              473,443.11           20,807.76           1,441.57
            8/15/05                        22,249.32              452,574.67           20,868.44           1,380.88
             9/1/05                        22,249.32              431,645.36           20,929.31           1,320.01
            9/15/05                        22,249.32              410,655.00           20,990.35           1,258.97
            10/1/05                        22,249.32              389,603.42           21,051.58           1,197.74
            10/15/05                       22,249.32              368,490.45           21,112.98           1,136.34
            11/1/05                        22,249.32              347,315.89           21,174.56           1,074.76
            11/15/05                       22,249.32              326,079.58           21,236.32           1,013.00
            12/1/05                        22,249.32              304,781.32           21,298.25             951.07
            12/15/05                       22,249.32              283,420.95           21,360.37             888.95
             1/1/06                        22,249.32              261,998.27           21,422.68             826.64
            1/15/06                        22,249.32              240,513.11           21,485.16             764.16
             2/1/06                        22,249.32              218,965.29           21,547.82             701.50
            2/15/06                        22,249.32              197,354.62           21,610.67             638.65
             3/1/06                        22,249.32              175,680.91           21,673.70             575.62
            3/15/06                        22,249.32              153,944.00           21,736.92             512.40
             4/1/06                        22,249.32              132,143.68           21,800.32             449.00
            4/15/06                        22,249.32              110,279.78           21,863.90             385.42
             5/1/06                        22,249.32               88,352.11           21,927.67             321.65
            5/15/06                        22,249.32               66,360.48           21,991.63             257.69
             6/1/06                        22,249.32               44,304.71           22,055.77             193.55
            6/15/06                        22,249.32               22,184.62           22,120.10             129.22
             7/1/06                        22,249.32                   (0.00)          22,184.62              64.71
                                      ------------------                           -----------------   ----------------
Total                                   2,669,918.42                                2,250,000.00         419,918.42

Present Value of Payments             $ 2,250,000.00

                      Appendix 1 to Consulting Agreement

                                CASE 2 $750,000
--------------------------------------------------------------------------------

Employment Term Finish Date                                                              7/1/06
Annual Discount                                                                           7.000%
Payment Discount                                                                          0.292%
                                                                                   ------------
Assumed Start Date                                                                       7/1/01
                                                                                   ------------
End Date                                                                                 7/1/06
Value of Payments                                                                  $   7,416.44
Number of Payments                                                                          120


Amount due Consultant if Security Agreement Terminated on 7/1/02                   $ 620,204.71

                      Appendix 1 to Consulting Agreement

                                CASE 2 $750,000
--------------------------------------------------------------------------------

          Payment Date                      Payment                Balance               Base             Discount
-----------------------------          ----------------       ----------------     ----------------    ----------------
                                                                  750,000.00
            7/15/01                         7,416.44              744,771.06            5,228.94           2,187.50
             8/1/01                         7,416.44              739,526.87            5,244.19           2,172.25
            8/15/01                         7,416.44              734,267.38            5,259.49           2,156.95
             9/1/01                         7,416.44              728,992.56            5,274.83           2,141.61
            9/15/01                         7,416.44              723,702.34            5,290.21           2,126.23
            10/1/01                         7,416.44              718,396.70            5,305.64           2,110.80
            10/15/01                        7,416.44              713,075.59            5,321.12           2,095.32
            11/1/01                         7,416.44              707,738.95            5,336.64           2,079.80
            11/15/01                        7,416.44              702,386.75            5,352.20           2,064.24
            12/1/01                         7,416.44              697,018.94            5,367.81           2,048.63
            12/15/01                        7,416.44              691,635.47            5,383.47           2,032.97
             1/1/02                         7,416.44              686,236.30            5,399.17           2,017.27
            1/15/02                         7,416.44              680,821.38            5,414.92           2,001.52
             2/1/02                         7,416.44              675,390.67            5,430.71           1,985.73
            2/15/02                         7,416.44              669,944.12            5,446.55           1,969.89
             3/1/02                         7,416.44              664,481.68            5,462.44           1,954.00
            3/15/02                         7,416.44              659,003.31            5,478.37           1,938.07
             4/1/02                         7,416.44              653,508.97            5,494.35           1,922.09
            4/15/02                         7,416.44              647,998.59            5,510.37           1,906.07
             5/1/02                         7,416.44              642,472.15            5,526.44           1,890.00
            5/15/02                         7,416.44              636,929.59            5,542.56           1,873.88
             6/1/02                         7,416.44              631,370.86            5,558.73           1,857.71
            6/15/02                         7,416.44              625,795.92            5,574.94           1,841.50
             7/1/02                         7,416.44              620,204.71            5,591.20           1,825.24
            7/15/02                         7,416.44              614,597.21            5,607.51           1,808.93
             8/1/02                         7,416.44              608,973.34            5,623.86           1,792.58
            8/15/02                         7,416.44              603,333.07            5,640.27           1,776.17
             9/1/02                         7,416.44              597,676.35            5,656.72           1,759.72
            9/15/02                         7,416.44              592,003.14            5,673.22           1,743.22
            10/1/02                         7,416.44              586,313.37            5,689.76           1,726.68
            10/15/02                        7,416.44              580,607.01            5,706.36           1,710.08
            11/1/02                         7,416.44              574,884.01            5,723.00           1,693.44
            11/15/02                        7,416.44              569,144.31            5,739.70           1,676.75
            12/1/02                         7,416.44              563,387.88            5,756.44           1,660.00
            12/15/02                        7,416.44              557,614.65            5,773.23           1,643.21
             1/1/03                         7,416.44              551,824.59            5,790.06           1,626.38
            1/15/03                         7,416.44              546,017.64            5,806.95           1,609.49
             2/1/03                         7,416.44              540,193.75            5,823.89           1,592.55
            2/15/03                         7,416.44              534,352.87            5,840.87           1,575.57
             3/1/03                         7,416.44              528,494.96            5,857.91           1,558.53
            3/15/03                         7,416.44              522,619.97            5,875.00           1,541.44
             4/1/03                         7,416.44              516,727.84            5,892.13           1,524.31

                       Appendix to Consulting Agreement

                                CASE 2 $750,000
--------------------------------------------------------------------------------

         Payment Date                       Payment               Balance                Base              Discount
---------------------------           -------------------     -----------------     ---------------    ----------------
            4/15/03                         7,416.44              510,818.52            5,909.32           1,507.12
             5/1/03                         7,416.44              504,891.97            5,926.55           1,489.89
            5/15/03                         7,416.44              498,948.13            5,943.84           1,472.60
             6/1/03                         7,416.44              492,986.95            5,961.17           1,455.27
            6/15/03                         7,416.44              487,008.39            5,978.56           1,437.88
             7/1/03                         7,416.44              481,012.39            5,996.00           1,420.44
            7/15/03                         7,416.44              474,998.90            6,013.49           1,402.95
             8/1/03                         7,416.44              468,967.88            6,031.03           1,385.41
            8/15/03                         7,416.44              462,919.26            6,048.62           1,367.82
             9/1/03                         7,416.44              456,853.00            6,066.26           1,350.18
            9/15/03                         7,416.44              450,769.05            6,083.95           1,332.49
            10/1/03                         7,416.44              444,667.35            6,101.70           1,314.74
            10/15/03                        7,416.44              438,547.86            6,119.49           1,296.95
            11/1/03                         7,416.44              432,410.52            6,137.34           1,279.10
            11/15/03                        7,416.44              426,255.27            6,155.24           1,261.20
            12/1/03                         7,416.44              420,082.08            6,173.20           1,243.24
            12/15/03                        7,416.44              413,890.88            6,191.20           1,225.24
             1/1/04                         7,416.44              407,681.62            6,209.26           1,207.18
            1/15/04                         7,416.44              401,454.25            6,227.37           1,189.07
             2/1/04                         7,416.44              395,208.72            6,245.53           1,170.91
            2/15/04                         7,416.44              388,944.97            6,263.75           1,152.69
             3/1/04                         7,416.44              382,662.95            6,282.02           1,134.42
            3/15/04                         7,416.44              376,362.61            6,300.34           1,116.10
             4/1/04                         7,416.44              370,043.90            6,318.72           1,097.72
            4/15/04                         7,416.44              363,706.75            6,337.15           1,079.29
             5/1/04                         7,416.44              357,351.12            6,355.63           1,060.81
            5/15/04                         7,416.44              350,976.96            6,374.17           1,042.27
             6/1/04                         7,416.44              344,584.20            6,392.76           1,023.68
            6/15/04                         7,416.44              338,172.80            6,411.40           1,005.04
             7/1/04                         7,416.44              331,742.70            6,430.10             986.34
            7/15/04                         7,416.44              325,293.84            6,448.86             967.58
             8/1/04                         7,416.44              318,826.17            6,467.67             948.77
            8/15/04                         7,416.44              312,339.64            6,486.53             929.91
             9/1/04                         7,416.44              305,834.19            6,505.45             910.99
            9/15/04                         7,416.44              299,309.77            6,524.42             892.02
            10/1/04                         7,416.44              292,766.32            6,543.45             872.99
            10/15/04                        7,416.44              286,203.78            6,562.54             853.90
            11/1/04                         7,416.44              279,622.10            6,581.68             834.76
            11/15/04                        7,416.44              273,021.22            6,600.88             815.56
            12/1/04                         7,416.44              266,401.09            6,620.13             796.31
            12/15/04                        7,416.44              259,761.66            6,639.44             777.00
             1/1/05                         7,416.44              253,102.86            6,658.80             757.64
            1/15/05                         7,416.44              246,424.63            6,678.22             738.22

                      Appendix 1 to Consulting Agreement

                                CASE 2 $750,000
--------------------------------------------------------------------------------

         Payment Date                       Payment                Balance                Base              Discount
-----------------------------           ---------------        ---------------      ---------------     ---------------
             2/1/05                         7,416.44              239,726.93            6,697.70             718.74
            2/15/05                         7,416.44              233,009.69            6,717.24             699.20
             3/1/05                         7,416.44              226,272.87            6,736.83             679.61
            3/15/05                         7,416.44              219,516.39            6,756.48             659.96
             4/1/05                         7,416.44              212,740.20            6,776.18             640.26
            4/15/05                         7,416.44              205,944.26            6,795.95             620.49
             5/1/05                         7,416.44              199,128.49            6,815.77             600.67
            5/15/05                         7,416.44              192,292.84            6,835.65             580.79
             6/1/05                         7,416.44              185,437.25            6,855.59             560.85
            6/15/05                         7,416.44              178,561.67            6,875.58             540.86
             7/1/05                         7,416.44              171,666.04            6,895.64             520.80
            7/15/05                         7,416.44              164,750.29            6,915.75             500.69
             8/1/05                         7,416.44              157,814.37            6,935.92             480.52
            8/15/05                         7,416.44              150,858.22            6,956.15             460.29
             9/1/05                         7,416.44              143,881.79            6,976.44             440.00
            9/15/05                         7,416.44              136,885.00            6,996.78             419.66
            10/1/05                         7,416.44              129,867.81            7,017.19             399.25
            10/15/05                        7,416.44              122,830.15            7,037.66             378.78
            11/1/05                         7,416.44              115,771.96            7,058.19             358.25
            11/15/05                        7,416.44              108,693.19            7,078.77             337.67
            12/1/05                         7,416.44              101,593.77            7,099.42             317.02
            12/15/05                        7,416.44               94,473.65            7,120.12             296.32
             1/1/06                         7,416.44               87,332.76            7,140.89             275.55
            1/15/06                         7,416.44               80,171.04            7,161.72             254.72
             2/1/06                         7,416.44               72,988.43            7,182.61             233.83
            2/15/06                         7,416.44               65,784.87            7,203.56             212.88
             3/1/06                         7,416.44               58,560.30            7,224.57             191.87
            3/15/06                         7,416.44               51,314.67            7,245.64             170.80
             4/1/06                         7,416.44               44,047.89            7,266.77             149.67
            4/15/06                         7,416.44               36,759.93            7,287.97             128.47
             5/1/06                         7,416.44               29,450.70            7,309.22             107.22
            5/15/06                         7,416.44               22,120.16            7,330.54              85.90
             6/1/06                         7,416.44               14,768.24            7,351.92              64.52
            6/15/06                         7,416.44                7,394.87            7,373.37              43.07
             7/1/06                         7,416.44                   (0.00)           7,394.87              21.57

                                        ---------------                             ---------------     ---------------
Total                                     889,972.81                                  750,000.00         139,972.81

Present Value of Payments                $750,000.00

                                   EXHIBIT B
                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is dated as of ___________, 2001, between J2 Communications, a California corporation ("Company"), and James P. Jimirro ("Secured Party").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Secured Party and Company are parties to a Restated Employment Agreement dated as of July 1, 1999 (the "1999 Employment Agreement") pursuant to which Secured Party has been serving as President and Chief Executive Officer of the Company;

     WHEREAS, Secured Party and Company, together with Daniel S. Laikin and Paul Skjodt (the "Purchasers"), are parties to a Letter Agreement, dated as of the date hereof (the "Letter Agreement");

     WHEREAS, pursuant to the Letter Agreement and conditioned upon the Closing (as defined in the Letter Agreement), Secured Party and Company have agreed to terminate the 1999 Employment Agreement, and enter into a Consulting Agreement dated as of the date hereof (the "Consulting Agreement");

     WHEREAS, in order to secure the payment and performance of Company's obligations under the Consulting Agreement, including but not limited to Company's obligation to pay the Base Compensation pursuant to Sections 2(a) and 5 thereof and to provide to Secured Party the benefits listed in Sections 2, 3 and 5 thereof, Company has agreed to grant to Secured Party, for the benefit of Secured Party, a continuing Lien on the Collateral (as hereinafter defined);

     WHEREAS, this Security Agreement shall be effective only upon the Closing Date and simultaneous with the Closing;

     NOW, THEREFORE, conditional upon the Closing, and in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company hereby agrees, for the benefit of Secured Party, as follows:

     SECTION 1.  Definitions

     1.1 Certain Defined Terms. Capitalized terms not otherwise defined shall have the respective meanings provided for in the Letter Agreement or, if not defined therein, in this Section 1.1. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code (as hereinafter defined) to the extent the same are used or defined therein:

     "Account Debtor" means any Person who may become obligated to Secured Party under, with respect to, or on account of, an Account.

     "Accounts" means all "accounts" (as defined in the Code) now owned or hereafter created or acquired by Company and all of the following now owned or hereafter created or acquired by Company: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Company arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Company's rights in, to and under all purchase orders for goods, services or other property; (c) Company's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Company under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Company); and (e) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

     "Advance Payments" mean any Guaranteed Payments due or to become due to the Company pursuant to any Contract or License during the first six (6) months of the term thereof.

     "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by Company, wherever located.

     "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that in the
                                                           --------
event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in
      ----
such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

     "Collateral" has the meaning assigned to that term in Section 2.

     "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by Company, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Company may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

     "Copyright License" means any and all rights now owned or hereafter acquired by Company under any written agreement granting any right to use any Copyright.

     "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Secured Party by Company.

     "Copyrights" means collectively all of the following now owned or hereafter created or acquired by Company: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing;
(c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "Documents" means all "documents" (as defined in the Code) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Company including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Event of Default" means a material breach by Company of this Security Agreement or the Consulting Agreement, which remains uncured after the lapse of thirty (30) days following the date Secured Party gives written notice to Company thereof. For the avoidance of doubt, such material breach shall include any failure by Company to timely make the payments required by Section 2(a) of the Consulting Agreement or to provide the benefits required by Section 2(c) of the Consulting Agreement.

     "General Intangibles" means all "general intangibles" (as defined in the Code) now owned or hereafter created or acquired by Company including, without limitation, (a) all agreements, leases, licenses and contracts to which Company is or may become a party; (b) all obligations or indebtedness owing to Company (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; (c) all tax refunds and tax refund claims; (d) all Patents, Trademarks and Copyrights; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of Company including, without limitation: the names and addresses of, and credit and other business information concerning, Company's past, present or future customers; the prices which Company obtains for its services or at which it sells merchandise; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Company; information concerning suppliers of Company; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Company of its business not generally known by the public.

     "Guaranteed Payments" mean any payments due or to become due to the Company pursuant to any Contract or License which are payable without contingency, including without limitation any such payments made as advance or up-front payments.

     "Instruments" means all "instruments", "chattel paper" and "letters of credit" (each as defined in the Code) in which Company now has or hereafter acquires any rights including, without limitation, all checks, drafts, notes, bonds, debentures and certificates of deposit.

     "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

     "Inventory" means all "inventory" (as defined in the Code) now owned or hereafter acquired by Company, wherever located, including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Company.

     "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Company.

     "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Patent License" means rights under any written agreement now owned or hereafter acquired by Company granting any right with respect to any invention on which a Patent is in existence.

     "Patent Security Agreements" means, if necessary to create and perfect the Security Interests contemplated by this Security Agreement, any Patent Security Agreements made in favor of Secured Party by Company.

     "Patents" means collectively all of the following now owned or hereafter created or acquired by Company: (a) all patents and patent applications and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Proceeds" means all "proceeds" (as defined in the Code) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

     "Reference Rate" means the per annum rate of interest publicly announced from time to time by the Bank of America as its prime rate (or reference rate). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Security Agreement exceed the maximum rate permitted by applicable law with respect to such payments under this Security Agreement.

     "Secured Obligations" has the meaning assigned to that term in Section 3.

     "Security Interests" means the Liens granted pursuant to Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Security Agreement, the Consulting Agreement, the Letter Agreement and the other Documentation.

     "Trademark License" means rights under any present or future agreement by the Company granting any rights to use any Trademark.

     "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Secured Party by Company.

     "Trademarks" means all of the following now owned or hereafter adopted or acquired by Company: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

     1.2 Other Definition Provisions. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Security Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

     SECTION 2.  Grant of Lien

          (a) To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, Company hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, for the benefit of Secured Party, a Lien upon all of its right, title and interest in, to and under all of the following property, whether now owned by or owing to, or existing or hereafter acquired or arising in favor of Company (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Company, and regardless of where located (all being collectively referred to herein as the "Collateral"):

                (i)    all Accounts;

                (ii)   all Chattel Paper;

                (iii)  all Contracts;

                (iv)   all Intellectual Property;

                (v)    all General Intangibles; and

                (vi) to the extent not otherwise included, all Proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

     SECTION 3.  Security for Secured Obligations

     This Security Agreement secures the payment and performance in full of all of the Company's obligations under the Consulting Agreement (including, without limitation, the Company's obligation to pay to Secured Party the Base Compensation pursuant to Sections 2(a) and 5 thereof and to provide to Secured Party the benefits listed in Sections 2, 3 and 5 thereof, and all indebtedness, liabilities and obligations of Company now existing or hereafter created or arising under this Security Agreement and all renewals, extensions, restructurings and refinancings of any of the above (all such indebtedness, liabilities and obligations of Company being collectively referred to herein as the "Secured Obligations").

     SECTION 4.  Company Remains Liable

     (a) It is expressly agreed by Company that: (i) nothing provided for herein shall relieve Company of any liability under any of its Contracts or any of its Licenses or its obligations to observe and perform all of its duties and obligations to be observed and performed by it thereunder; (ii) the exercise by Secured Party of any of its rights hereunder shall not release Company from any of its duties or obligations under its Contracts and Licenses; (iii) Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or a granting herein of a Security Interest thereon or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto; and (iv) Secured Party shall not be obligated to perform or fulfill any of the obligations or duties of Company under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License thereunder, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) If an Event of Default shall have occurred and be continuing, Secured Party may in Secured Party's own name, or in the name of a nominee of Secured Party communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts, obligors in respect of Instruments and obligors in respect of Chattel Paper to verify with such Persons, to Secured Party's satisfaction, the existence, amount, terms of, and any other matter relating to, any such Accounts, Contracts, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, Company, at its own expense, shall provide all reports required to be delivered to Secured Party hereunder, and cause the independent certified public accountants then engaged by Company to prepare and deliver to Secured Party promptly upon Secured Party's reasonable request the following reports with respect to Company: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Secured Party may reasonably request.

     SECTION 5.  Additional Acknowledgements

     The Company and Secured Party each hereby acknowledge and agree that:

     5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

     5.2 Perfection. This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements in the jurisdictions listed on Schedule I hereto, a perfected Lien in favor of Secured Party, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens and is enforceable as such as against any and all creditors of and purchasers from Company. All action by Company necessary or desirable to protect and perfect such Lien on each item of Collateral has been duly taken or will be duly taken as of the Closing Date.

     5.3 Intellectual Property. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements in the jurisdictions listed on
Schedule I hereto, all action necessary or desirable to protect and perfect Secured Party's Lien on Company's Patents, Trademarks or Copyrights shall have been duly taken.

     5.4 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required either (a) for the grant by Company of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Company or (b) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Company or Secured Party).

     5.5 Noncontravention. The consummation of the transactions contemplated by this Agreement and the compliance by Company with all the terms and provisions of this Agreement and the Consulting Agreement will not violate, conflict with or result in the breach of any term or provision of the charter documents, articles of incorporation or by-laws of Company, or constitute a material default under or result in a violation of any existing indenture, contract, agreement, or other instrument to which Company is a party or by which it or any of its properties are bound.

     SECTION 6.  Further Assurances; Covenants

     6.1 Other Documents and Actions. Company will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, that Secured Party may reasonably request, in order to create, perfect and protect the Security Interests granted or purported to be granted hereby, under any other Documentation or to enable Secured Party to exercise and enforce its rights and remedies hereunder, under any other Documentation with respect to any Collateral, including, without limitation, any such instruments, documents or actions required as a result of the name change of the Company to National Lampoon. Without limiting the generality of the foregoing, Company will: (a) execute and file such financing or continuation statements, or amendments thereto and such other instruments, documents or notices, as may be necessary or desirable, as Secured Party may reasonably request, in order to create, perfect and preserve the Security Interests granted or purported to be granted hereby or pursuant to any other Documentation; (b) at any reasonable time during normal business hours, upon reasonable advance notice by Secured Party, exhibit the Collateral to allow inspection of the Collateral by Secured Party or Persons designated by Secured Party and to examine and make copies of the records of Company related thereto, and to discuss the Collateral and the records of Company with respect thereto with, and to be advised as to the same, by Company's officers and employees (except as necessary or desirable to exercise its remedies after an Event of Default, Secured Party will use any confidential, non-public information he obtains pursuant to the foregoing provisions of this clause (b) only for the purpose of monitoring the Collateral, and shall not disclose any such information to any third party, other than (i) to affiliates, employees, agents and advisors, including, without limitation, attorneys, accountants, consultants, investment bankers and financial advisors, and (ii) as required by law or governmental or judicial proceeding or arbitration; for the purposes of this agreement, information will not be considered confidential or non-public if it (x) is or becomes available to the public other than as a result of disclosure by Secured Party or his representatives, (y) was available to Secured Party or his representatives on a non-confidential basis prior to receipt from the Company, or (z) becomes available on a non-confidential basis from a source other than the Company or its representatives) and, after the occurrence and during the continuance of an Event of Default, in the case of the Accounts or General Intangibles, with any Person which is or may be obligated thereon; (c) upon Secured Party's reasonable request, appear in and defend any action or proceeding that may materially negatively affect Company's title to or Secured Party's Security Interest in the Collateral; (d) use reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Secured Party of any License or Contract held by Company or in which Company has any rights not heretofore assigned; (e) if reasonably practicable and not materially detrimental to Company's ongoing business operations, transfer Collateral to Secured Party's possession if a Lien on such Collateral can be perfected only by possession, and if requested by Secured Party, (f) use reasonable efforts to obtain signed acknowledgements of Secured Party's Liens from banks holding Company's depository accounts and bailees having possession of Company's goods; and (g) take all steps necessary to perfect Secured Party's Security Interest in any electronic chattel paper in accordance with the Code as revised effective July 1, 2001. At any time after the occurrence and during the continuance of an Event of Default, if any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Secured Party immediately upon Company's receipt thereof.

     6.2 Secured Party Authorized. Company hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Company where permitted by law.

     6.3 Corporate or Name Change. Except for a name change to National Lampoon, Company will give Secured Party at least thirty (30) days' prior written notice of any change in Company's name, identity, mailing address or corporate structure. With respect to any such change, Company will promptly execute and deliver such documents and take such actions as Secured Party reasonably deems necessary or desirable to create, perfect and preserve the Security Interests.

     6.4 Business Locations. Subject to the next sentence, Company will keep the Collateral at the locations specified on Schedule II or such other locations as shall hereafter be specified by Company in writing on at least thirty (30) days' advance notice. Company covenants and agrees that in the event (a) the name or any trade name of Company is to be changed or modified in any manner,
(b) Company proposes to acquire or use a new trade name, (c) the chief executive office of Company is to be relocated to a place other than its present address as stated in Schedule II hereof, or (d) the Collateral is relocated to a place other than the locations specified in Section II hereof, then Company shall provide thirty (30) days' prior written notice to Secured Party and, prior to making any such change or modification, shall execute and deliver to Secured Party such further documents and do such other acts and things as Secured Party may reasonably request in order to carry out the purposes of this Security Agreement including, without limitation, the execution and delivery of financing statements, amendments, copyright assignments and mortgages, and laboratory pledgeholder agreements, necessary or desirable to continue and/or perfect the Security Interests.

     6.5 Account Covenants. Except as otherwise provided in this subsection 6.5, Company shall continue to use commercially reasonable business efforts to collect, at its own expense, all amounts due or to become due Company under the Accounts arising from the Collateral (the "Collateral Accounts") and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, Company shall take such action as Company reasonably deems necessary or advisable to enforce collection of the Collateral Accounts; provided, that Secured Party shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (a) notify the customers or obligors under any Collateral Accounts of the assignment of such Collateral Accounts to Secured Party and to direct such customers or obligors to make payment of all amounts due or to become due directly to Secured Party; (b) enforce collection of any such Collateral Accounts; and (c) adjust, settle or compromise the amount or payment of such Collateral Accounts. After the occurrence and during the continuance of an Event of Default, all amounts and Proceeds received by Company with respect to the Collateral Accounts shall be received in trust for the benefit of Secured Party (on behalf of Secured Party), shall be segregated from other funds of Company and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement). Except in the ordinary course of the Company's business, Company shall not adjust, settle or compromise the amount or payment of any Collateral Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon without the prior written consent of Secured Party.

     6.6 Intellectual Property. Company hereby quitclaims, assigns and transfers to Secured Party all of Company's right, title and interest in any of its Patents, Trademarks or Copyrights which the Company abandons while this Security Agreement is in effect if, and only if, in the exercise of its sole discretion the Company elects to abandon any such Patents, Trademarks or Copyrights. In such event, Company shall execute any documents required to effectuate such transfer. Company shall use reasonable efforts to obtain any consents, waivers or agreements necessary to enable Secured Party to exercise its remedies with respect to the Patents, Trademarks and Copyrights.

          (i) Company shall notify Secured Party promptly if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may expire, become abandoned or enter the public domain, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Company's ownership of or right to exploit or use any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

          (ii) Company shall provide (on a quarterly basis) a list to Secured Party of all filings of applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and, upon request of Secured Party, Company shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Secured Party may request to evidence and perfect Secured Party's Lien on such Patent, Trademark or Copyright, and the General Intangibles of Company relating thereto or represented thereby.

          (iii) Company shall take all actions necessary or reasonably requested by Secured Party to maintain and pursue each application, each registration issuing therefrom, and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the timely filing of applications for renewal, affidavits of continued use, affidavits of incontestability, unless Company elects in its sole discretion to abandon any such Patents, Trademarks or Copyrights.

          (iv) In the event that any of the Patent, Trademark or Copyright Collateral is materially infringed upon, misappropriated or diluted by a third party, Company shall notify Secured Party promptly after Company learns thereof.

           (v) Company shall notify Secured Party on a quarterly basis of all new Contracts or other arrangements involving any Intellectual Property (present or hereafter acquired), including any licensing or exploitation of any Intellectual Property.

     6.7 Protection of Collateral. Company will do nothing to impair the rights of Secured Party in the Collateral. Without limiting the foregoing, Company shall not enter into any Contracts or Licenses which prohibit the granting of the Security Interest hereunder. Company assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Company to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Company.

     6.8 Taxes and Claims. Company will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if Company is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Company has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without material risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

     6.9 Collateral Description. Company will furnish to Secured Party, from time to time upon Secured Party's reasonable request (but no more frequently than quarterly), statements and schedules further identifying and describing the Collateral and such other information, reports and evidence concerning the Collateral (and in particular the Intellectual Property) as Secured Party may reasonably request, all in reasonable detail.

     6.10 Use of Collateral. Company will not use or knowingly permit any Collateral to be used unlawfully or in violation of any provision of applicable law.

     6.11 Records of Collateral. Company shall, at its own cost and expense, keep full and accurate books and records relating to the Collateral (including a record of any and all payments received and any and all credits with respect to the Collateral) and shall stamp or otherwise mark such books and records in such manner as Secured Party may reasonably request indicating that the Collateral is subject to the Security Interests.

     6.12 Compliance with Terms of Accounts, etc. In all material respects, Company will perform and comply with all obligations in respect of its Accounts, Contracts and Licenses and all other agreements to which it is a party or by which it is bound relating to the Collateral.

     6.13 Indemnification. In any suit, proceeding or action brought by or against Secured Party relating to any Account, Contract or General Intangible for any sum owing thereunder or to enforce any provision of any Account, Contract or General Intangible, Company will save, indemnify and keep Secured Party harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Company, after the Closing Date, of any obligation thereunder or arising out of any other agreement, indebtedness or liability owing to, or in favor of, such obligor or its successors from Company. All such obligations of Company shall be and remain enforceable against and only against Company and shall not be enforceable against Secured Party.

     6.14 Notices. Company will advise Secured Party promptly, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Security Interests created hereunder or under the Consulting Agreement or any other Documentation.

     SECTION 7.  Transfers and Other Liens; Advance Payments; Nondisturbance

     (a)   Company shall not:

           (i) sell, lease, license, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of business as the Company deems reasonably necessary or desirable; provided, however, that in no event shall Company (without the prior written consent of Secured Party) sell, lease, license, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, all or substantially all of its right, title and interest in the Collateral;

           (ii) enter into any transaction under which Company purports to sell, lease, license, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, if any other party to such transaction is an Affiliate of any of the Purchasers (as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), without the prior written consent of Secured Party, or approval of a majority of the disinterested directors of the Company and a written fairness opinion submitted in the good faith judgment of the Company's board of directors (based upon the advice of a financial advisor of nationally recognized standing) which shall be provided to Secured Party prior to the effectiveness of any such transaction; or

           (iii) create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of Secured Party in and to any of Company's rights under the Collateral against the claims and demands of all Persons whomsoever.

     (b) If the Advance Payments made or to be made pursuant to a Contract or License to which the Company is a party exceed fifty percent (50%) of the total Guaranteed Payments due to the Company pursuant to such Contract or License, then the Company shall remit upon receipt twenty-five percent (25%) of each such Advance Payment to Secured Party, for application to the obligations of the Company to pay Base Compensation pursuant to Sections 2(a) and 5 of the Consulting Agreement (to be applied pro rata as of the date of payment to each remaining such Base Compensation payment); provided, however, that the Company shall have no such obligation to remit any such payments with respect to any Contract or License with a term of three (3) years or less.

     (c) Secured Party shall enter into a customary nondisturbance agreement with the applicable licensee with respect to each License permitted pursuant hereto.

     SECTION 8.  Remedies

     (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, all rights and remedies provided for herein, under the Consulting Agreement, under the other Documentation or any rights and remedies otherwise available to it; provided, however, that only in the event of failure by Company to timely make the payments required by Section 2(a) of the Consulting Agreement, or an uncured material breach of Section 7 of this Agreement, Secured Party may exercise all the rights and remedies of a secured party on default under the Code; and in any other Event of Default, Secured Party shall obtain appropriate relief from a court of law. Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale no more than twice without re-noticing by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Company shall not contend that any sale is commercially unreasonable on the grounds that the sale was adjourned up to two times without re-noticing. To the maximum extent permitted by applicable law, Company waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction.

     (b) Company acknowledges and agrees that a breach of any of the covenants contained in Sections 6, 7 and 8 hereof will cause irreparable injury to Secured Party and that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of Company contained in this Security Agreement, that the covenants of Company contained in the Sections referred to in this Section shall be specifically enforceable against Company.

     (c) Except as otherwise specifically provided herein, Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     SECTION 9.  Assigned Agreements

     If an Event of Default has occurred and is continuing, Company hereby irrevocably authorizes and empowers Secured Party, without limiting any other authorizations or empowerments contained in any of the other Documentation, to assert, either directly or on behalf of Company, any claims Company may have, from time to time, against any other party to any of the agreements to which Company is a party or to otherwise exercise any right or remedy of Company under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of Company's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Company thereunder).

     SECTION 10.  Limitation on Duty of Secured Party with Respect to Collateral

     Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Secured Party shall have no other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other Secured Party or bailee selected by Secured Party in good faith.

     SECTION 11.  Application of Proceeds

     Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied towards payment of the Secured Obligations. Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees or other expenses incurred by Secured Party to collect such deficiency.

     SECTION 12.  Expenses

     Company shall pay all reasonable out-of-pocket costs, fees and expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of creating, perfecting, maintaining and enforcing the Security Interests, and any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Company fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Company under this Security Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same and charge Company's account for all fees, costs and expenses incurred therefor, and Company agrees to reimburse Secured Party therefore on demand. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Company may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Security Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the Reference Rate in effect from time to time, and shall be secured by the Collateral.

     SECTION 13.  Termination of Security Interests; Release of Collateral

     Upon payment in full of all Secured Obligations constituting obligations to make Base Compensation payments pursuant to the Consulting Agreement, the Security Interests and this Security Agreement shall terminate. Upon such termination of the Security Interests, Secured

Party will, at the expense of Company, execute and deliver to Company such documents as Company shall reasonably request to evidence the termination of the Security Interests.

     SECTION 14.  Reinstatement.

     This Security Agreement and the Security Interests shall remain in full force and effect and continue to be effective should any petition be filed by or against Company for liquidation or reorganization, should Company become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Company's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     SECTION 15.  Notices

     All notices, approvals, requests, demands and other communications hereunder shall be given in writing and (a) if to Company, to Company's address set forth in the Letter Agreement and (b) if to Secured Party, to Secured Party's address set forth in the Letter Agreement, in each case in accordance with the notice provisions of the Letter Agreement

     SECTION 16.  Successors and Assigns

     This Security Agreement and all obligations of Company hereunder shall be binding upon the successors and assigns of Company (including any debtor in possession on behalf of Company) and shall, together with the rights and remedies of Secured Party, inure to the benefit of Secured Party, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Security Interests granted to Secured Party hereunder. Company may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

     SECTION 17.  Limitation by Law

     All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     SECTION 18. Governing Law/ Waiver of Jury Trial. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE,

THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CITY OF LOS ANGELES, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND SECURED PARTY PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, PROVIDED, THAT COMPANY AND SECURED PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SECURED PARTY AND COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER DOCUMENTATION OR THE TRANSACTIONS RELATED HERETO OR THERETO.


     SECTION 19.  Failure or Indulgence Not Waiver; Remedies Cumulative

     No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. A waiver by either party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have had on any future occasion. All rights and remedies existing under this Security Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. No amendment, modification, termination or waiver of any provision of this Security Agreement shall be effective unless the same shall be in writing signed by Secured Party and Company.

     SECTION 20.  Headings

     Section and subsection headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose or be given any substantive effect.

     SECTION 21.  Counterparts

     This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

     SECTION 22.  Survival

     All representations and warranties of Company contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     SECTION 23.  No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

     SECTION 24.  Advice Of Counsel.

     Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18, with its counsel.


     SECTION 25.  Benefit Of Secured Party.

     All Security Interests granted or contemplated hereby shall be for the benefit of Secured Party, and all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of this Security Agreement.

     SECTION 26.  Severability.

     Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security

Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Consulting Agreement, the Letter Agreement and the other Documentation which, taken together, set forth the complete understanding and agreement of Secured Party and Company with respect to the matters referred to herein and therein.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              J2 COMMUNICATIONS
                              as Debtor
                              `

                              By:__________________________________
                              Title:_______________________________



                              _____________________________________
                              James P. Jimirro, as Secured Party

                                  SCHEDULE I

                             Filing Jurisdictions

1.  California
2.  New York

                                  SCHEDULE II

     Chief Executive Office, Locations of Books and Record and Collateral

1. Chief Executive Office and Location of Books and Records: 10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024

2. Other Locations of Collateral: See attached list of Intellectual Property (which does not include unregistered marks and works and does not in any event purport to be a complete list).

Attachment to Schedule II to Security Agreement: Intellectual Property as of
----------------------------------------------------------------------------
                                    2/28/01
                                    -------


Trademarks
----------

  2/9/1    (Item 1 from file: 226)
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 2001 THOMSON & THOMSON. All rts. reserv.

         04437015
NATIONAL LAMPOON'S CHESS MANIAC 5 BILLION AND 1
         INTL CLASS:  16 (Paper Goods & Printed Matter)
         U.S. CLASS:  38 (Prints & Publications)
         STATUS: Registered
         GOODS/SERVICES: INSTRUCTION AND USER MANUALS SOLD IN CONNECTION
          WITH COMPUTER GAME PROGRAMS
         SERIAL NO.: 74-437,015
         REG. NO.: 1,893,092
         REGISTERED: May 9, 1995
         FIRST USE: April 2, 1993 (Intl Class 16)
         FIRST COMMERCE: April 2, 1993 (Intl Class 16)
         FILED: September 15, 1993
         PUBLISHED: February 14, 1995
         ORIGINAL APPLICANT: J2 COMMUNICATIONS (California Corporation),
          10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CA (California), 90024, USA (United States of America)
         OWNER AT PUBLICATION: J2 COMMUNICATIONS (California Corporation),
          10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CA (California), 90024, USA (United States of America)
         DISCLAIMS: "CHESS"
         FILING CORRESPONDENT: SHARON E. MEIERAN, BROBECK, PHLEGER &
          HARRISON, TWO EMBARCADERO PLACE, 2200 GENG ROAD, PALO ALTO, CA
          94303


2/9/2     (Item 2 from file: 226)
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 2001 THOMSON & THOMSON. All rts. reserv.

         04428321
NATIONAL LAMPOON'S CHESS MANIAC 5 BILLION AND 1
         INTL CLASS:  28 (Toys & Sporting Goods)
         U.S. CLASS:  22 (Games, Toys, & Sporting Goods)
                      38 (Prints & Publications)
         STATUS: Registered
         GOODS/SERVICES: COMPUTER GAME PROGRAMS
         SERIAL NO.: 74-428,321
         REG. NO.: 1,888,591
         REGISTERED: April 11, 1995
         FIRST USE: April 2, 1993 (Intl Class 28)
         FIRST COMMERCE: April 2, 1993 (Intl Class 28)
         FILED: August 23, 1993
         PUBLISHED: January 17, 1995
         ORIGINAL APPLICANT: J2 COMMUNICATIONS (California Corporation),
          10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CA
          (California), 90024, USA (United States of America)
         OWNER AT PUBLICATION: J2 COMMUNICATIONS (California Corporation),

     10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CA
     (California), 90024, USA (United States of America)
    DISCLAIMS: "CHESS"
    FILING CORRESPONDENT: SHARON E. MEIERAN, BROBECK, PHLEGER &
     HARRISON, TWO EMBARCADERO PLACE, 2200 GENG ROAD, PALO ALTO, CA
     94303


2/9/3     (Item 3 from file: 226)
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 2001 THOMSON & THOMSON. All rts. reserv.

    04386687    * TRADEMARK IMAGE AVAILABLE *
NATIONAL LAMPOON'S LAUGH BOAT COMEDY CRUISE      and Design
    INTL CLASS:  39 (Transportation & Storage Services)
    T&T INTL CLASS:  41 (Education & Entertainment Services)
    U.S. CLASS: 105 (Transportation & Storage Services)
                107 (Education & Entertainment Services)
    STATUS: Abandoned - Failure To Respond
    GOODS/SERVICES: CRUISE SHIP SERVICES
    SERIAL NO.: 74-386,687
    FIRST USE: December 1992 (Intl Class 39)
    FIRST COMMERCE: December 1992 (Intl Class 39)
    FILED: May 5, 1993
    ABANDONED: August 24, 1995
    ORIGINAL APPLICANT: J2 COMMUNICATIONS (California Corporation),
     10850 WILSHIRE BLVD, #1000, LOS ANGELES, CA (California), 90024, USA (United States of America)
    DISCLAIMS: "DOLPHIN CRUISE LINES"
    FILING CORRESPONDENT: J2 COMMUNICATIONS, 10850 WILSHIRE BLVD,
     #1000, LOS ANGELES, CA  90024
    DESIGN CODES:
     26      (GEOMETRIC FIGURES & SOLIDS)
     2601    (CIRCLES)
     260110  (UNALTERED CIRCLES)
     260131  (CIRCLES CONTAINING ONLY LETTERS OR NUMERALS (INCLUDING
             PUNCTUATION))
     260136  (CIRCLES WITH LINES BARS OR BANDS GOING THROUGH OR
             CONTAINED WITHIN)
     2619    (LINES, BARS OR BANDS GOING THROUGH OR CONTAINED WITHIN
             GEOMETRIC FIGURES)
     261901  (STRAIGHT LINES, BARS OR BANDS GOING THROUGH OR
             CONTAINED WITHIN GEOMETRIC FIGURES)
     261907  (HORIZONTAL LINES, BARS OR BANDS GOING THROUGH OR
             CONTAINED WITHIN GEOMETRIC FIGURES)
     06      (SCENERY)
     0603    (SCENERY WITH WATER, RIVERS OR STREAMS)
     060303  (OPEN SEA, STRETCHES OF WATER WITHOUT SHORE, MULTIPLE
             WAVES)
     02      (HUMAN BEINGS)
     0211    (PARTS OF THE HUMAN BODY, EXCLUDING HEADS)
     021106  (TEETH, DENTURES, BITE MARKS)
     18      (TRANSPORT; EQUIPMENT FOR ANIMALS; TRAFFIC SIGNS)
     1807    (VEHICLES FOR USE ON WATER, AMPHIBIOUS VEHICLES)
     180712  (RECREATIONAL MOTOR BOATS, MOTOR YACHTS)
     180708  (STEAMSHIPS, OCEAN LINERS)
     260137  (CIRCLES THAT ARE COMPLETELY OR PARTIALLY SHADED)

2/9/4     (Item 4 from file: 226)
DIALOG(R)File 226:TRADEMARKSCAN(R)-US FED
(c) 2001 THOMSON & THOMSON. All rts. reserv.

    02362163
NATIONAL LAMPOON
    INTL CLASS:  16 (Paper Goods & Printed Matter)
    U.S. CLASS:  38 (Prints & Publications)
    STATUS: Renewed
    GOODS/SERVICES: MAGAZINE
    SERIAL NO.: 72-362,163
    REG. NO.: 907,211
    REGISTERED: February 2, 1971
    FIRST USE: March 5, 1970 (U.S. Class 38)
    FIRST COMMERCE: March 5, 1970 (U.S. Class 38)
    FILED: June 9, 1970
    PUBLISHED: November 17, 1970
    RENEWED IN OG: May 28, 1991
    AFFIDAVIT SEC.: 8-15
    ORIGINAL REGISTRANT: NATIONAL LAMPOON, INC. (New York
     Corporation), 635 MADISON AVE., NEW YORK, NY (New York), 10022, USA (United States of America)
    1ST NEW OWNER ENTERED AFTER REGISTRATION: NL COMMUNICATIONS, INC.
     (New York Corporation), 155 AVENUE OF THE AMERICAS, NEW YORK,
     NY (New York), 10013, USA (United States of America)
    RENEWAL OWNER: NL COMMUNICATIONS, INC. (New York Corporation),
     155 AVENUE OF THE AMERICAS, NEW YORK, NY (New York), 10013, USA (United States of America)
     Renewed: February 2, 1991
    ASSIGNEE(S): J2 COMMUNICATIONS (California Corporation)
     Assignor(s): NL COMMUNICATIONS (New York Corporation)
     Reel/Frame: 0701/0780
     Recorded: April 2, 1990
     Brief: SECURITY INTEREST
    ASSIGNEE(S): NL COMMUNICATIONS, INC. (New York Corporation)
     Assignor(s): NATIONAL LAMPOON, INC. (New York Corporation) Reel/Frame: 0762/0153
     Recorded: January 10, 1991
     Brief: CHANGE OF NAME EFFECTIVE AUG. 27, 1979
    ASSIGNEE(S): WARNER PUBLISHER SERVICES, INC. (New York
     Corporation), 666 FIFTH AVENUE, NEW YORK, NY (New York), 10103, USA (United States of America)
     Assignor(s): NL COMMUNICATIONS, INC. (New York Corporation),
     155 AVENUE OF THE AMERICAS, NEW YORK, NY (New York), 10013, USA (United States of America)
     Reel/Frame: 0847/0332
     Recorded: February 28, 1992
     Brief: SECURITY INTEREST
    ASSIGNEE(S): ITC DISTRIBUTION, INC. (Corporation), 12711 VENTURA
     BLVD., THIRD FLOOR, STUDIO CITY, CA (California), 91604, USA (United States of America)
     Assignor(s): NL COMMUNICATIONS, INC. (Corporation), 10850 WILSHIRE BLVD., STE. 1000, C/O J2 COMMUNICATIONS, INC., LOS ANGELES, CA (California), 90024, USA (United States of America) Reel/Frame: 0855/0182

     Recorded: March 20, 1992
     Brief: LICENSE
    ASSIGNEE(S): NL COMMUNICATIONS, INC. (California Corporation),
     10850 WILSHIRE BOULEVARD, SUITE 1000, LOS ANGELES, CA (California), 90024, USA (United States of America) Assignor(s): WARNER PUBLISHER SERVICES, INC. (New York Corporation)
     Reel/Frame: 0898/0998
     Recorded: October 22, 1992
     Brief: RELEASE OF LIEN AND SECURITY INTEREST IN TRADEMARK ASSIGNEE(S): J2 COMMUNICATIONS (California Corporation), 10850
     WILSHIRE BLVD., SUITE 1000, LOS ANGELES, CA (California), 90024, USA (United States of America)
     Assignor(s): NL COMMUNICATIONS, INC. (New York Corporation) Reel/Frame: 0923/0217
     Recorded: December 24, 1992
     Brief: ASSIGNS THE ENTIRE INTEREST AND GOOD WILL
    ASSIGNEE(S): NL COMMUNICATIONS, INC. (Corporation), 10850
     WILSHIRE BLVD., SUITE 100LOS ANGELES, CA  90024
     Assignor(s): ITC DISTRIBUTION, INC. (Corporation)
     Reel/Frame: 0934/0125
     Recorded: December 11, 1992
     Brief: RELEASED BY SECURED PARTY
    FILING CORRESPONDENT: JOHN K. ARMSTRONG, CARTER, LEDYARD &
     MILBURN, 2 WALL STREET, NEW YORK, NY  10005

Copyrights
----------

2/9/1
DIALOG(R)File 120:U.S. Copyrights

    09718467
Notice of exercise of option.
    PARTY OF THE FIRST:  National Lampoon, Inc.
    PARTY OF THE SECOND: Warner Brothers, a division of Time Warner
     Entertainment Company, LP, as successor-in-interest to Warner
     Brothers, Inc.
    DOC TYPE: Assignment of Copyright
    WORKS: Vacation '58. By John Hughes.
    DATE(s) OF EXECUTION: August 29, 1996
    DATE RECORDED: October 08, 1996
    MICROFILM: V003292 P220


2/9/2
DIALOG(R)File 120:U.S. Copyrights

    07854901
Copyright security interest release.
    PARTY OF THE FIRST:  Warner Publisher Services, Inc.
    PARTY OF THE SECOND: National Lampoon, Inc.
    DOC TYPE: Assignment of Copyright
    WORKS: Heavy metal; megazine.
    DATE(s) OF EXECUTION: as of January 28, 1992
    DATE RECORDED: July 13, 1992
    MICROFILM: V002781 P283


2/9/3
DIALOG(R)File 120:U.S. Copyrights

    07626076
National Lampoon true facts 1992 calendar / by John Bendel.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered 92255
    REGISTRATION NUMBER: TX3223950
    DATE REGISTERED: September 12, 1991 (19910912)
    DATE OF CREATION: 1991
    DATE OF PUBLICATION: August 10, 1991
    AUTHOR(s): Bendel, John; National Lampoon, Inc
    APPLICATION AUTHOR(s): compilation of text: National Lampoon,
     Inc., employer for hire.
    OWNER(s):  National Lampoon, Inc.
    NLS/BPH RIGHTS: Both braille and phonorecords
    MISCELLANEOUS: C.O. corres.


2/9/4
DIALOG(R)File 120:U.S. Copyrights

    07037660

No title given.  Financing statement.
    PARTY OF THE FIRST:  National Lampoon Inc.
    PARTY OF THE SECOND: Warner Publisher services, Inc.
    DOC TYPE: Assignment of Copyright
    DATE(s) OF EXECUTION: March 11, 1989; date of cert.: November 27,
     1990
    DATE RECORDED: February 11, 1991
    MICROFILM: V002620 P205


2/9/5
DIALOG(R)File 120:U.S. Copyrights

    06834849
National Lampoon comedy playoffs.
    CLASS:  PA (Performing Arts); unpublished
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PAu1434923
    DATE REGISTERED: September 20, 1990 (19900920)
    PREVIOUS REGISTRATION/PUBLICATION: Musical compositions
     preexisting.
    DATE OF CREATION: 1989
    AUTHOR(s): National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: videography, compilation, editing, soundtrack, and new comedy sketches.
    NOTES: Cataloged from appl.
    REGISTRATION DEPOSIT: 1 videocassette.


2/9/6
DIALOG(R)File 120:U.S. Copyrights

    06682958
National Lampoon true facts 1991 calendar / by John Bendel.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX2906982
    DATE REGISTERED: August 07, 1990 (19900807)
    DATE OF CREATION: 1990
    DATE OF PUBLICATION: July 16, 1990
    AUTHOR(s): Bendel, John; National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: compilation.
    NLS/BPH RIGHTS: Both braille and phonorecords
    MISCELLANEOUS: C.O. corres.


2/9/7
DIALOG(R)File 120:U.S. Copyrights

    06170080
Statement of copyright ownership (copyright owner: Bill Franzen)
    PARTY OF THE FIRST:  National Lampoon, Inc.

    PARTY OF THE SECOND: Franzen, Bill
    DOC TYPE: Assignment of Copyright
    WORKS: 37 years. (In National lampoon, Sept. 1984)
    DATE(s) OF EXECUTION: January 12, 1988
    DATE RECORDED: January 29, 1988
    MICROFILM: V002336 P030


2/9/8
DIALOG(R)File 120:U.S. Copyrights

    06143662
Assignment of copyright.
    PARTY :  National Lampoon, Inc.
    PARTY OF THE SECOND: Ginsberg, Allen.
    DOC TYPE: Assignment of Copyright
    WORKS: Moral majority; article. (In National lampoon, Nov. 1985)
         TX 1-688-882 (1985)
    DATE(s) OF EXECUTION: no date given
    DAT RECORDED: January 29, 1986
    MICROFILM: V002171 P458


2/9/9
DIALOG(R)File 120:U.S. Copyrights

    06141454
Adventures of Hercules & 6 other titles. By Mark Marek. Confirmation of copyrt owner: Mark Marek)
    PARTY OF THE FIRST:  National Lampoon, Inc.
    PARTY OF THE SECOND: Marek, Mark
    DOC TYPE: Assignment of Copyright
    WORKS: Adventures of Herculesnal lampoon, Feb. 1984 et
              al.) Nos. 1-275-407, 1-326-005 & 1-456-819 (1984)
           Exploitations of Hercules. (In National lampoon, May 1984)
              No. 1-349-455 (l984)
           The Many & heroic adventures of Hercules. (In National
              lampoon, June 1984) No. 1-352-688 (l984)
           The Strongest, bravest comic on earth. (In National
              lampoon, July 1984) No. 1-383-533 (l984)
           Las Venturas de Hercules. (In National lampoon, Sept.
              1984) No. 1-408-020 (1984)
           The Deeds of Hercules. (In National lampoon, Oct. 1984)
              No. 1-425-928 (1984)
           The Full & part time labours of Hercules. (In National
              lampoon, Dec. 1984) No. 1-476-774 (l984)
    DATE(s) OF EXECUTION: February 19, 1986
    DATE RECORDED: February 26, 1986
    MICROFILM: V002160 P174


2/9/10
DIALOG(R)File 120:U.S. Copyrights

    06106368
Assignment of copyright.
    PARTY OF THE FIRST:  National Lampoon, Inc.

    PARTY OF THE SECOND: Chast, Roz.
    DOC TYPE: Assignment of Copyright
    WORKS: The Imperfect hostess. (In National lampoon, Feb. 1981)
         No. 675-911 (1981)
    DATE(s) OF EXECUTION: May 10, 1984
    DATE RECORDED: May 17, 1984
    MICROFILM: V001984 P326


2/9/11
DIALOG(R)File 120:U.S. Copyrights

    06102489
R. M. S. "Tyrannic" & 6 other titles. By Bruce McCall. Assignment of copyright.
    PARTY OF THE FIRST:  National Lampoon, Inc.
    PARTY OF THE SECOND: McCall, Bruce.
    DOC TYPE: Assignment of Copyright
    WORKS: R. M. S. "Tyrannic." (In National lampoon, Apr. 1974)
              B918611 (1974)
           My own stamp album. (In National lampoon, May 1974)
              B925057 (1974)
           Airdreme. (In National lampoon, May 1974) B925057 (1974) Popular workbench. (In National lampoon, July 1973)
              B848924 (1973)
           Nazi regalia for gracious living. (In National lampoon,
              Sept. 1973) B860635 (1973)
           Buglemobiles 1946. (In National lampoon, Apr. 1979) TX
              347-673 (1979)
           Swillmart. National lampoon Sunday newspaper parody
              (special) TX 347-662 (1978)
    DATE(s) OF EXECUTION: June 16, 1982
    DATE RECORDED: January 27, 1983
    MICROFILM: V001958 P197


2/9/12
DIALOG(R)File 120:U.S. Copyrights

    06102488
Soviet-mechnod-foto hello & 4 other titles. By Bruce McCall. Assignment of copyright.
    PARTY OF THE FIRST:  National Lampoon, Inc.
    PARTY OF THE SECOND: McCall, Bruce.
    DOC TYPE: Assignment of Copyright
    WORKS: Soviet-mechnod-foto hello. (In National lampoon, July
              1973) B848924 (1973)
           Bulgemobiles 1958. (In National lampoon, Apr. 1972)
              B740465 (1972)
           Stewardesses of the emerging nations. (In National
              lampoon, Aug. 1979) TX 347-670 (1979)
           DeSoto discovers the Mississippi. (In National lampoon,
              Jan. 1976)
           Zeppelin. (In National lampoon, Jan. 1975) B988340 (1974) DATE(s) OF EXECUTION: June 16, 1982
    DATE RECORDED: January 27, 1983
    MICROFILM: V001958 P196

2/9/13
DIALOG(R)File 120:U.S. Copyrights

    04749474
National Lampty joke book.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX1797519
    DATE REGISTERED: April 15, 1986 (19860415)
    DATE OF CREATION: 1986
    DATE OF PUBLICATION: March 27, 1986
    AUTHOR(s): National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    IN NOTICE: notice: 1985
    NOTES: Cataloged from appl.


2/9/14
DIALOG(R)File 120:U.S. Copyrights

    04665996
National Lampoon son of cartoons even we wouldn't dare print II : a sequel.
    APPLICATION TITLE: Cartoons even we wouldn't dare print II
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX1622171
    DATE REGISTERED: July 25, 1985 (19850725)
    DATE OF CREATION: 1985
    DATE OF PUBLICATION: July 22, 1985
    AUTHOR(s): National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon; [National Lampoon, Inc]
    NOTES: Spine ti.: Son of cartoons even we wouldn't dare print II, a sequel.
    IMPRINT: [S.l.] : National Lampoon Magazine, c1985.
    REGISTRATION DEPOSIT: 1 v.


2/9/15
DIALOG(R)File 120:U.S. Copyrights

    04341611
National Lampoon peekers and other true facts / edited by John Bendel ; designed by David Kaestle and Leslie Engel.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX945741
    DATE REGISTERED: June 23, 1982 (19820623)
    DATE OF CREATION: 1982

    DATE OF PUBLICATION: June 01, 1982
    AUTHOR(s): Bendel, John; Kaestle, David; Engel, Leslie; National
     Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: compilation of material from past
     National Lampoon magazines & some new material.
    NOTES: Spine ti.: National Lampoon's Peekers and other true facts
     . Cover ti.: National Lampoon presents peekers and other true facts.
    IMPRINT: [s.l.] : National Lampoon Magazine, c1982.
    REGISTRATION DEPOSIT: 95 p.


2/9/16
DIALOG(R)File 120:U.S. Copyrights

    04325027
Hitler's favorite cartoons / Lee Binswanger, Simon Bond, Randall Borchers
 ... [et al.]
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: S (Miscellaneous)
    STATUS: Registered
    REGISTRATION NUMBER: TX907682
    DATE REGISTERED: April 21, 1982 (19820421)
    DATE OF CREATION: 1982
    DATE OF PUBLICATION: March 25, 1982
    AUTHOR(s): Binswanger, Lee; Bond, Simon; Borchers, Randall;
     National Lampoon, Inc
    APPLICATION AUTHOR(s): collective work: National Lampoon, Inc., employer for hire.
    OWNER(s):  National Lampoon, Inc.
    NOTES: Spine ti.: National Lampoon presents Hitler's favorite cartoons.
    REGISTRATION DEPOSIT: 1 v.


2/9/17
DIALOG(R)File 120:U.S. Copyrights

    04276612
National Lampoon true facts / edited by John Bendel.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX808981
    DATE REGISTERED: December 03, 1981 (19811203)
    DATE OF CREATION: 1981
    DATE OF PUBLICATION: July 21, 1981
    AUTHOR(s): Bendel, John; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: compilation of material from past
     National Lampoon magazines.
    NOTES: Spine ti.: True facts.
    REGISTRATION DEPOSIT: 92 p.

    MISCELLANEOUS: C.O. corres.


2/9/18
DIALOG(R)File 120:U.S. Copyrights

    04149639
National Lampoon foto funnies.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: S (Miscellaneous)
    STATUS: Registered
    REGISTRATION NUMBER: TX544611
    DATE REGISTERED: July 08, 1980 (19800708)
    DATE OF CREATION: 1980
    DATE OF PUBLICATION: June 26, 1980
    AUTHOR(s): National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: compilation of work from the first
     10 years of National lampoon.
    IMPRINT: New York : National Lampoon Magazine, c1980.
    REGISTRATION DEPOSIT: 90 p.


2/9/19
DIALOG(R)File 120:U.S. Copyrights

    04147624
National Lampoon tenth anniversary anthology, 1970-1980 / [edited and designed by the staff of National Lampoon].
    APPLICATION TITLE: Tenth anniversary anthology
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX540642
    DATE REGISTERED: March 25, 1980 (19800325)
    PREVIOUS REGISTRATION/PUBLICATION: Material prev. pub. in
     National lampoon.
    DATE OF CREATION: 1980
    DATE OF PUBLICATION: January 07, 1980
    AUTHOR(s): National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: editorial selection, compilation &
     introd.
    IN NOTICE: notice: 1979
    IMPRINT: New York : National Lampoon : distributed by Simon &
     Schuster, c1979.
    REGISTRATION DEPOSIT: 318 p.
    MISCELLANEOUS: C.O. corres.


2/9/20
DIALOG(R)File 120:U.S. Copyrights

    04079894
Jeff Greenfield's Book of books / by Jeff Greenfield, with contributions by Gerry Sussman, Sean Kelly, Ellis Weiner and Danny Abelson ; designed by

Peter Kleinman ; edited by Sean Kelly.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    d
    REGISER: TX402260
ATE REGISTERED: November 16, 1979 (19791116)
    PREVIOUS REGISTRATION/PUBLICATION: Prev. pub. in National Lampoon
     magazines.
    DATE OF CREATION: 1979
    DATE OF PUBLICATION: September 01, 1979
    AUTHOR(s): Sussman, Gerry; Kelly, Sean; Weiner, Ellis; Abelson,
     Danny; Kleinman, Peter; Greenfield, Jeff; National Lampoon, Inc APPLICATION AUTHOR(s): collective work: National Lampoon, Inc., employer for hire.
    OWNER(s):  Greenfield, Jeff & National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: collection & additions.
    IMPRINT: New York : National Lampoon, c1979.
    REGISTRATION DEPOSIT: 1 v.
    MISCELLANEOUS: C.O. corres.


2/9/21
DIALOG(R)File 120:U.S. Copyrights

    04076866
National Lampoon's Cartoons even we wouldn't dare print : a collection of thoroughly reprehensible cartoons / by Sam Gross, John Caldwell, Charles Rodriguez ... [et al.] ; edited by Sean Kelly and John Weidman ; art directed by Michael Gross.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: S (Miscellaneous)
    STATUS: Registered
    REGISTRATION NUMBER: TX396473
    DATE REGISTERED: November 05, 1979 (19791105)
    PREVIOUS REGISTRATION/PUBLICATION: Preexisting material:
     collection of cartoons.
    DATE OF CREATION: 1979
    DATE OF PUBLICATION: May 15, 1979
    AUTHOR(s): Gross, Sam; Caldwell, John; Rodriguez, Charles; Kelly,
     Sean; Weidman, John; Gross, Michael; National Lampoon, Inc APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    IMPRINT: New York : National Lampoon Magazine, c1979.
    REGISTRATION DEPOSIT: 1 v.
    MISCELLANEOUS: C.O. corres.


2/9/22
DIALOG(R)File 120:U.S. Copyrights

    04072319
The National Lampoon's Animal house book / written and edited by Chris Miller ; art directed by Peter Kleinman ; designed by Judith Jacklin ; photography by John Shannon and Christine M. Loss.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX384974
    DATE REGISTERED: November 19, 1979 (19791119)
    PREVIOUS REGISTRATION/PUBLICATION: Appl. identifies photos. &
     screenplay text as preexisting material.
    DATE OF CREATION: 1978
    DATE OF PUBLICATION: August 15, 1978
    AUTHOR(s): Miller, Chris; Kleinman, Peter; Jacklin, Judith;
     Shannon, John; Loss, Christine M.; Ramis, Harold; Kenney, Douglas; Landis, John; Simmons, Matty; Reitman, Ivan; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: "additional text, compilation, editing."
    NOTES: From the screenplay by Harold Ramis, Douglas Kenney &
     Chris Miller and the Universal film directed by John Landis and produced by Matty Simmons and Ivan Reitman.
    IMPRINT: [s.l.] : 21st Century Communications, Book Div., c1978. REGISTRATION DEPOSIT: 115 p.
    MISCELLANEOUS: C.O. corr.


2/9/23
DIALOG(R)File 120:U.S. Copyrights

    04069962
The Iron on book : sixteen original designs for your chest / National Lampoon ; [art directed by Peter Kleinman].
    APPLICATION TITLE: National Lampoon--the iron on book
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: S (Miscellaneous)
    STATUS: Registered
    REGISTRATION NUMBER: TX379403
    DATE REGISTERED: August 31, 1979 (19790831)
    DATE OF CREATION: 1976
    DATE OF PUBLICATION: March 30, 1976
    AUTHOR(s): Kleinman, Peter; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    IMPRINT: New York : National Lampoon Magazine, c1976.
    REGISTRATION DEPOSIT: 1 v.
    MISCELLANEOUS: C.O. corres.


2/9/24
DIALOG(R)File 120:U.S. Copyrights

    04062794
National Lampoon, slightly higher in Canada : an unassuming anthology of Canadian-type material from the pages of the National Lampoon / edited by Sean Kelly and Ted Mann ; copy edited by Susan Devins.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered

    REGISTRATION NUMBER: TX365426
    DATE REGISTERED: November 07, 1979 (19791107)
    DATE OF CREATION: 1978
    DATE OF PUBLICATION: December 01, 1978
    AUTHOR(s): Kelly, Sean; Mann, Ted; Devins, Susan; National
     Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    IMPRINT: New York : National Lampoon, c1978.
    REGISTRATION DEPOSIT: 1 v.


2/9/25
DIALOG(R)File 120:U.S. Copyrights

    04054339
National Lampoon Sunday newspaper parody / conceived and edited by P. J. O'Rourke ; designed, and art directed by Skip Johnson ; associate editor, John Hughes ; writers, P. J. O'Rourke, John Hughes, Ted Mann, Tod Carroll.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX347662
    DATE REGISTERED: August 31, 1979 (19790831)
    DATE OF CREATION: 1978
    DATE OF PUBLICATION: June 27, 1978
    AUTHOR(s): ORourke, P. J.; Johnson, Skip; Hughes, John; Mann, Ted
     ; Carroll, Tod; National Lampoon
    APPLICATION AUTHOR(s): fiction & satire: National Lampoon
     magazine, employer for hire.
    OWNER(s):  National Lampoon, Inc.
    NOTES: Sequel to the 1964 high school yearbook.
    IMPRINT: New York : Natonal Lampoon, c1978.
    REGISTRATION DEPOSIT: 8 v. in folder.


2/9/26
DIALOG(R)File 120:U.S. Copyrights

    03994812
National Lampoon, another dirty book / edited by P. J. O'Rourke, Peter Kaminsky, and Elsie Cagan.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX232406
    DATE REGISTERED: March 29, 1979 (19790329)
    DATE OF CREATION: 1978
    DATE OF PUBLICATION: March 06, 1979
    AUTHOR(s): ORourke, P. J.; Kaminsky, Peter; Cagan, Elsie;
     National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: introd., compilation & editing.
    IMPRINT: New York : New American Library, c1979.

    NLS/BPH RIGHTS: Braille only
    REGISTRATION DEPOSIT: 180 p.


2/9/27
DIALOG(R)File 120:U.S. Copyrights

    00399120
National Lampoon All-new true facts ....
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1937589
     Registered: October 21, 1986 (19861021). (National Lampoon,
     Inc.)
     Issue: no. 3, 1986
     Created: 1986
     Published: August 27, 1986
    AUTHOR(s): National Lampoon, Inc
    OWNER(s):  National Lampoon, Inc.
    NOTES: Frequency unknown. Cover ti.: National Lampoon True facts.
     Special ed. of: National Lampoon. Description based on: No. 3,
     1986.
    IMPRINT: New York : National Lampoon.


2/9/28
DIALOG(R)File 120:U.S. Copyrights

    00226481
National Lampoon ... anniversary anthology/ [edited and designed by the staff of National Lampoon].
    APPLICATION TITLE: Anniversary anthology.
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX521124
     Registered: June 19, 1980 (19800619). (National Lampoon, Inc.)
     Issue: v. 1, 1970-74. Tenth anniversary. -- ISBN 0-930368-51-7
     Created: 1980
     Published: April 15, 1980 (in notice: 1979)
    REGISTRATION NUMBER: TX580087
     Registered: November 06, 1980 (19801106). (National Lampoon,
     Inc.)
     Issue: v. 2, 1974-79
     Created: 1980
     Published: August 11, 1980
    AUTHOR(s): National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Frequency unknown. Description based on: Vol. 2, 1974-79.
    IMPRINT: New York : National Lampoon.


2/9/29
DIALOG(R)File 120:U.S. Copyrights

    00200497

Gentleman's bathroom companion .../ by the editors and writers of the National Lampoon.
    APPLICATION TITLE: National Lampoon gentleman's bathroom
     companion ....
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX418991
     Registered: August 31, 1979 (19790831). (National Lampoon,
     Inc.)
     Issue: no. 2. (C.O. corres.)
     Created: 1977
     Published: June 12, 1977
    AUTHOR(s): National Lampoon; [National Lampoo       APPLICATION AUTHOR
(s): National Lampoon, Inc., employer for hire.
    OWNER(s):  National Lampoon, Inc.
    LIMITATION OR NEW MATTER: NM: anthology.
    NOTES: Frequency unknown. Description based on: No. 2.
    IMPRINT: New York : National Lampoon Magazine.


2/9/30
DIALOG(R)File 120:U.S. Copyrights

    00183161
National Lampoon best of number .../ edited by P. J. O'Rourke ; designed and art directed by Peter Kleinman ; with an introd. by John Weidman.
    CLASS:  TX (Textual Works); Seal
    STATUS: Registered
    REGISTRATION NUMBER: TX810136
     Registered: December 10, 1981 (19811210). (National Lampoon,
     Inc.)
     Issue: no. 9. Issue ti.: The Good parts 1978-80. (C.O. corres.)

     Created: 1981
     Published: September 22, 1981
    AUTHOR(s): ORourke, P. J.; Kleinman, Peter; Weidman, John;
     National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., loyer for hire. OWNER(s): National Lampoon, Inc.; [The Good parts 1978-80]
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Frequency unknown. Other ti.: The Best of National Lampoon number .... Description based on: No. 8.
    IMPRINT: New York : National Lampoon Magazine.


2/9/31
DIALOG(R)File 120:U.S. Copyrights

    00183160
National Lampoon best of number .../ edited by P. J. O'Rourke ; designed and art directed by Peter Kleinman ; with an introd. by John Weidman.
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX418992
     Registered: August 31, 1979 (19790831). (National Lampoon,
     Inc.)
     Issue: no. 7

     Created: 1977
     Published: August 30, 1977
    AUTHOR(s): ORourke, P. J.; Kleinman, Peter; Weidman, John;
     National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon Magazine, employer for hire.
    OWNER(s):  National Lampoon, Inc.
    NOTES: Frequency unknown. Other ti.: The Best of National Lampoon number .... Description based on: No. 8.
    IMPRINT: New York : National Lampoon Magazine.


2/9/32
DIALOG(R)File 120:U.S. Copyrighs

    00183159
National Lampoon best of number .../ edited by P. J. O'Rourke ; designed and art directed by Peter Kleinman ; with an introd. by John Weidman.
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX347661
     Registered: August 31, 1979 (19790831). (National Lampoon,
     Inc.)
     Issue: no. 8. Appl. identifies work as anthology of past
     material from National Lampoon magazine
     Created: 1978
     Published: October 26, 1978
    AUTHOR(s): ORourke, P. J.; Kleinman, Peter; Weidman, John;
     National Lampoon Magazine
    APPLICATION AUTHOR(s): National Lampoon Magazine, employer for hire.
    OWNER(s):  National Lampoon, Inc.
    NOTES: Frequency unknown. Other ti.: The Best of National Lampoon
     .... Description based on: No. 8.
    IMPRINT: New York : National Lampoon Magazine.


2/9/33
DIALOG(R)File 120:U.S. Copyrights

    00159763
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX3097183
     Registered: May 01, 1991 (19910501). (National Lampoon, Inc.
     (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 127, May91
     Created: 1991
     Published: April 16, 1991
    REGISTRATION NUMBER: TX3128004
     Registered: August 27, 1991 (19910827). (National Lampoon, Inc.
     (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 128, Jun91
     Created: 1991
     Published: May 16, 1991

    REGISTRATION NUMBER: TX3132814
     Registered: August 21, 1991 (19910821). (National Lampoon, Inc. (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 129, Aug91
     Created: 1991
     Published: July 02, 1991
    REGISTRATION NUMBER: TX3136111
     Registered: August 28, 1991 (19910828). (National Lampoon, Inc. (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 130, Sep91
     Created: 1991
     Published: August 13, 1991
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/34
DIALOG(R)File 120:U.S. Copyrights

    00159762
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX3032465
     Registered: April 03, 1991 (19910403). (National Lampoon, Inc.
     (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 124, Feb91
     Created: 1990
     Published: January 15, 1991
    REGISTRATION NUMBER: TX3032466
     Registered: April 03, 1991 (19910403). (National Lampoon, Inc.
     (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 125, Mar91
     Created: 1991
     Published: February 14, 1991
    REGISTRATION NUMBER: TX3034811
     Registered: April 03, 1991 (19910403). (National Lampoon, Inc.
     (in notice: NL Communications, Inc.))
     Issue: v. 2, no. 126, Apr91
     Created: 1991
     Published: March 14, 1991
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.

2/9/35
DIALOG(R)File 120:U.S. Copyrights

    00159761
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2858033
     Registered: July 17, 1990 (19900717). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Aug90
     Created: 1990
     Published: June 13, 1990
    REGISTRATION NUMBER: TX2878499
     Registered: August 24, 1990 (19900824). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Oct90
     Created: 1990
     Published: August 16, 1990
    REGISTRATION NUMBER: TX2924929
     Registered: October 30, 1990 (19901030). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Dec90
     Created: 1990
     Published: October 16, 1990
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/36
DIALOG(R)File 120:U.S. Copyrights

    00159760
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2708426
     Registered: December 29, 1989 (19891229). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Feb90
     Created: 1989
     Published: December 14, 1989
    REGISTRATION NUMBER: TX2811501
     Registered: April 23, 1990 (19900423). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Mar-Apr90. Annual Sports illustrated swimsuit issue
     Created: 1990
     Published: February 15, 1990

    REGISTRATION NUMBER: TX2811500
     Registered: April 23, 1990 (19900423). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: May-Jun90. Special lust issue
     Created: 1990
     Published: April 17, 1990
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/37
DIALOG(R)File 120:U.S. Copyrights

    00159759
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2579005
     Registered: June 14, 1989 (19890614). (National Lampoon, Inc.)
     Issue: Aug89
     Created: 1989
     Published: June 13, 1989
    REGISTRATION NUMBER: TX2620993
     Registered: August 18, 1989 (19890818). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Oct89. Back to college issue
     Created: 1989
     Published: August 15, 1989
    REGISTRATION NUMBER: TX2670005
     Registered: October 27, 1989 (19891027). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Dec89
     Created: 1989
     Published: October 13, 1989
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.National Lampoon, Inc. (in
     notice: NL Communications, Inc.)
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/38
DIALOG(R)File 120:U.S. Copyrights

    00159758
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].

    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2502608
     Registered: February 24, 1989 (19890224). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: Dec88
     Created: 1988
     Published: October 18, 1988
    REGISTRATION NUMBER: TX2526863
     Registered: November 02, 1988 (19881102). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: Dec88. (C.O. corres.)
     Created: 1988
     Published: October 18, 1988
    REGISTRATION NUMBER: TX2466526
     Registered: December 23, 1988 (19881223). (National Lampoon,
     Inc.)
     Issue: v. 18, no. 5. Issue ti.: National Lampoon's cartoon book : the best of 18 years. NM: compilation
     Created: 1988
     Published: November 15, 1988
    REGISTRATION NUMBER: TX2465327
     Registered: December 23, 1988 (19881223). (National Lampoon.)
     Issue: v. 18, no. Feb89
     Created: 1988
     Published: December 20, 1988
    REGISTRATION NUMBER: TX2499560
     Registered: February 23, 1989 (19890223). (National Lampoon.)
     Issue: v. 18, no. Apr89
     Created: 1989
     Published: February 21, 1989
    REGISTRATION NUMBER: TX2528082
     Registered: April 14, 1989 (19890414). (National Lampoon.)
     Issue: v. 18, no. Jun89
     Created: 1989
     Published: April 13, 1989
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)National Lampoon, Inc.National Lampoon.
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/39
DIALOG(R)File 120:U.S. Copyrights

    00159757
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2368614
     Registered: March 25, 1988 (19880325). (National Lampoon (in notice: N L Communications, Inc.))

     Issue: Apr87
     Created: 1987
     Published: March 01, 1987
    REGISTRATION NUMBER: TX2368620
     Registered: March 25, 1988 (19880325). (National Lampoon (in notice: N L Communications, Inc.))
     Issue: Jun87
     Created: 1987
     Published: May 05, 1987
    REGISTRATION NUMBER: TX2336235
     Registered: June 13, 1988 (19880613). (National Lampoon.)
     Issue: Aug88. Issue ti.: True ofacts '88
     Created: 1988
     Published: June 14, 1988
    REGISTRATION NUMBER: TX2376066
     Registered: August 22, 1988 (19880822). (National Lampoon.)
     Issue: Oct88
     Created: 1988
     Published: August 18, 1988
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon (in notice: NL Communications, Inc.)
     National Lampoon.; [National Lampoon, Inc]
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/40
DIALOG(R)File 120:U.S. Copyrights

    00159756
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2280402
     Registered: April 11, 1988 (19880411). (National Lampoon (in notice: N L Communications, Inc.))
     Issue: Apr87
     Created: 1987
     Published: February 16, 1987
    REGISTRATION NUMBER: TX2280401
     Registered: April 11, 1988 (19880411). (National Lampoon (in notice: N L Communications, Inc.))
     Issue: Jun87
     Created: 1987
     Published: April 14, 1987
    REGISTRATION NUMBER: TX2215857
     Registered: December 21, 1987 (19871221). (National Lampoon.)
     Issue: v. 2, no. 103, Aug87
     Created: 1987
     Published: July 02, 1987
    REGISTRATION NUMBER: TX2218600
     Registered: December 24, 1987 (19871224). (National Lampoon.)
     Issue: issue of Feb88

     Created: 1987
     Published: December 17, 1987
    REGISTRATION NUMBER: TX2246544
     Registered: February 18, 1988 (19880218). (National Lampoon.)
     Issue: issue of Apr88
     Created: 1988
     Published: February 16, 1988
    REGISTRATION NUMBER: TX2299669
     Registered: April 18, 1988 (19880418). (National Lampoon.)
     Issue: issue of Jun88
     Created: 1988
     Published: April 14, 1988
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon (in notice: NL Communications, Inc.)
     National Lampoon.; [National Lampoon, Inc]
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:
     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/41
DIALOG(R)File 120:U.S. Copyrights

    00159755
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2142606
     Registered: September 21, 1987 (19870921). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 104, Sep-Oct87
     Created: 1987
     Published: August 27, 1987
    REGISTRATION NUMBER: TX2165789
     Registered: October 07, 1987 (19871007). (National Lampoon.)
     Issue: v. 3, no. 2. Issue ti.: National Lampoon presents the untold story of the Iran-Contra affair / written by Larry
     Sloman, Andy Simmons, Michael Simmons, Dave Hanson ; designed by Chris Howland. -- A special rept. Appl. ti.: National
     Lampoon, the untold story of the Iran-Contra affair
     Created: 1987
     Published: September 28, 1987
    REGISTRATION NUMBER: TX2171738
     Registered: October 28, 1987 (19871028). (National Lampoon.)
     Issue: v. 3, no. Dec87
     Created: 1987
     Published: October 22, 1987
    AUTHOR(s): Hendra, Tony; Sloman, Larry; Simmons, Andy; Simmons,
     Michael; Hanson, Dave; Howland, Chris; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)National Lampoon.
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Monthly, with special eds. pub. quarterly. Masthead ti.:

     National Lampoon magazine. Description based on: Vol. 1, no.
     94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/42
DIALOG(R)File 120:U.S. Copyrights

    00159754
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX2011853
     Registered: December 30, 1986 (19861230). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Feb87
     Created: 1986
     Published: November 30, 1986
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/43
DIALOG(R)File 120:U.S. Copyrights

    00159753
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1858428
     Registered: May 27, 1986 (19860527). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Jun86
     Created: 1986
     Published: April 22, 1986
    REGISTRATION NUMBER: TX1841564
     Registered: June 09, 1986 (19860609). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Jul86
     Created: 1986
     Published: May 20, 1986
    REGISTRATION NUMBER: TX1885884
     Registered: August 13, 1986 (19860813). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Aug86
     Created: 1986
     Published: June 23, 1986
    REGISTRATION NUMBER: TX1890213
     Registered: August 13, 1986 (19860813). (National Lampoon, Inc.

     (in notice: N L Communications, Inc.))
     Issue: Sep86
     Created: 1986
     Published: July 21, 1986
    REGISTRATION NUMBER: TX1919800
     Registered: September 22, 1986 (19860922). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: Oct86
     Created: 1986
     Published: August 22, 1986
    REGISTRATION NUMBER: TX1936540
     Registered: October 20, 1986 (19861020). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Dec86
     Created: 1986
     Published: September 30, 1986
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/44
DIALOG(R)File 120:U.S. Copyrights

    00159752
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1723939
     Registered: December 23, 1985 (19851223). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 90, Jan86
     Created: 1985
     Published: December 23, 1985
    REGISTRATION NUMBER: TX1744842
     Registered: January 27, 1986 (19860127). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 91, Feb86
     Created: 1986
     Published: January 22, 1986
    REGISTRATION NUMBER: TX1791363
     Registered: February 26, 1986 (19860226). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 92, Mar86. (C.O. corres.)
     Created: 1986
     Published: February 22, 1986
    REGISTRATION NUMBER: TX1794559
     Registered: April 07, 1986 (19860407). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 93, Apr86. Doctors & lawyers issue
     Created: 1986

     Published: February 22, 1986
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/45
DIALOG(R)File 120:U.S. Copyrights

    00159751
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1582633
     Registered: May 29, 1985 (19850529). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Jun85
     Created: 1985
     Published: May 22, 1985
    REGISTRATION NUMBER: TX1617807
     Registered: June 25, 1985 (19850625). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Jul85
     Created: 1985
     Published: June 21, 1985
    REGISTRATION NUMBER: TX1634940
     Registered: July 29, 1985 (19850729). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Aug85
     Created: 1985
     Published: July 22, 1985
    REGISTRATION NUMBER: TX1658436
     Registered: August 28, 1985 (19850828). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: Sep85
     Created: 1985
     Published: August 23, 1985
    REGISTRATION NUMBER: TX1662714
     Registered: September 20, 1985 (19850920). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Oct85
     Created: 1985
     Published: September 23, 1985
    REGISTRATION NUMBER: TX1688882
     Registered: October 28, 1985 (19851028). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: Nov85
     Created: 1985
     Published: October 22, 1985
    REGISTRATION NUMBER: TX1702932
     Registered: December 02, 1985 (19851202). (National Lampoon,

     Inc. (in notice: N L Communications, Inc.))
     Issue: Dec85
     Created: 1985
     Published: November 22, 1985
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/46
DIALOG(R)File 120:U.S. Copyrights

    00159750
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1476774
     Registered: November 26, 1984 (19841126). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 77, Dec84
     Created: 1984
     Published: November 22, 1984
    REGISTRATION NUMBER: TX1497995
     Registered: January 14, 1985 (19850114). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 78, Jan85
     Created: 1984
     Published: December 26, 1984
    REGISTRATION NUMBER: TX1515582
     Registered: January 29, 1985 (19850129). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 79, Feb85
     Created: 1985
     Published: January 22, 1985
    REGISTRATION NUMBER: TX1527380
     Registered: March 12, 1985 (19850312). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 80, Mar85. NM: compilation & additions
     Created: 1985
     Published: February 25, 1985
    REGISTRATION NUMBER: TX1553740
     Registered: April 03, 1985 (19850403). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 81, Apr85. NM: additions
     Created: 1985
     Published: March 25, 1985
    REGISTRATION NUMBER: TX1566445
     Registered: May 02, 1985 (19850502). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 82, May85
     Created: 1985

     Published: April 26, 1985
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/47
DIALOG(R)File 120:U.S. Copyrights

    00159749
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1349455
     Registered: April 26, 1984 (19840426). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 70, May84
     Created: 1984
     Published: April 22, 1984
    REGISTRATION NUMBER: TX1352688
     Registered: May 29, 1984 (19840529). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 71, Jun84
     Created: 1984
     Published: May 22, 1984
    REGISTRATION NUMBER: TX1383533
     Registered: June 28, 1984 (19840628). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 72, Jul84
     Created: 1984
     Published: June 22, 1984
    REGISTRATION NUMBER: TX1394294
     Registered: July 26, 1984 (19840726). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 73, Aug84
     Created: 1984
     Published: July 22, 1984
    REGISTRATION NUMBER: TX1408020
     Registered: August 24, 1984 (19840824). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 74, Sep84
     Created: 1984
     Published: August 22, 1984
    REGISTRATION NUMBER: TX1425928
     Registered: September 26, 1984 (19840926). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 75, Oct84
     Created: 1984
     Published: September 21, 1984
    REGISTRATION NUMBER: TX1456819
     Registered: October 29, 1984 (19841029). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))

     Issue: v. 2, no. 76, Nov84
     Created: 1984
     Published: October 22, 1984
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/48
DIALOG(R)File 120:U.S. Copyrights

    00159748
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1251409
     Registered: December 09, 1983 (19831209). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 65, Dec83
     Created: 1983
     Published: November 22, 1983
    REGISTRATION NUMBER: TX1272725
     Registered: January 06, 1984 (19840106). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 66, Jan84
     Created: 1983
     Published: December 22, 1983
    REGISTRATION NUMBER: TX1275407
     Registered: January 30, 1984 (19840130). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 67, Feb84
     Created: 1983
     Published: January 22, 1984
    REGISTRATION NUMBER: TX1303745
     Registered: March 05, 1984 (19840305). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 68, Mar84
     Created: 1984
     Published: February 22, 1984
    REGISTRATION NUMBER: TX1326005
     Registered: March 29, 1984 (19840329). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 69, Apr84
     Created: 1984
     Published: March 22, 1984
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.

2/9/49
DIALOG(R)File 120:U.S. Copyrights

    00159747
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX1190353
     Registered: June 24, 1983 (19830624). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 60, Jul83. (C.O. corres.)
     Created: 1983
     Published: June 21, 1983
    REGISTRATION NUMBER: TX1194913
     Registered: July 25, 1983 (19830725). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 61, Aug83. (C.O. corres.)
     Created: 1983
     Published: July 19, 1983
    REGISTRATION NUMBER: TX1193077
     Registered: August 25, 1983 (19830825). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 62, Sep83
     Created: 1983
     Published: August 23, 1983
    REGISTRATION NUMBER: TX1204103
     Registered: October 03, 1983 (19831003). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 63, Oct83
     Created: 1983
     Published: September 20, 1983
    REGISTRATION NUMBER: TX1230792
     Registered: October 31, 1983 (19831031). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 64, Nov83
     Created: 1983
     Published: October 25, 1983
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


2/9/50
DIALOG(R)File 120:U.S. Copyrights

    00159746
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered

    REGISTRATION NUMBER: TX1054013
     Registered: December 27, 1982 (19821227). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 54, Jan83
     Created: 1982
     Published: December 21, 1982
    REGISTRATION NUMBER: TX1053080
     Registered: January 28, 1983 (19830128). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 55, Feb83
     Created: 1983
     Published: January 25, 1983
    REGISTRATION NUMBER: TX1062587
     Registered: March 01, 1983 (19830301). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 56, Mar83
     Created: 1983
     Published: February 22, 1983
    REGISTRATION NUMBER: TX1089298
     Registered: April 05, 1983 (19830405). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 57, Apr83. Our annual swimsuit issue
     Created: 1983
     Published: March 22, 1983
    REGISTRATION NUMBER: TX1106578
     Registered: April 25, 1983 (19830425). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 58, May83
     Created: 1983
     Published: April 19, 1983
    REGISTRATION NUMBER: TX1119853
     Registered: May 27, 1983 (19830527). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 59, Jun83
     Created: 1983
     Published: May 24, 1983
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.



1/9/51
DIALOG(R)File 120:U.S. Copyrights

    00159745
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX808982
     Registered: November 27, 1981 (19811127). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))

     Issue: v. 2, no. 41, Dec81
     Created: 1981
     Published: November 17, 1981
    REGISTRATION NUMBER: TX938965
     Registered: July 26, 1982 (19820726). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 49, Aug82
     Created: 1982
     Published: July 20, 1982
    REGISTRATION NUMBER: TX973106
     Registered: August 25, 1982 (19820825). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 50, Sep82
     Created: 1982
     Published: August 24, 1982
    REGISTRATION NUMBER: TX1004476
     Registered: September 27, 1982 (19820927). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 51, Oct82. (C.O. corres.)
     Created: 1982
     Published: September 21, 1982
    REGISTRATION NUMBER: TX1004477
     Registered: October 25, 1982 (19821025). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 52, Nov82
     Created: 1982
     Published: October 19, 1982
    REGISTRATION NUMBER: TX1011809
     Registered: November 26, 1982 (19821126). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 53, Dec82
     Created: 1982
     Published: November 23, 1982
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/52
DIALOG(R)File 120:U.S. Copyrights

    00159744
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX871131
     Registered: January 21, 1982 (19820121). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 43, Feb82
     Created: 1982
     Published: January 19, 1982
    REGISTRATION NUMBER: TX854039

     Registered: February 26, 1982 (19820226). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 44, Mar82
     Created: 1982
     Published: February 23, 1982
    REGISTRATION NUMBER: TX879048
     Registered: March 31, 1982 (19820331). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 45, Apr82
     Created: 1982
     Published: March 23, 1982
    REGISTRATION NUMBER: TX895622
     Registered: April 21, 1982 (19820421). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 46, May82
     Created: 1982
     Published: April 20, 1982
    REGISTRATION NUMBER: TX916440
     Registered: May 24, 1982 (19820524). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 47, Jun82
     Created: 1982
     Published: May 18, 1982
    REGISTRATION NUMBER: TX923569
     Registered: June 23, 1982 (19820623). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 48, Jul82
     Created: 1982
     Published: June 22, 1982
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: N L Communications,
     Inc.)
    NOTES: Monthly. Masthead ti.: National Lampoon magazine.
     Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/53
DIALOG(R)File 120:U.S. Copyrights

    00159743
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX740533
     Registered: July 27, 1981 (19810727). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 37, Aug81
     Created: 1981
     Published: July 21, 1981
    REGISTRATION NUMBER: TX750923
     Registered: August 24, 1981 (19810824). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 38, Sep81
     Created: 1981

     Published: August 18, 1981
    REGISTRATION NUMBER: TX775880
     Registered: September 28, 1981 (19810928). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 39, Oct81
     Created: 1981
     Published: September 22, 1981
    REGISTRATION NUMBER: TX789928
     Registered: October 23, 1981 (19811023). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 40, Nov81. (C.O. corres.)
     Created: 1981
     Published: October 20, 1981
    REGISTRATION NUMBER: TX823506
     Registered: December 30, 1981 (19811230). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 42, Jan82
     Created: 1981
     Published: December 22, 1981
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: N L Communications,
     Inc.)
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/54
DIALOG(R)File 120:U.S. Copyrights

    00159742
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX644795
     Registered: December 01, 1980 (19801201). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 29, Dec80. (C.O. corres.)
     Created: 1980
     Published: November 25, 1980
    REGISTRATION NUMBER: TX644828
     Registered: January 05, 1981 (19810105). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 30, Jan81
     Created: 1980
     Published: December 23, 1980
    REGISTRATION NUMBER: TX675911
     Registered: April 23, 1981 (19810423). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 31, Feb81
     Created: 1981
     Published: January 20, 1981
    REGISTRATION NUMBER: TX644829
     Registered: January 26, 1981 (19810126). (National Lampoon,
     Inc. (in notice: N L Communications, Inc.))

     Issue: v. 2, no. 31, Feb81
     Created: 1981
     Published: January 20, 1981
    REGISTRATION NUMBER: TX671101
     Registered: March 03, 1981 (19810303). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 32, Mar81. (C.O. corres.)
     Created: 1981
     Published: February 24, 1981
    REGISTRATION NUMBER: TX675910
     Registered: March 30, 1981 (19810330). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 33, Apr81
     Created: 1981
     Published: March 24, 1981
    REGISTRATION NUMBER: TX689192
     Registered: May 01, 1981 (19810501). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 34, May81
     Created: 1981
     Published: April 21, 1981
    REGISTRATION NUMBER: TX706321
     Registered: May 22, 1981 (19810522). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 35, Jun81
     Created: 1981
     Published: May 19, 1981
    REGISTRATION NUMBER: TX718965
     Registered: June 25, 1981 (19810625). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 36, Jul81. (C.O. corres.)
     Created: 1981
     Published: June 23, 1981
    AUTHOR(s): Hendra, Tony
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.National Lampoon, Inc. (in
     notice: NL Communications, Inc.)
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/55
DIALOG(R)File 120:U.S. Copyrights

    00159741
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX509660
     Registered: April 21, 1980 (19800421). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 22 (called 2), May80. (C.O. corres.)
     Created: 1980
     Published: April 22, 1980
    REGISTRATION NUMBER: TX521123

     Registered: July 07, 1980 (19800707). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 24, Jul80
     Created: 1980
     Published: June 24, 1980
    REGISTRATION NUMBER: TX518472
     Registered: July 28, 1980 (19800728). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 25, Aug80
     Created: 1980
     Published: July 22, 1980
    REGISTRATION NUMBER: TX537416
     Registered: September 08, 1980 (19800908). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 26, Sep80
     Created: 1980
     Published: August 26, 1980
    REGISTRATION NUMBER: TX592060
     Registered: December 05, 1980 (19801205). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 27, Oct80. (C.O. corres.)
     Created: 1980
     Published: September 23, 1980
    REGISTRATION NUMBER: TX581606
     Registered: November 10, 1980 (19801110). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 28, Nov80
     Created: 1980
     Published: October 21, 1980
    AUTHOR(s): Hendra, Tony
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc. (in notice: NL Communications,
     Inc.)
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/56
DIALOG(R)File 120:U.S. Copyrights

    00159740
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX418860
     Registered: December 14, 1979 (19791214). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 17, Dec79. (C.O. corres.)
     Created: 1979
     Published: November 20, 1979
    REGISTRATION NUMBER: TX418861
     Registered: February 21, 1980 (19800221). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 18, Jan80
     Created: 1979

     Published: December 20, 1979
    REGISTRATION NUMBER: TX418862
     Registered: February 21, 1980 (19800221). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 19, Feb80
     Created: 1980
     Published: January 22, 1980 (in notice: 1979)
    REGISTRATION NUMBER: TX424859
     Registered: February 21, 1980 (19800221). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 20, Mar80
     Created: 1980
     Published: February 19, 1980
    REGISTRATION NUMBER: TX483274
     Registered: March 24, 1980 (19800324). (National Lampoon, Inc. (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 21, Apr80. (C.O. corres.)
     Created: 1980
     Published: March 25, 1980
    REGISTRATION NUMBER: TX486569
     Registered: May 29, 1980 (19800529). (National Lampoon, Inc.
     (in notice: N L Communications, Inc.))
     Issue: v. 2, no. 23, Jun80
     Created: 1980
     Published: May 20, 1980
    AUTHOR(s): Hendra, Tony; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.National Lampoon, Inc. (in
     notice: NL Communications, Inc.)
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/57
DIALOG(R)File 120:U.S. Copyrights

    00159739
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX347663
     Registered: March 14, 1979 (19790314). (National Lampoon, Inc.)

     Issue: v. 2, no. 1, Aug78. Appl. au.: National Lampoon
     Magazine, employer for hire. (C.O. corres.)
     Created: 1978
     Published: July 25, 1978
    REGISTRATION NUMBER: TX347668
     Registered: March 14, 1979 (19790314). (National Lampoon, Inc.)

     Issue: v. 2, no. 4, Nov78. Appl. au.: National Lampoon
     Magazine, employer for hire. (C.O. corres.)
     Created: 1978
     Published: October 24, 1978
    REGISTRATION NUMBER: TX347672

     Registered: March 14, 1979 (19790314). (National Lampoon, Inc.)

     Issue: v. 2, no. 5, Dec78. Appl. au.: National Lampoon Magazine, employer for hire. (C.O. corres.)
     Created: 1978
     Published: November 21, 1978
    REGISTRATION NUMBER: TX347669
     Registered: May 03, 1979 (19790503). (National Lampoon, Inc.)
     Issue: v. 2, no. 6, Jan79. (C.O. corres.)
     Created: 1978
     Published: December 22, 1978
    REGISTRATION NUMBER: TX347667
     Registered: May 03, 1979 (19790503). (National Lampoon, Inc.)
     Issue: v. 2, no. 7, Feb79. (C.O. corres.)
     Created: 1979
     Published: January 23, 1979
    REGISTRATION NUMBER: TX347666
     Registered: May 01, 1979 (19790501). (National Lampoon, Inc.)
     Issue: v. 2, no. 8, Mar79. Appl. au.: National Lampoon Magazine, employer for hire. (C.O. corres.)
     Created: 1979
     Published: February 22, 1979
    REGISTRATION NUMBER: TX347673
     Registered: May 01, 1979 (19790501). (National Lampoon, Inc.)
     Issue: v. 2, no. 9, Apr79. Appl. au.: National Lampoon Magazine, employer for hire. (C.O. corres.)
     Created: 1979
     Published: March 20, 1979
    REGISTRATION NUMBER: TX347674
     Registered: May 01, 1979 (19790501). (National Lampoon, Inc.)
     Issue: v. 2, no. 10, May79. Appl. au.: National Lampoon Magazine, employer for hire. (C.O. corres.)
     Created: 1979
     Published: April 24, 1979
    REGISTRATION NUMBER: TX347664
     Registered: September 04, 1979 (19790904). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 11, Jun79. Appl. au.: National Lampoon Magazine, employer for hire
     Created: 1979
     Published: May 22, 1979
    REGISTRATION NUMBER: TX347665
     Registered: September 04, 1979 (19790904). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 12, Jul79. Appl. au.: National Lampoon Magazine, employer for hire
     Created: 1979
     Published: June 19, 1979
    REGISTRATION NUMBER: TX347670
     Registered: September 05, 1979 (19790905). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 13, Aug79. Appl. au.: National Lampoon Magazine, employer for hire
     Created: 1979
     Published: July 24, 1979
    REGISTRATION NUMBER: TX347671
     Registered: September 05, 1979 (19790905). (National Lampoon,

     Inc.)
     Issue: v. 2, no. 14, Sep79. Appl. au.: National Lampoon Magazine, employer for hire
     Created: 1979
     Published: August 21, 1979
    REGISTRATION NUMBER: TX360828
     Registered: October 19, 1979 (19791019). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 15, Oct79
     Created: 1979
     Published: September 25, 1979
    REGISTRATION NUMBER: TX360829
     Registered: October 19, 1979 (19791019). (National Lampoon,
     Inc.)
     Issue: v. 2, no. 16, Nov79
     Created: 1979
     Published: October 23, 1979
    AUTHOR(s): Hendra, Tony; National Lampoon Magazine; National
     Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon Magazine; National Lampoon, Inc
    APPLICATION AUTHOR(s): National Lampoon, Inc., employer for hire. OWNER(s): National Lampoon, Inc.
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.


1/9/58
DIALOG(R)File 120:U.S. Copyrights

    00159738
National Lampoon: [the humor magazine] / senior editor, Tony Hendra ... [et al.].
    CLASS:  TX (Textual Works); Serial
    STATUS: Registered
    REGISTRATION NUMBER: TX244608
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 94, Jan78
     Created: 1977
     Published: December 20, 1977
    REGISTRATION NUMBER: TX244607
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 95, Feb78
     Created: 1978
     Published: January 24, 1978 (in notice: 1977)
    REGISTRATION NUMBER: TX244606
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 96, Mar78
     Created: 1978
     Published: February 21, 1978
    REGISTRATION NUMBER: TX244605

     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 97, Apr78
     Created: 1978
     Published: March 21, 1978
    REGISTRATION NUMBER: TX244604
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 98, May78
     Created: 1978
     Published: April 25, 1978
    REGISTRATION NUMBER: TX244603
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 99, Jun78
     Created: 1978
     Published: May 23, 1978
    REGISTRATION NUMBER: TX244600
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 1, no. 100, Jul78
     Created: 1978
     Published: June 20, 1978
    REGISTRATION NUMBER: TX244601
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 2, no. 2, Sep78
     Created: 1978
     Published: August 22, 1978
    REGISTRATION NUMBER: TX244602
     Registered: March 14, 1979 (19790314). (National Lampoon. Inc.)

     Issue: v. 2, no. 3, Oct78
     Created: 1978
     Published: September 19, 1978
    AUTHOR(s): Hendra, Tony; National Lampoon Magazine
    APPLICATION AUTHOR(s): National Lampoon Magazine, employer for hire.
    OWNER(s):  National Lampoon. Inc.
    NOTES: Monthly. Other ti.: National Lampoon magazine. Description based on: Vol. 1, no. 94, Jan. 1978.
    IMPRINT: New York : National Lampoon.

1/9/1
DIALOG(R)File 120:U.S. Copyrights

    12429009
Cybercops : episode 1.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: C (Machine-readable works)
    STATUS: Registered
    REGISTRATION NUMBER: PA1000987
    DATE REGISTERED: August 02, 2000 (20000802)
    DATE OF CREATION: 1999
    DATE OF PUBLICATION: October 25, 1999
    AUTHOR(s): J2 Communications
    APPLICATION AUTHOR(s): audiovisual material: J2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    NOTES: Printout & sound cassette only deposited.
    REGISTRATION DEPOSIT: Web site.


1/9/2
DIALOG(R)File 120:U.S. Copyrights

    12389671
Virtual candidate 2000.
    APPLICATION TITLE: National lampoon virtual candidate
    CLASS:  VA (Visual Arts)
    LC RETRIEVAL CODE: S (Miscellaneous)
    STATUS: Registered
    REGISTRATION NUMBER: VA1021500
    DATE REGISTERED: February 10, 2000 (20000210)
    DATE OF CREATION: 2000
    DATE OF PUBLICATION: February 02, 2000
    AUTHOR(s): J2 Communications
    OWNER(s):  J2 Communications
    NOTES: Artwork for website.
    REGISTRATION DEPOSIT: 1 v.


1/9/3
DIALOG(R)File 120:U.S. Copyrights

    12121896
Trash tattoo.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX5067799
    DATE REGISTERED: January 28, 2000 (20000128)
    DATE OF CREATION: 1999
    DATE OF PUBLICATION: October 25, 1999
    AUTHOR(s): J2 Communications
    OWNER(s):  J2 Communications
    REGISTRATION DEPOSIT: 1 p.

1/9/4
DIALOG(R)File 120:U.S. Copyrights

    09818941
National Lampoon's truly twisted cartoons : if it's tasteless, it's in here!
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered 97038
    REGISTRATION NUMBER: TX4051392
    DATE REGISTERED: November 02, 1995 (19951102)
    DATE OF CREATION: 1995
    DATE OF PUBLICATION: June 06, 1995
    AUTHOR(s): J2 Communications
    OWNER(s):  J2 Communications (employer for hire for text)
    LIMITATION OR NEW MATTER: NM: compilation of cartoons.
    IMPRINT: Chicago : Contemporary Books, c1995.
    NLS/BPH RIGHTS: Both braille and phonorecords
    REGISTRATION DEPOSIT: 128 p.


1/9/5
DIALOG(R)File 120:U.S. Copyrights

    09648081
National Lampoon's white bread snaps.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX4254012
    DATE REGISTERED: October 17, 1995 (19951017)
    DATE OF CREATION: 1996
    DATE OF PUBLICATION: August 04, 1996
    AUTHOR(s): J2 Communications
    OWNER(s):  J2 Communications
    IMPRINT: Chicago : Contemporary Books, c1995.
    NLS/BPH RIGHTS: Both braille and phonorecords
    REGISTRATION DEPOSIT: 143 p.
    MISCELLANEOUS: C.O. corres.


1/9/6
DIALOG(R)File 120:U.S. Copyrights

    09468523
National Lampoon presents true facts : the big book : the complete, unexpurgated assembly of amazing ads, stupefying signs, weird wedding announcements, and other absurd-but-true samples of real-life funny stuff / compiled by John Bendel & Jason Ward.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX4171211
    DATE REGISTERED: December 22, 1995 (19951222)

    PREVIOUS REGISTRATION/PUBLICATION: Prev. reg. 1992, TX 3-273-518
     et al.
    DATE OF CREATION: 1995
    DATE OF PUBLICATION: September 22, 1995
    AUTHOR(s): Bendel, John; Ward, Jason
    OWNER(s):  J2 Communications
    LIMITATION OR NEW MATTER: NM: compilation.
    NOTES: Portions prev. pub. in National Lampoon presents true facts : the book, National Lampoon presents more true facts & National Lampoon totally true facts.
    IMPRINT: Chicago : Contemporary Books, c1995.
    NLS/BPH RIGHTS: Both braille and phonorecords
    REGISTRATION DEPOSIT: 277 p.


1/9/7
DIALOG(R)File 120:U.S. Copyrights

    08962946
National Lampoon totally true facts : a brand-new collection of absurd-but-true real-life funny stuff / compiled by Jason Ward.
    CLASS:  TX (Textual Works)
    LC RETRIEVAL CODE: B (Monographic works of a non-dramatic
     literary nature)
    STATUS: Registered
    REGISTRATION NUMBER: TX3984295
    DATE REGISTERED: December 12, 1994 (19941212)
    DATE OF CREATION: 1994
    DATE OF PUBLICATION: September 19, 1994
    AUTHOR(s): Ward, Jason
    OWNER(s):  J2 Communications
    IMPRINT: Chicago : Contemporary Books, c1994.
    NLS/BPH RIGHTS: Both braille and phonorecords
    REGISTRATION DEPOSIT: 184 p.


1/9/8
DIALOG(R)File 120:U.S. Copyrights

    08152164
Assignment.
    PARTY OF THE FIRST:  J2 Communications
    PARTY OF THE SECOND: Warner Brothers Television, a division of
     Warner Brothers, Inc.
    DOC TYPE: Assignment of Copyright
    WORKS: National Lampoon's true facts; book. Edited by John
         Bendel. TX 808-981 (1981)
    DATE(s) OF EXECUTION: January 15, 1993
    DATE RECORDED: January 25, 1993
    MICROFILM: V002860 P025


1/9/9
DIALOG(R)File 120:U.S. Copyrights

    08152163
Option agreement (short form)

    PARTY OF THE FIRST:  J2 Communications
    PARTY OF THE SECOND: Warner Brothers Television, a division of
     Warner Brothers, Inc.
    DOC TYPE: Assignment of Copyright
    WORKS: National Lampoon's true facts; book. Edited by John
         Bendel. TX 808-981 (1981)
    DATE(s) OF EXECUTION: January 15, 1993
    DATE RECORDED: January 25, 1993
    MICROFILM: V002860 P023


1/9/10
DIALOG(R)File 120:U.S. Copyrights

    06435929
Debby Boone's Hug-a-long songs : vol. one[-two]
    APPLICATION TITLE: Hug-a-long songs, [vol. one-two]
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA455172
    DATE REGISTERED: February 19, 1989 (19890219)
    DATE OF CREATION: 1989
    DATE OF PUBLICATION: December 29, 1989
    AUTHOR(s): J2 Communications, Inc
    APPLICATION AUTHOR(s): J2 Communications, Inc., employer for hire.
    OWNER(s):  J2 Communications; [J2 Communications, Inc]
    REGISTRATION DEPOSIT: 2 videocassettes.


1/9/11
DIALOG(R)File 120:U.S. Copyrights

    06190735
Stand-up Reagan / produced and directed by Drew Brown.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA418867
    DATE REGISTERED: April 25, 1989 (19890425)
    DATE OF CREATION: 1989
    DATE OF PUBLICATION: March 20, 1989
    AUTHOR(s): Brown, Drew; J2 Communications
    APPLICATION AUTHOR(s): J 2 Communications, employer for hire. OWNER(s): J2 Communications
    LIMITATION OR NEW MATTER: NM: compilation of preexisting film footage; all other cinematographic material.
    REGISTRATION DEPOSIT: 1 videocassette (VHS) : sd., col. ; 1/2 in.


1/9/12
DIALOG(R)File 120:U.S. Copyrights

    06190710
Ball talk : baseball's voices of summer / produced and directed by Kevin
Bender.

    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA418830
    DATE REGISTERED: April 25, 1989 (19890425)
    DATE OF CREATION: 1989
    DATE OF PUBLICATION: April 11, 1989
    AUTHOR(s): Bender, Kevin; J2 Communications
    APPLICATION AUTHOR(s): J2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    LIMITATION OR NEW MATTER: NM: compilation of preexisting footage;
     all other cinematographic material.
    REGISTRATION DE col. and some
     b & w ; 1/2 in.


R)File 120:U.S. Copyrights

    01908909
Teen steam / directors, Howard Woffinden, Rick Elgood.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA411068
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1988
    DATE OF PUBLICATION: September 15, 1988
    AUTHOR(s): Woffinden, Howard; Elgood, Rick; J2 Communications APPLICATION AUTHOR(s): J2 Communications, employer for hire. OWNER(s): J2 Communications
    REGISTRATION DEPOSIT: 1 videocassette (VHS) : sd., col. ; 1/2 in.


1/9/14
DIALOG(R)File 120:U.S. Copyrights

    01908333
Tracy Scoggins' Tough stuff / producer, Robert O. Kaplan ; director, Sandra
Hay.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA410491
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1988
    DATE OF PUBLICATION: September 15, 1988
    AUTHOR(s): Kaplan, Robert O.; Hay, Sandra; Scoggins, Tracy; J2
     Communications
    APPLICATION AUTHOR(s): J 2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    REGISTRATION DEPOSIT: 1 videocassette (VHS) : sd., col. ; 1/2 in.


1/9/15
DIALOG(R)File 120:U.S. Copyrights

    01887240

Franco Columbu's Superset shape-up / producer Helaine Swerdloff-Ross.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA388031
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1987
    DATE OF PUBLICATION: February 03, 1988
    AUTHOR(s): Columbu, Franco; Ross, Helaine Swerdloff; J2
     Communications; [Swerdloff-Ross, Helaine]
    APPLICATION AUTHOR(s): J2 Communications, employer for hire. OWNER(s): J2 Communications
    REFERENCE: Helaine Swerdloff-Ross. SEE Helaine Swerdloff-Ross. IN NOTICE: notice: 1987
    REGISTRATION DEPOSIT: 1 videocassette : sd., col. ; 1/2 in.


1/9/16
DIALOG(R)File 120:U.S. Copyrights

    01887239
Chef Paul Prudhomme's Louisiana kitchen : v. 1-2 / an R J B production ; produced by Don Weiner.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA388030
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1986
    DATE OF PUBLICATION: October 10, 1986
    AUTHOR(s): RJB; Weiner, Don; Prudhomme, Paul; J2 Communications APPLICATION AUTHOR(s): J2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    REGISTRATION DEPOSIT: 2 videocassettes : sd., col. ; 1/2 in.


1/9/17
DIALOG(R)File 120:U.S. Copyrights

    01887236
Smart cookies don't crumble / produced by Jim Thompson, Wayne Threm ; directed by Chris Shelton, Wayne Threm.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA388027
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1987
    DATE OF PUBLICATION: February 27, 1987
    AUTHOR(s): Thompson, Jim; Threm, Wayne; Shelton, Chris; Friedman,
     Sonja; Bell, (Dave) Associates; J2 Communications
    APPLICATION AUTHOR(s): J2 Communications, employer for hire. OWNER(s): J2 Communications
    NOTES: Based on the book of the same title by Sonja Friedman. CREDITS NOTE: Presented by Dave Bell Associates.
    REGISTRATION DEPOSIT: 1 videocassette (VHS) : sd., col. ; 1/2 in.

1/9/18
DIALOG(R)File 120:U.S. Copyrights

    01887025
How to have a moneymaking garage sale / a Dave Bell Associates production ; produced by Dave Bell ; directed by Johnny Lindy.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA387814
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1987
    DATE OF PUBLICATION: February 27, 1987
    AUTHOR(s): Bell, (Dave) Associates; Lindy, Johnny; J2
     Communications
    APPLICATION AUTHOR(s): J 2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    REGISTRATION DEPOSIT: 1 videocassette (24 min.) : sd., col. ; 1/2 in.


1/9/19
DIALOG(R)File 120:U.S. Copyrights

    01885286
Heidi Miller's body sculpting / producer, Cardon Walker ; directors, Cardon Walker, Michael Bonifer.
    CLASS:  PA (Performing Arts)
    LC RETRIEVAL CODE: X (Motion pictures, photoplays, filmstrips)
    STATUS: Registered
    REGISTRATION NUMBER: PA386058
    DATE REGISTERED: August 15, 1988 (19880815)
    DATE OF CREATION: 1987
    DATE OF PUBLICATION: February 03, 1988
    AUTHOR(s): Walker, Cardon; Bonifer, Michael; J2 Communications APPLICATION AUTHOR(s): J2 Communications, employer for hire.
    OWNER(s):  J2 Communications
    REGISTRATION DEPOSIT: 1 videocassette (VHS) (60 min.) : sd., col.
     ; 1/2 in.

Domain Names

1.  NATIONALLAMPOON.COM
2.  FANTASYLOSERSLEAGUE.COM
3.  J2J2.COM
4.  NATIONALLAMPOON.COM
5.  NATIONAL-LAMPOON.COM
6.  NATIONALLAMPOONDOTCOM.COM
7.  NATIONAL-LAMPOON.NET

                                   EXHIBIT C
                                   ---------

                    Jimirro Representations and Warranties

1. Authority Relative to Agreement. Jimirro has all requisite power and authority and has taken all actions necessary to execute and deliver the [Jimirro Purchase Agreement], to consummate the transactions contemplated thereby and to perform his obligations thereunder. The execution and delivery of the [Jimirro Purchase Agreement] and the consummation of the transactions contemplated thereby are not subject to or obligated under any contract, license, franchise, permit, order, or decree to which Jimirro is a party, which would be breached or violated by its executing and carrying out the [Jimirro Purchase Agreement].

2. Ownership. Jimirro is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of all of the Jimirro Shares, which Jimirro Shares, as of the Closing Date, shall be free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (including any restriction on the right to vote, sell or otherwise dispose of the Shares), other than applicable restrictions imposed by federal or state securities laws.

3. Brokers. No broker, finder, investment banker or other intermediary, has been retained by or is authorized to act on behalf of Jimirro, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission from the Company in connection with the negotiation, preparation, execution or delivery of the [Jimirro Purchase Agreement] or the transactions contemplated thereby.

                                   EXHIBIT D
                                   ---------

                   Purchasers Representations and Warranties

1. Authority Relative to Agreement. Purchasers have all requisite power and authority and have taken all actions necessary to execute and deliver the [Jimirro Purchase Agreement] [Company Purchase Agreement], to consummate the transactions contemplated thereby and to perform his respective obligations thereunder. The execution and delivery of the [Jimirro Purchase Agreement] [Company Purchase Agreement] and the consummation of the transactions contemplated thereby are not subject to or obligated under any contract, license, franchise, permit, order, or decree to which either Purchaser is a party, which would be breached or violated by its executing and carrying out the [Jimirro Purchase Agreement] [Company Purchase Agreement].

2. Knowledge of the Company. By virtue of Purchasers' current ownership position in the Company, Laikin's service as a member of the Company's Board of Directors, Purchasers' general knowledge of the securities markets, and Purchasers' specific knowledge of the current negative environment for "content" driven internet companies, the Purchasers have sufficient knowledge and experience concerning the Company and its business and operations to make an informed decision concerning their purchase of the [Jimirro] [Common] Shares and their participation in the Transactions. Purchasers specifically acknowledge that a significant portion of the revenue for the Company's fiscal year ended July 31, 2000 was related to special one-time events.

3. Accredited Investor Status. Purchasers have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement and are able to bear the economic risk of such investment for an indefinite period of time. Purchasers have been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the [Jimirro Purchase Agreement] [Company Purchase Agreement] and the purchase of the [Jimirro] [Common] Shares contemplated hereby. Purchasers are "accredited investors" as defined in Rule 501(a) under the 1933 Act. Purchasers are not acquiring any [Jimirro] [Common] Shares hereunder with any present intention of offering or selling any such shares in a transaction that would violate the 1933 Act or any state securities laws.

4. Brokers. No broker, finder, investment banker or other intermediary, has been retained by or is authorized to act on behalf of either Purchaser, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission from Jimirro or the Company in connection with the negotiation, preparation, execution or delivery of the [Jimirro Purchase Agreement] [Company Purchase Agreement] or the transactions contemplated thereby.

                                   EXHIBIT E
                                   ---------

                    Company Representations and Warranties

        (a) Absence of Certain Changes or Events. All documents delivered to Laikin as of the Closing by the Company were true, accurate and complete in all material respects, and, since the Closing, there has not been any material adverse change in the financial condition or results of operations of, or on the businesses, properties, assets, or liabilities of, the Company and its subsidiaries, taken as a whole, and the Company has not taken any actions to terminate or replace any employees of the Company, except for any such change arising out of the Transactions or of which the Purchasers were aware of prior to the date hereof, including without limitation, (i) the decrease in the cash position of the Company due, among other things, to the Company's response to the proxy solicitation commenced by Daniel S. Laikin on or about August 11, 2000 and the costs associated with this Letter Agreement, the Documentation, the Transactions or otherwise, including, without limitation, attorneys' fees and the fees of Batchelder Partners, Inc., (ii) the current negative market changes in the United States economy effecting "content" driven internet companies and the Company's ongoing losses from its internet operations, (iii) the grant of options for 36,000 shares of the Company's common stock to certain employees of the Company on December 12, 2000 and the reduction of such employees' status to part-time, and (iv) the exercise by Jimirro of 16,667 SARs for cash as of December 6, 2000.

        (b) Absence of Questionable Payments. Neither the Company nor any subsidiary of the Company nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company is in compliance in all material respects with the provisions of Section 13(b) of the 1934 Act.

        (c) Absence of Undisclosed Liabilities. Except as otherwise heretofore disclosed in writing by the Company to the Purchasers or in connection with the Transactions, the Company and its subsidiaries do not have liabilities or obligations (whether absolute, accrued, contingent, or otherwise) in the aggregate exceeding $1 million of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet, except liabilities, obligations, or contingencies which are accrued or reserved against in the Company's financial statements or reflected in the notes thereto, or which were incurred after the date of the Company's balance sheet, dated as of July 31, 2000, and either included in its Form 10-Q for the quarter ended October 31, 2000 (the "Most Recent Form 10-Q"), as filed with the Securities and Exchange Commission ("SEC"), or were incurred in the ordinary course of business and not materially inconsistent with past practices.

        (d) Authority Relative to Agreement. The Company has all requisite power and authority and has taken all actions necessary to execute and deliver this Letter Agreement, to consummate the Transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Letter Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its shareholders as provided in
Section 9(f), no other corporate proceedings on the part of the Company are necessary to authorize this Letter Agreement and the Transactions contemplated hereby are not subject to or obligated under (1) any charter, bylaw, indenture, or other loan document provision, or (2), except as set forth in the immediately following sentence, any other contract, license, franchise, permit, order, or decree to which the Company is a party, which would be breached or violated by its executing and carrying out this Letter Agreement other than, in the case of clause (2) only, any breaches or violations which, either singly or in the aggregate, will not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Transactions will result in a "Change of Control" as such term is defined under the Company's 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart Scott Act, the 1933 Act, the 1934 Act, and any applicable foreign governmental approvals (collectively, the "Foreign Laws"), and the corporation, securities, or blue sky laws of any applicable states, no filing or registration with, or authorization, consent, or approval of, any public body or authority is necessary for the consummation by the Company of the Documentation or the other transactions contemplated by this Letter Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart Scott Act, the 1933 Act, the 1934 Act, the Foreign Laws, and the corporation, securities, or blue sky laws of the applicable states, no filing or registration with, or authorization, consent, or approval of, any public body or authority is necessary for the consummation of the Transactions or any other transactions contemplated by this Letter Agreement.

        (e) Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, no par value per share, and 2,000,000 shares of Preferred Stock, no par value per share. As of December 31, 2000, 1,353,015 shares of the Company's common stock were validly issued and outstanding, fully paid, and nonassessable, and no shares of Preferred Stock were validly issued and outstanding. Since December 31, 2000, no shares of the Company's capital stock have been issued, except shares of the Company's common stock issued upon the exercise of employee stock options granted on or before December 31, 2000. Except for employee stock options outstanding at December 31, 2000 to acquire 251,665 shares of the Company's common stock and a warrant covering 50,000 shares of the Company's common stock, there are no options, warrants, or other rights, agreements, or commitments presently outstanding obligating the Company to issue shares of its capital stock.

        (f) Company Common Stock. Upon issuance, sale and delivery as contemplated by the Company Purchase Agreement, the Company Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights or other restrictions on transfer, other than those arising under applicable federal and state securities laws.

        (g) Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has corporate power to carry on its business as it is now being conducted or proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or, the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the Company.

        (h) Information on Disclosure Documents, Registration Statements, and Other Documents. None of the information with respect to the Company or its subsidiaries or the Transactions to be included in any Proxy Statement by the Company in connection with seeking shareholder approval of the Transactions (or such part thereof as may require shareholder approval), or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of the Company to be held in connection with the Transactions, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder.

        (i) Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended July 31, 2000 (the "Most Recent Form 10-K") and the Most Recent Form 10-Q, or as otherwise disclosed in writing to Purchasers (including, without limitation, the class action shareholder lawsuit related to the Company's acquisition of National Lampoon, Inc.), there is no suit, action, or proceeding pending or, except for periodic threats relating to claims by Innovative Packaging, a distribution company located in Newark, NJ, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, would result in damages not covered by insurance, in excess of $1 million or would materially and adversely affect the financial condition, businesses, or results of operations of the Company or of any subsidiary; nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

        (j) Reports and Financial Statements. As of each of their respective dates, the Company's Annual Reports on Form 10-K for the last five (5) years, as filed with the SEC, the Most Recent Form 10-Q, all proxy statements relating to all meetings of its shareholders (whether annual or special) in the last five
(5) years, and all other reports or registration statements filed by the Company with the SEC in the last five (5) years, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other/adjustments described therein.

        (k) Subsidiaries. The Company has no material subsidiaries. The Company's subsidiary, National Lampoon, Inc., a New York corporation, and each of its subsidiaries is suspended and/or has been dissolved in the State of New York. All of the outstanding shares of capital stock of such subsidiaries are validly issued, fully paid, and nonassessable. There are no existing options, calls, or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the Most Recent Form 10-K, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture, or other business association or entity.

        (l) Taxes. The Company has heretofore delivered or will make available to the Purchasers true and correct copies of the consolidated federal income tax returns, state income tax returns, and state sales tax returns filed by the Company and its subsidiaries for each of the Company's last five (5) fiscal years. The Company has filed, and each subsidiary of the Company has filed, all federal, state, and local income, franchise, sales, and other tax returns (including foreign tax returns) which were required to be filed by the Company or its subsidiaries except that (i) no tax returns have been filed for the Company or any subsidiary of the Company in the State of New York since the fiscal year ended July 31, 1996, (ii) no tax returns have been filed for any subsidiary of the Company in the State of California for the fiscal year ended June 30, 2000 and (iii) no sales tax returns have been filed for the Company or any subsidiary of the Company for the fiscal year ended June 30, 2000. The Company and its subsidiaries have paid, or made provisions for the payment of, in all material respects, all federal, foreign, state, and local income, franchise, and sales taxes due for periods covered by such returns or anticipated to be payable by them (together with applicable interest and penalties) in respect of all periods through the date hereof other than taxes which are being disputed in good faith, including, without limitation, certain tax claims by the State of New York (in an amount approximately equal to $50,000) and Canada (in an amount equal to $50). To the best knowledge of the Company, all deficiencies assessed as a result of any examination of tax returns of the Company or its subsidiaries by federal, state, or local tax authorities have been paid, and deficiencies for all taxes which have been proposed or asserted against the Company and its subsidiaries do not exceed $1 million in the aggregate for all periods. No issue has been raised during the past five years by any federal, state, or local tax authority which, if raised with regard to any other period not so examined, would be expected to result in a proposed deficiency for any other period not so examined. Neither the Company nor any of its subsidiaries have, with regard to any assets or property held, acquired, or to be acquired by them, filed a consent to the application of Section 341(f)(2) of the Internal Revenue Code, and none of such companies has granted any extension of the limitation period applicable to any claim for taxes or assessments.

        (m) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Transactions, including using its best efforts to obtain all necessary waivers, consents, and approvals, and effecting all necessary registrations and filings, subject, however, to the appropriate votes of the shareholders of the Company.

                                   EXHIBIT F
                                   ---------

                                    Form of

                       RELEASE AND STANDSTILL AGREEMENT

     This Release and Standstill Agreement (this "Agreement") is entered into as of ________________ by and among ___________ (the "Releaser"), James Jimirro ("Jimirro") and J2 Communications (the "Company").

     1.   Release.

          (a) In consideration, without limitation, of the execution of this Agreement by Jimirro and the Company, the Releaser hereby knowingly and voluntarily, on behalf of the Releaser and his or her successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys, and investigators, in any and all capacities and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions, if any, of such persons (the "Releaser Related Persons"), forever relieves, releases, and discharges Jimirro, the current directors and officers of the Company, and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, in any and all capacities and, as the case may be, controlling and/or controlled persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, and, as the case may be, controlling persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions, if any, of such persons (the "Jimirro Related Persons"; the Jimirro Related Persons and the Releaser Related Persons are sometimes referred to herein collectively as the "Related Persons"), from any and all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages and diminution in value and damages calculated as a multiple of actual damages), actions and causes of action, of whatever kind or nature, which any of the Releaser or the Releaser Related Persons now has, has ever had or may hereafter have against Jimirro or any of the Jimirro Related Persons (including, without limitation, Jimirro) on account of or arising out of the Company's response to the proxy solicitation commenced by Daniel S. Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, the Closing Date). Furthermore, the Releaser hereby knowingly and voluntarily, on behalf of the Releaser and the Releaser Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly (including without limitation by derivative action as a shareholder of the Company), asserting any claim or demand, or commencing, instituting, causing to be commenced or supporting, any claim, action or proceeding of any kind against any Jimirro Related Person (including, without limitation, Jimirro), based upon any matter purported to be released hereby. Furthermore, each Releaser hereby covenants that the Releaser will not directly or indirectly cause the Company or any other entity or individual to commence or assist the Company or any such other entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against the respective Jimirro Related Persons (including, without limitation, Jimirro) on account of or arising out of the Company's response to the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Jimirro Related Person (including, without limitation, Jimirro), and, if such an action is commenced, the Releaser will not support such derivative action and will use his best efforts to cause such action to be withdrawn or to cause the actions that are the subject thereof to be ratified and approved by the stockholders of the Company.

          (b) In consideration, without limitation, for the execution of this Agreement by the Releaser, each of Jimirro and the Company hereby knowingly and voluntarily, each on behalf of himself or itself, and his or its respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, in any and all capacities, and, as the case may be, controlling persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions and each of their respective successors, assigns, heirs, representatives, partners, affiliates, agents, employees, servants, executors, administrators, accountants, attorneys and investigators, and, as the case may be, controlling persons, stockholders, owners, officers, directors, insurers, subsidiaries (whether or not wholly-owned) and divisions, if any, of such persons, forever relieve, release, and discharge the Releaser and the Releaser Related Persons, from any and all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages and diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which any of Jimirro or the Company or any of the Jimirro Related Persons now has, has ever had or may hereafter have against the Releaser or any of the Releaser Related Persons on account of or arising out of the Company's response to the proxy solicitation commenced by Daniel S. Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date). Furthermore, each of Jimirro and the Company hereby knowingly and voluntarily, each on behalf of himself or itself and his or its Jimirro Related Persons, hereby irrevocably covenants to refrain from, directly or indirectly (including without limitation by derivative action as a shareholder of the Company), asserting any claim or demand, or commencing, instituting, causing to be commenced or supporting, any claim, action or proceeding of any kind against any Releaser Related Person, based upon any matter purported to be released hereby. Furthermore, Jimirro hereby covenants (i) if the Closing is consummated, not to knowingly assist any entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against any Releaser or Releaser Related Person on account of or arising out of the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Releaser or Releaser Related Person, and, if such an action is commenced, Jimirro will not support such derivative action and (ii) if the Closing is not consummated, not to directly or indirectly cause the Company or any other entity or individual to commence or assist the Company or any such other entity or individual in the commencement of any derivative action based on any claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, which the Company now has, has ever had or may hereafter have against any Releaser or Releaser Related Person on account of or arising out of the proxy solicitation commenced by Laikin on or about August 11, 2000 (including all actions taken or caused to be taken and all omissions to act) and any and all other matters, causes or events occurring prior to the date hereof (and if the Closing is consummated, prior to the Closing Date) against any Releaser or Releaser Related Person, and, if such an action is commenced, Jimirro will not support such derivative action and will use his best efforts to cause such action to be withdrawn or to cause the actions that are the subject thereof to be ratified and approved by the stockholders of the Company.

     2.   Indemnification.

          (a) Without in any way limiting any of the rights and remedies otherwise available to Jimirro, the Company or any other Jimirro Related Person, the Releaser hereby agrees to indemnify and hold harmless each of Jimirro, the Company and each other Jimirro Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from, or in connection with the assertion by or on behalf of, the Releaser or any Releaser Related Persons of any claim or other matter purported to be released pursuant to this Agreement.

          (b) Without in any way limiting any of the rights and remedies otherwise available to the Releaser or any other Releaser Related Person, Jimirro hereby agrees to indemnify and hold harmless the Releaser and each other Releaser Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any of Jimirro or, prior to the Closing (as hereinafter defined), the Company, of any claim or other matter purported to be released pursuant to this Agreement.

          (c) Without in any way limiting any of the rights and remedies otherwise available to the Releaser or any other Releaser Related Person, the Company hereby agrees to indemnify and hold harmless the Releaser and each other Releaser Related Person from and against all claims, debts, liabilities, losses, demands, obligations, liens, promises, acts, agreements, costs and expenses (including but not limited to costs of investigation and defense and reasonable attorneys' fees), damages (including consequential and incidental damages, diminution in value and damages calculated as a multiple of actual damages incurred), actions and causes of action, of whatever kind or nature, whether or not involving third party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of any of the Company or any other Jimirro Related Persons of any claim or other matter purported to be released pursuant to this Agreement.

     3. General Release; Waiver of Rights. The releases contained within this Agreement cover both claims that the parties and the Related Persons know about and those that the parties and the Related Persons may not know about. Each of parties, on his or her own behalf and on behalf of their Related Persons, expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California ("Section 1542")) which limits the effect of a release with respect to unknown claims. Each of the parties, on his own behalf and on behalf of each of their Related Persons, understand the significance of such release of unknown claims and the waiver of statutory protection against a release of unknown claims (such as under Section 1542).
Section 1542 states as follows:

                 A GENERAL RELEASE DOES NOT EXTEND TO
                 CLAIMS WHICH THE CREDITOR DOES NOT KNOW
                 OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME
                 OF EXECUTING THE RELEASE WHICH, IF KNOWN
                 BY HIM, MUST HAVE MATERIALLY AFFECTED HIS
                 SETTLEMENT WITH THE DEBTOR.

          Notwithstanding the provisions of Section 1542, each party, on his or its own behalf and on behalf of each of his or its Related Persons, expressly acknowledges that the releases set forth herein are intended to include all claims purported to be release hereby, both known and unknown.

     4. "Standstill" Commitments. The Releaser agrees that until the earlier of (i) the Closing (as such term is defined in that certain Letter Agreement, dated December 27, 2000, among Jimirro, the Company, Daniel S. Laikin and Paul Skjodt (a copy of which Releaser hereby acknowledges has been provided to Releaser) or (ii) the date ten years from the date hereof , without the prior written consent of the Company, the Releaser will not, directly or indirectly: (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company; (ii) except at the specific written request of the Company, propose to enter into any merger or business combination involving the Company or to purchase a material portion of the assets of the Company; (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities Exchange Act of 1934, as amended (the "1934 Act")), or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any voting securities of the Company; (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (vi) publicly announce or refer to any proposal for an extraordinary corporate transaction involving the Company, or take any action for the purpose of requiring the Company to make a public announcement regarding the possibility of any such extraordinary corporate transaction; (vii) disclose any intention, plan or arrangement inconsistent with the foregoing or advise, assist or encourage any other persons in connection with the foregoing, or request that the Company amend or waive any of the terms of this Section 4; (viii) sell more than ten percent (10%) of the total outstanding voting securities of the Company to any person, entity or "group" (within the meaning of Section 13(d)(3) of the 1934 Act)), or sell or transfer any such voting securities to any such person, entity or group who or which, after the consummation of such sale or transfer, would beneficially own more than fourteen and nine-tenths percent (14.9%)of the total outstanding voting securities of the Company; or (ix) permit any of his or her affiliates or associates (as defined in Rule 405 under the Securities Act of 1933, as amended) to do the foregoing.

     5. Governing Law; Entire Agreement; Counterparts. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of California, without regard to conflicts of laws. This Agreement constitutes the entire agreement among the parties with respect to the matters referred to herein and supersedes any prior negotiations, understandings or agreements with respect thereto. This Letter Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                    J2 COMMUNICATIONS

                                    By:___________________________

                                    Name:

                                    Title:

                                    By:___________________________

                                    Name:

                                    Title:


                                    ______________________________
                                    JAMES P. JIMIRRO



                                    ______________________________
                                    [RELEASER]